Exhibit 10_52

LEASE

KILROY REALTY

OYSTER POINT

KR OYSTER POINT 1, LLC

a Delaware limited liability company,

as Landlord,

and

CYTOKINETICS, INCORPORATED,

a Delaware corporation,

as Tenant.

TABLE OF CONTENTS

ARTICLE 1	PREMISES, BUILDING, PHASE, PROJECT, AND COMMON AREAS	6
ARTICLE 2	LEASE TERM; OPTION TERMS	14
ARTICLE 3	BASE RENT	17
ARTICLE 4	ADDITIONAL RENT	18
ARTICLE 5	USE OF PREMISES	28
ARTICLE 6	SERVICES AND UTILITIES	35
ARTICLE 7	REPAIRS	37
ARTICLE 8	ADDITIONS AND ALTERATIONS	42
ARTICLE 9	COVENANT AGAINST LIENS	44
ARTICLE 10	INDEMNIFICATION AND INSURANCE	44
ARTICLE 11	DAMAGE AND DESTRUCTION	48
ARTICLE 12	NONWAIVER	50
ARTICLE 13	CONDEMNATION	50
ARTICLE 14	ASSIGNMENT AND SUBLETTING	51
ARTICLE 15	SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	54
ARTICLE 16	HOLDING OVER	55
ARTICLE 17	ESTOPPEL CERTIFICATES	56
ARTICLE 18	SUBORDINATION	57
ARTICLE 19	DEFAULTS; REMEDIES	50
ARTICLE 20	COVENANT OF QUIET ENJOYMENT	59
ARTICLE 21	SECURITY DEPOSIT	59
ARTICLE 22	INTENTIONALLY OMITTED	60
ARTICLE 23	SIGNS	60
ARTICLE 24	COMPLIANCE WITH LAW	61
ARTICLE 25	LATE CHARGES	63
ARTICLE 26	LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT	63
ARTICLE 27	ENTRY BY LANDLORD	63
ARTICLE 28	TENANT PARKING	64
ARTICLE 29	MISCELLANEOUS PROVISIONS	65

EXHIBITS
EXHIBIT A – Outline of Floor Plans of the Premises
EXHIBIT A-1 – Site Plan of Project
EXHIBIT A-2 – Outline of Ground Floor Common Areas
EXHIBIT A-3 – Depiction of Parking Facilities
EXHIBIT B – Work Letter
SCHEDULE 1 – Base Building Plans
SCHEDULE 2 – Delivery Condition
SCHEDULE 3 – Tenant Deliverables
EXHIBIT C – Notice of Lease Term Dates
EXHIBIT D – Rules and Regulations
EXHIBIT E – Form of Tenant's Estoppel Certificate
EXHIBIT F – Form of Memorandum of Lease
EXHIBIT G – Form of Environmental Questionnaire
EXHIBIT H – Market Rent Determination Factors
EXHIBIT I – List of Qualifications of Service Providers and Agreements
EXHIBIT J – Repair, Maintenance and Improvement Specifications
EXHIBIT K – Existing Underlying Documents

Abatement Event	28
Accountant	20
Additional Abatement Notice	28
Additional Allowance	Exhibit B
Additional Notice	5
Additional Rent	11
Alterations	34
Amenity Opening Date	3
Amortization Deadline	Exhibit B
Amortization Period	Exhibit B
Amortization Rent	Exhibit B
Anticipated Delivery Date	Summary
Appealable Tax Expenses	17
Appeals Notice	17
Applicable Laws	53
Approved Working Drawings	Exhibit B
Arbitration Agreement	8
Architect	Exhibit B
Audit Period	19
Auditorium	1
Bank Prime Loan	54
Base Building	34, Exhibit B
Base Building Plans	Exhibit B
Base Building Punch List Items	Exhibit B
Base Rent	10
Base Rent Abatement	11
Base Rent Abatement Period	11
Base, Shell and Core	Exhibit B
BB HVAC System	27
BOMA 2017	3
BOMA Assumptions	3
Briefs	9
Brokers	59
Building	Summary
Building 1	Summary
Building 2	Summary
Building Structure	31
Building System	30
Building Systems	30
Building Systems Documents	29
Cafeteria	26
Capital Improvement Notice	31
capital in nature	32
Casualty	39
City	34
Clean-up	24
Closure Letter	25
Code	Exhibit B
CofO	Exhibit B
Common Areas	2
Comparable Area	Exhibit H
Comparable Buildings	Exhibit H
Comparable Transactions	Exhibit H
Construction Drawings	Exhibit B
Construction Hours	Exhibit B
Construction Schedule	Exhibit B
Contract	Exhibit B
Contractor	Exhibit B
Control	45
Coordination Fee	Exhibit B
Cosmetic Alterations	34

Cost Pools	18
Damage Termination Date	40
Damage Termination Notice	40
Delivery Condition	Exhibit B
Delivery Date	Exhibit B
Design Problem	34
Direct Expenses	11
Economic Terms	4
Emergency	33
Energy Disclosure Information	62
Energy Disclosure Requirements	62
Engineers	Exhibit B
Environmental Assessment	24
Environmental Laws	22
Environmental Permits	20
Environmental Questionnaire	21
Environmental Report	24
Estimate	18
Estimate Statement	18
Estimated Direct Expenses	18
Excess	18
Exercise Notice	8
Existing Underlying Documents	21
Expense Year	11
Experience	Exhibit I
Final Condition	Exhibit B
Final Condition Date	Exhibit B
Final Costs	Exhibit B
Final Space Plan	Exhibit B
Final Working Drawings	Exhibit B
First Offer Notice	4
First Offer Space	4
Fitness Center	1
Food and Beverage Space	3
Force Majeure	58
Force Majeure Delay	Exhibit B
Future Underlying Documents	21
Governmental Approvals	52
Hazardous Materials	21
Hazardous Materials Claims	22
HVAC	27
Identification Requirements	61
Improvement Allowance	Exhibit B
Improvement Allowance Items	Exhibit B
Improvements	Exhibit B
Initial Notice	28
Interest Rate	54
Intervening Lease	4
JAMS Arbitration	33
Landlord	1
Landlord Contribution	40
Landlord Delay Day	Exhibit B
Landlord Minor Changes	Exhibit B
Landlord Parties	36
Landlord Response Notice	8
Landlord SOV	Exhibit B
Landlord SOV Improvements	Exhibit B
Landlord Use Rights	1
Landlord's Capital Improvements	31
Landlord's Obligations to Minimize Tenant Interference	2
Landlord's Option Rent Calculation	8

Landlord's Repair Estimate Notice	40
Landlord's Set-Off Notice	33
Landlord's Statement	9
Late Delivery Abatements	Exhibit B
Lease	1
Lease Commencement Date	7
Lease Expiration Date	7
Lease Month	7
Lease Term	7
Lease Year	7
Lines	61
Loss	36
Management Fee Percentage	14
Management Standard	29
Market Rent	Exhibit H
Memorandum	57
Net Worth	45
Neutral Arbitrator	8
New Offer Terms	5
Non-Reimbursable Capital Improvements	32
Notices	58
Objectionable Name	52
OFAC	63
Operating Expenses	11
Option Rent	8
Option Rent Submittals	8
Option Term	8
Option to Extend	8
Original Improvements	38
Other Improvements	61
Other Phase Buildings	1
Other Project Buildings	1
Outside Agreement Date	8
Over-Allowance Amount	Exhibit B
Patriot Act	64
Payment Notice	Exhibit B
PCBs	21
Permitted Transferee	45
Permitted Transferee Assignee.	45
Permitted Use	Summary
Phase	Summary
Phase 1	1
Phase 2 Additional Notice	6
Phase 2 First Offer Notice	6
Phase 2 First Offer Space	6
Phase 2 First Offer Term	6
Phase 2 New Offer Terms	6
Phase 2 Right of First Offer	6
Preliminary Space Plan	Exhibit B
Premises	1
Prohibited Persons	63
Project	Summary
Proposition 13	16
Rebuttals	9
Refusal Notice	Exhibit B
Reimbursable Capital Expenditures	12
REIT	Exhibit B
Release	22
Renewal Allowance	Exhibit H
Renovations	60
rent	50

Rent	11
Right of First Offer	4
Rooftop Equipment	61
Rules and Regulations	20
Ruling	9
Sale	57
Secured Areas	55
Security Deposit	51
Sell	57
Service Agreements	29
Service Provider	Exhibit I
Service Providers	Exhibit I
Short Extended Term	10
Shuttle Service	63
Shuttle Service Riders	63
Site Operations Manager	29
Specialty Alterations	35
Specified Engineers	29
Statement	18
Stoppage	63
Subject Space	42
Submetering Equipment	27
Summary	1
Superior Leases	4
Superior Right Holders	4
Tax Expenses	15
TCCs	1
Tenant	1
Tenant Damage	33
Tenant Delay	Exhibit B
Tenant Deliverables	Exhibit B
Tenant Energy Use Disclosure	63
Tenant Funded Capital Improvements,	32
Tenant Parties	36
Tenant SOV	Exhibit B
Tenant SOV Improvements	Exhibit B
Tenant's Agents	21, Exhibit B
Tenant's Employees	29
Tenant's First Offer Exercise Notice	5
Tenant's Phase 2 First Offer Exercise Notice	6
Tenant's Rebuttal Statement	9
Tenant's Security System	28
Tenant's Share	17
Tenant's Signage	52
Tenant's Statement	9
Third Party Contractor	39
Third Party Lease	5
TI Item	Exhibit B
Transfer	45
Transfer Notice	42
Transfer Premium	44
Transferee	42
Transfers	42
Underlying Documents	21
Work Letter	1, Summary

v

OYSTER POINT

(PHASE 1)

LEASE

This Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between KR OYSTER POINT 1, LLC, a Delaware limited liability company ("Landlord"), and CYTOKINETICS INCORPORATED, a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	July 24, 2019.

2. Project; Phase; Building; Premises: (Article 1)

2.1 Project; Phase:

That certain project (the "Project") known as "Oyster Point" located in South San Francisco, California, which is comprised of (i) up to five (5) phases (each, a "Phase"), (ii) the buildings within each Phase, comprised of (a) the buildings located in Phase 1 of the Project (i.e., the Building, Building 1 and Building 2) in Phase 1 of the Project (Building 1 and Building 2 of Phase 1 are the "Other Phase Buildings"); and (b) the other buildings located within the other Phases of the Project which are not owned by Landlord (the "Other Project Buildings"), (iii) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building, the Other Phase Buildings and/or the Other Project Buildings, which are designated from time to time by Landlord (and/or any other owners of the Project) as common areas appurtenant to or servicing the Building, and any such other improvements; (iv) any additional buildings, improvements, facilities and common areas which Landlord (any other owners of the Project) may add thereto from time to time within or as part of the Project; and (v) the land upon which any of the foregoing are situated.

The Building described below is located in Phase 1 of the Project.  "Phase 1" consists of (i) the Building, (ii) a five (5) story building ("Building 1") the address of which is 354 Oyster Point Boulevard, South San Francisco, California, and (iii) a six (6)‑story building ("Building 2") the address of which is 352 Oyster Point Boulevard, South San Francisco, California.

2.2 Building:

That certain seven (7)‑story building containing approximately 234,892 rentable square feet ("Building"), the address of which is 350 Oyster Point Boulevard, South San Francisco, California, which Building includes the Food and Beverage Space, the Auditorium, and the Fitness Center (as those terms are defined below).

2.3 Premises:

234,892 rentable square feet consisting of the entirety of the space located in the Building (but not including the Amenities (as that term is defined below)), as further depicted on Exhibit A to this Lease.

3. Lease Term (Article 2):

3.1 Length of Term:	Approximately twelve (12) years.

3.2 Lease Commencement Date:

Twelve (12) months following the "Delivery Date" (as that term is defined in the Work Letter attached hereto as Exhibit B (the "Work Letter")); provided, however, in no event shall the Lease Commencement Date occur prior to (i) the Anticipated Delivery Date (as defined below) or (ii) the "Final Condition Date" (as that term is defined in the Work Letter).  The anticipated Delivery Date (" Anticipated Delivery Date") is September 1, 2020.

3.3 Lease Expiration Date:

The last day of the calendar month in which the twelfth (12th) annual anniversary of the Lease Commencement Date occurs; provided, however, to the extent the Lease Commencement Date occurs on the first day of a calendar month, then the Lease Expiration Date shall be the day immediately preceding the twelfth (12th) annual anniversary of the Lease Commencement Date.

3.4 Option Term(s):	Two (2) five (5)-year option(s) to renew, as more particularly set forth in Section 2.2 of this Lease.

4. Base Rent (Article 3):

Period During Lease Term	Annual Base Rent*	Monthly Installment of Base Rent*	Monthly Rental Rate per Rentable Square Foot*
***Lease Commencement Date – Lease Month 12	$10,456,871.40****	$871,405.95****	$5.45
Lease Month 13 – Lease Month 24	$15,899,604.60	$1,324,967.05	$5.64**
Lease Month 25 – Lease Month 36	$16,456,090.80	$1,371,340.90	$5.84**
Lease Month 37 – Lease Month 48	$17,032,053.96	$1,419,337.83	$6.04**
Lease Month 49 – Lease Month 60	$17,628,175.80	$1,469,014.65	$6.25**
Lease Month 61 – Lease Month 72	$18,245,161.92	$1,520,430.16	$6.47**
Lease Month 73 – Lease Month 84	$18,883,742.64	$1,573,645.22	$6.70**
Lease Month 85 – Lease Month 96	$19,544,673.60	$1,628,722.80	$6.93**
Lease Month 97 – Lease Month 108	$20,228,737.20	$1,685,728.10	$7.18**
Lease Month 109 – Lease Month 120	$20,936,742.96	$1,744,728.58	$7.43**
Lease Month 121 – Lease Month 132	$21,669,528.96	$1,805,794.08	$7.69**
Lease Month 133 – Lease Expiration Date	$22,427,962.44	$1,868,996.87	$7.96**

*      The initial Annual Base Rent amount was calculated by multiplying the initial Annual Rental Rate per Rentable Square Foot amount by the number of rentable square feet of space in the Premises, and the initial Monthly Installment of Base Rent amount was calculated by dividing the initial Annual Base Rent amount by twelve (12).  Both Tenant and Landlord acknowledge and agree that multiplying the Monthly Installment of Base Rent amount by twelve (12) does not always equal the Annual Base Rent amount.  In all subsequent Base Rent payment periods during the Lease Term commencing on the first (1st) day of the full calendar month that is Lease Month 13, the calculation of each Annual Base Rent amount reflects an annual increase of three and one-half percent (3.5%) and each Monthly Installment of Base Rent amount was calculated by dividing the corresponding Annual Base Rent amount by twelve (12).

**    The amounts identified in the column entitled "Annual Rental Rate per Rentable Square Foot" are rounded amounts and are provided for informational purposes only.

***  The Base Rent for the Lease Months 1 through 12 is calculated based on 159,891 rentable square feet in the Premises, notwithstanding that Tenant is leasing the entire Premises (consisting of 234,892 rentable square feet); provided, however, that Tenant shall pay Tenant's Share of Operating Expenses and Tax Expenses and all other Additional Rent based on 234,892 rentable square feet in the Premises for the entire Lease Term.

**** Subject to the terms set forth in Section 3.2 below, the Base Rent attributable to the two (2) month period commencing on the first (1st) day of the first (1st) full calendar month of the Lease Term and ending on the last day of the second (2nd) full calendar month of the Lease Term shall be abated.

5. Operating Expenses and Tax Expenses (Article 4):

This is a "TRIPLE NET" lease and as such, the provisions contained in this Lease are intended to pass on to Tenant and reimburse Landlord for the costs and expenses reasonably associated with this Lease and the Project, and Tenant's operation therefrom.  To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent, except as otherwise provided for in this Lease.

6. Tenant's Share (Article 4):	100% of the Building, subject to allocation amongst the Other Phase Buildings and the Other Project Buildings pursuant to Section 4.3 of this Lease.

7. Permitted Use (Article 5):

Tenant shall use the Premises solely for (i) general office use, (ii) general laboratory uses, (iii) research, manufacture and development uses, and (iv) other uses incidental thereto (including a vivarium, Auditorium (defined below) and Fitness Center (defined below)) that are consistent with the nature of the Project, applicable zoning, building codes or the Existing Underlying Documents, as that term is set forth in Section 5.3 of this Lease (collectively, the "Permitted Use").

8. Security Deposit (Article 21):

$5,120,645.60, subject to Article 21 of this Lease, which amount is equal to four (4) months of Base Rent for the first calendar month of the Lease Term based on the total RSF of the Premises and is subject to adjustment pursuant to the terms of Section 1.2 below.

9. Parking Passes (Article 28):	439 unreserved parking passes.

10. Address of Tenant (Section 29.18):	Cytokinetics, Incorporated 280 E Grand Ave South San Francisco, California 94080 Attention: Ching Jaw, Chief Financial Officer Telephone Number: E-mail: (Prior to Lease Commencement Date)

And	Cytokinetics, Incorporated 350 Oyster Point Boulevard, South San Francisco, California 94080 Attention: Telephone Number: E-mail: (After Lease Commencement Date)

11. Address of Landlord (Section 29.18):

KR OYSTER POINT 1, LLC

c/o Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Attention: Legal Department

with copies to:

Kilroy Realty Corporation

100 First Street, Suite 250

San Francisco, CA 94105

Attention: Mr.  John Osmond

and

Kilroy Realty Corporation

100 First Street, Suite 250

San Francisco, CA 94105

Attention: Regional Vice-President, San Francisco

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N.  Natsis, Esq.

and, for sustainability-related notices only:

Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Attention: Sara Neff, Senior Vice President – Sustainability

12. Broker(s) (Section 29.24): Representing Tenant: Gregg Domanico Managing Partner Kidder Mathews 203 Redwood Shores Parkway, Suite 530 Redwood City, CA 94065	Representing Landlord: James K. Bennett Managing Partner Executive Vice President, Life Sciences Kidder Mathews 101 Mission Street, Suite 2100 San Francisco, CA 94105

13. Improvement Allowance (Section 2 of Exhibit B):	$145.00 per rentable square foot of the Premises for a total of $34,059.340.00 (based on 234,892 rentable square feet), subject to adjustment pursuant to Section 1.2, below.

ARTICLE 1

PREMISES, BUILDING, PHASE, PROJECT, AND COMMON AREAS

1.1Premises, Building, Project and Common Areas.

1.1.1The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises").  The outline of the Premises is set forth in Exhibit A attached hereto.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the "TCCs") herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises, Phase or the Project.  Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the "Work Letter"), Tenant shall accept the Premises in its existing "as-is" condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that, except as set forth in this Lease or the Work Letter, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business (including, but not limited to, any zoning/conditional use permit requirements which shall be Tenant's responsibility and Tenant's failure to obtain any such zoning/use permits (if any are required) shall not affect Tenant's obligations under this Lease), except as specifically set forth in this Lease and the Work Letter.  Notwithstanding anything above to the contrary, Landlord covenants that, on the "Final Condition Date," as that term is defined in the Work Letter, the "Base Building," as that term is defined in Section 8.2, below, shall be in good working order and in compliance with Applicable Laws; provided, however, that, subject to and without limitation of Section 10.3.2.4 below, Landlord shall not be responsible for any Tenant Damage (as that term is defined in Section 7.5, below), and further provided that any breach by Landlord of the foregoing covenant shall be subject to cure by Landlord, at Landlord's sole cost and expense.

1.1.1.1Auditorium.  As part of constructing the Base, Shell and Core, as further described in the Work Letter, Landlord, at Landlord's sole expense, shall construct an auditorium and/or conference facilities on the first floor of the Building, as shown on Exhibit A-2 attached hereto (the "Auditorium"), which Auditorium shall be part of the Premises. Pursuant to the terms of this Section 1.1.1.1, Landlord shall have the right to access and use the Auditorium from time to time, for events hosted by or on behalf of Landlord or the operator of the Food and Beverage Space, defined below (collectively "Landlord Use Rights"); provided, that Landlord shall provide Tenant with no less than ten (10) business days' notice in advance of Landlord's exercise of the Landlord Use Rights (which notice shall include a general description of the timing and purpose of the use) and shall obtain Tenant's written approval of the scheduling of any such use of the Auditorium, which shall not be unreasonably withheld, conditioned or delayed, so as to avoid conflicts with any use of the Auditorium by Tenant.  In connection with Landlord's use of the Auditorium pursuant to this Section 1.1.1.1, Landlord shall reimburse Tenant for Tenant's actual, reasonable out-of-pocket costs of the increased janitorial and security services and utilities that Tenant will be required to provide during a Landlord event in the Auditorium.

1.1.1.2Fitness Center.  As part of constructing the Base, Shell and Core, as further described in the Work Letter, Landlord, at Landlord's sole expense, shall construct a fitness center located on the first floor of the Building, as shown on Exhibit A-2 attached hereto (the "Fitness Center"), which Fitness Center shall be part of the Premises.  Landlord shall operate the Fitness Center by providing basic towel service, janitorial service and other services consistent with Fitness Centers operated by landlords of Comparable Buildings (and in no event is Landlord required to offer fitness classes or training services).  Landlord's costs of operating the Fitness Center shall be included in Operating Expenses, except as is otherwise provided for in this Lease, and Landlord shall not charge individual users of the Fitness Center a separate charge or fee for use of the Fitness Center.  Notwithstanding the foregoing, upon no less than sixty (60) days prior written notice from Tenant to Landlord, Tenant shall have the right to take over operation of the Fitness Center.  If Tenant elects to take over operation of the Fitness Center, the parties shall reasonably cooperate with each other to facilitate such transition, including execution of commercially reasonable documentation, such as a bill of sale for any fitness equipment.  Use of the Fitness Center by Tenant shall be at the sole risk of Tenant and Landlord assumes no liability or risk associated with Tenant's use of the Fitness Center.  Tenant acknowledges that use of the Fitness Center may be unsupervised and unattended.  If Landlord is operating the Fitness Center, Tenant acknowledges that each officer or employee of Tenant who desires to use the Fitness Center will be required to sign and deliver to Landlord, a commercially reasonable release of liability agreement in such form as is customary in the industry and as may be revised by Landlord from time to time.  Landlord shall have the right, at Landlord's reasonable discretion, and in consultation with Tenant, to modify from time-to-time (but not permanently eliminate) the provision of services available at the Fitness Center.

1.1.2Project.  The site plan depicting the contemplated configuration of the Project is attached hereto as Exhibit A‑1.  Notwithstanding the foregoing or anything contained in this Lease to the contrary, Landlord has no obligation to expand or otherwise make any improvements within the Project (other than Landlord's obligation to perform all work necessary for the Final Condition (as described in Section 1.3 of the Work Letter) and the obligation to construct Buildings 1 and 2 within Phase 1 so that Tenant's Right of First Offer described in Section 1.3, below shall be exercisable).

1.1.3Common Areas.  Tenant shall have the non-exclusive right (except for the exclusive right to use the Fitness Center, as set forth below, and except as otherwise set forth in this Lease) to use in common with other tenants in the Project, and subject to the Rules and Regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas").  Subject to Landlord's Obligations to Minimize Tenant Interference (defined below) and the further restrictions set forth in Section 1.1.4, below, Landlord (and/or any other owners of the Project) reserves the right from time to time to:  (1) make Renovations (as defined in Section 29.30 below), and (y) expand or decrease the size of the Project and any Common Areas and other elements thereof, including adding, deleting and/or excluding buildings (including the Other Project Buildings) thereon and therefrom, but not deleting or excluding the Other Phase Buildings or the Common Areas within Phase 1; (2) close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project, but any closures of the Parking Facilities during regular business hours shall include the provision of temporary parking in the Project or another location in reasonable proximity to the Parking Facilities; and (3) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be reasonably appropriate.  The preceding sentence is not applicable to the Amenities, and Landlord's right to make changes to the Amenities is limited as set forth in Section 1.1.4, below.  The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to the Rules and Regulations.  Except as and to the limited extent specifically required for Landlord to perform Landlord's obligations under this Lease or required by Applicable Laws, Landlord may not (i) materially and adversely affect Tenant's right to use or access the Premises for the Permitted Use or otherwise preclude Tenant from using the Premises for the Permitted Use, (ii) materially and adversely affect Tenant's ability to access or use the Parking Facilities (as defined in Article 28 below) or Amenities in accordance with Tenant's rights set forth in this Lease (any decrease in the number of parking passes available to Tenant being deemed a material and adverse effect on Tenant's access and use of the Parking Facilities), or (iii) materially and adversely affect Tenant's ability to access or use the Common Areas within Phase 1, in each instance, other than temporary impacts caused by repairs, maintenance, renovations or replacements necessary to keep the Project in a first-class condition; and moreover, in exercising any rights under this Lease, Landlord shall use commercially reasonable efforts to minimize any material adverse effect upon Tenant's ability to use the Premises for the Permitted Use, use the Parking Facilities and Amenities as contemplated by this Lease, and use of the Common Areas providing access to the Premises and Parking Facilities (collectively, "Landlord's Obligations to Minimize Tenant Interference").

1.1.4Amenities.  Except as set forth below, Tenant's use of any other amenity areas within the Project shall only be accessible to Tenant, if Landlord (or Landlord's affiliate) makes the amenity areas available to Tenant (provided, however, that the only amenity areas which Landlord may not offer to Tenant are those provided solely to tenants of other Phases of the Project but not offered to tenants of Phase 1), and Tenant, in Tenant's sole discretion elects, in writing, to utilize such amenity areas.  If Tenant makes such election, then the costs of operating, repairing, and maintaining such future amenities shall be included in Direct Expenses, subject to Section 4.3, below.

1.1.4.1Food and Beverage Space.  As part of constructing the Base, Shell and Core, as further described in the Work Letter, Landlord, at Landlord's sole expense, shall construct a food and beverage space on the first floor of the Building, as shown on Exhibit A-2 attached hereto (the "Food and Beverage Space"), which Food and Beverage Space shall be Common Area, and shall be available for non-exclusive use by Tenant, the other tenants of the Project, and the general public.  Landlord shall operate the Food and Beverage Space, but may delegate its responsibilities hereunder to a food and beverage operator in which case such operator shall have all the rights of control attributed hereby to the Landlord.  The costs of operating the Food and Beverage Space shall be excluded from Direct Expenses (as that term is defined in Section 4.2.2, below).  The Food and Beverage Space shall be open and operating providing food service, and available for Tenant's use, on the latest of (i) the date that Tenant commences to conduct business from the Premises, and (ii) the Lease Commencement Date (collectively, the "Amenity Opening Date").  Notwithstanding the foregoing, if the Food and Beverage Space is not open and operating as of the Amenity Opening Date, then Landlord, as Tenant's sole remedy, shall make alternative food service available to Tenant within reasonable proximity to the Premises, such as by providing access to food trucks or temporary cafeterias in other areas of the Project. At Tenant's request, Landlord shall consult with Tenant, and consider recommendations, on the provision of such temporary food service. Landlord shall have the right, at Landlord's sole discretion, to modify from time-to-time (but not permanently eliminate) the provision of services available at the Food and Beverage Space.  Tenant's use of the Food and Beverage Space shall be subject to reasonable rules and regulations reasonably promulgated by Landlord from time to time.  Furthermore, Landlord shall have the right, at Landlord's sole discretion, to perform Renovations (as defined in Section 29.30, below) to the Food and Beverage Space, and to otherwise (1) close temporarily the Food and Beverage Space while engaged in making repairs, improvements or alterations to the Food and Beverage Space; and (2) perform such other acts and make such other changes with respect to the Food and Beverage Space as Landlord may, in the exercise of good faith business judgment, deem to be reasonably appropriate, so long as such changes permit the Food and Beverage Space to continue to provide food and/or beverage service available for Tenant's use at materially the same quality of service previously provided for therein, or which is otherwise consistent with the nature of the Project.

1.1.5Access.  Except when and where Tenant's right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Parking Facilities twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in Section 2.1 below.

1.2Stipulation of Rentable Square Feet of Premises and Building.  For purposes of this Lease, "rentable square feet" of the Premises shall be stipulated as set forth in Section 2.2 of the Summary to include the categorization of usable and rentable square footage within the Project that are then included in the Premises, the calculations, methodology, and assumptions detailed in that certain Preliminary Report prepared by Stevenson Systems prepared for Kilroy Realty Corporation, dated 03-13-2019, Report ID R17 (collectively, the "BOMA Assumptions").   Further, Landlord and Tenant hereby stipulate and agree that the rentable area of the Premises, based on the Base Building Plans (as that term is defined in Section 1.1 of the Work Letter) and BOMA Assumptions is as set forth in Section 2.2 of the Summary, and that such rentable area was calculated to include certain usable area of the Food and Beverage Space.  Tenant may not object to the methodology or assumptions used to determine RSF of the Premises or Building as set forth in this Lease.  Within ninety (90) days after the Delivery Date, either Landlord or Tenant may remeasure the Premises in accordance with Standard Methods of Measurement and Calculating Rentable Area – 2017 (Method A) (ANSI/BOMA Z65.1-2017) and its accompanying guidelines (collectively, "BOMA 2017") and the BOMA Assumptions; provided that the total RSF of the Premises shall not be increased by more than three percent (3%).  Landlord and Tenant agree that if there is any difference between BOMA 2017 and the BOMA Assumptions, then the BOMA Assumptions shall govern and control.  Landlord's failure to deliver written notice of such objection within said ninety (90) day period shall be deemed to constitute Landlord's acceptance of RSF set forth in this Lease.  Tenant's failure to deliver written notice of such objection within said ninety (90) day period shall be deemed to constitute Tenant's acceptance of RSF set forth in this Lease.  If Landlord remeasures the Premises, Landlord shall deliver written notice of the new RSF of the Premises to Tenant.  If elects to remeasure the Premises or if Tenant objects to Landlord's determination of the RSF of the Premises, Landlord's space planner/architect and Tenant's space planner/architect shall promptly meet and attempt to agree upon the RSF of the Premises as measured using the BOMA Assumptions.  If Landlord's space planner/architect and Tenant's space planner/architect cannot agree on the RSF of the Premises within thirty (30) days after Tenant's objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional (who shall have been active over the ten (10) year period ending on the date of such appointment in the measurement of Comparable Buildings (as defined in Exhibit H), and has not represented Landlord and/or Tenant during the five (5) year period prior to such appointment) to determine the RSF of the Premises, subject to the limitations set forth herein.  Such third party independent measurement professional's determination shall be conclusive and binding on Landlord and Tenant.  Landlord and Tenant shall equally split the fees and expenses of the independent third party space measurement professional.  If the Lease Term commences prior to the final determination of the RSF of the Premises, the RSFs set forth in this Lease shall be utilized until a final determination of the RSF of the Premises is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant.  In the event that pursuant to the procedure described in this Section 1.2 above, it is determined that the actual RSF of the Premises is different form the RSF in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the Rent, as those term is defined in Section 4.1 of this Lease, the amount of the Security Deposit, the amount of the Improvement Allowance and Additional Allowance, as those terms are defined in Section 2.1 of the Work Letter) shall be modified in accordance with such determination; provided that the total RSF of the Premises shall not be increased by more than three percent (3%).  If such determination is made, it will be confirmed in writing by Landlord to Tenant.

1.3Right of First Offer for Buildings 1 and 2.  As of the Date of this Lease, and continuing during the initial Lease Term, Tenant shall have an ongoing right of first offer (the "Right of First Offer") with respect to the entirety of the space located in Building 1 and Building 2 of Phase 1 of the Project (the "First Offer Space"), on the terms and conditions set forth in this Section 1.3.  Notwithstanding the foregoing, and subject to the terms and conditions of Section 1.3.6 below, such Right of First Offer shall be subordinate to (i) the first lease or leases entered into by Landlord for the First Offer Space and (ii) the first lease (an "Intervening Lease") entered into by Landlord during any period in which Tenant is not entitled to exercise its Right of First Offer and all expansion rights set forth in any Intervening Lease (collectively, the "Superior Leases", and the tenants under such Superior Leases are "Superior Right Holders") (including, in each instance, renewals of any such Superior Leases, irrespective of whether any such renewals are currently set forth in such leases or are subsequently granted or agreed upon, and regardless of whether such renewals are consummated pursuant to a lease amendment or a new lease).  As of the Date of this Lease, there are not any Superior Right Holders.  Notwithstanding any contrary provision in the lease of any Superior Right Holder, such rights of any Superior Right Holder shall continue to be superior to Tenant's Right of First Offer in the event that such Superior Right Holder's lease is renewed or otherwise modified (and irrespective of whether any such renewal is currently set forth in such lease or is subsequently granted or agreed upon, and regardless of whether such renewal is consummated pursuant to a lease amendment or a new lease).

1.3.1Procedure for Offer.  From time to time, prior to leasing the First Offer Space to a third party (other than to a Superior Right Holder), Landlord shall deliver written notice to Tenant (the "First Offer Notice") (a) describing the First Offer Space (or portion thereof) that is then available and pursuant to such First Offer Notice, (b) offering to lease to Tenant the First Offer Space described in the First Offer Notice, and (c) setting forth the "Economic Terms" (as that term is defined herein below), the proposed term length and anticipated delivery date upon which Landlord is willing to lease such space to Tenant.  As used in this Section 1.3, "Economic Terms" shall refer to:  (i) the rental rate; (ii) the amount of any improvement allowance or the value of any work to be performed by Landlord in connection with the lease of such space (which amount is a deduction from the cost to Tenant or such other party); (iii) the amount of free rent or abated rent; and (iv) any other monetary concessions.

1.3.2Procedure for Acceptance.  If Tenant wishes to exercise Tenant's Right of First Offer with respect to the space described in the First Offer Notice, then within ten (10) days of delivery of the First Offer Notice to Tenant, Tenant shall have the right to deliver notice to Landlord ("Tenant's First Offer Exercise Notice") of Tenant's election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice.  If Tenant does not deliver Tenant's First Offer Exercise Notice within the ten (10) day period, then Landlord shall be free to enter into a lease ("Third Party Lease") for the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires; provided, however, during the 180-day period following the initial delivery of the First Offer Notice to Tenant, if the Economic Terms that Landlord is prepared to accept under a Third Party Lease are greater than seven and five-tenths percent (7.5%) more favorable to the tenant than the Economic Terms offered by Landlord to Tenant (as determined using a "Net Equivalent Lease Rate", as defined in Exhibit H attached hereto), then Landlord shall first make an offer of such more favorable Economic Terms (as such Economic Terms are determined using a Net Equivalent Lease Rate and adjusted to account for the difference, if any, in the lease term offered to Tenant and the lease term offered to such third party) (the "New Offer Terms") to Tenant by written notice (the "Additional Notice") setting forth the New Offer Terms, and Tenant shall have five (5) business days from Tenant's receipt of the Additional Notice to accept the New Offer Terms set forth in the Additional Notice (which procedure shall be repeated until Landlord enters into a lease or lease amendment with respect to such First Offer Space which does not require Landlord to deliver another Additional Notice to Tenant pursuant to the terms of this paragraph or Tenant exercises such Right of First Offer, as applicable).  If Landlord does not lease the First Offer Space within the foregoing one hundred eighty (180) day period, then Landlord shall also provide Tenant with an Additional Notice prior to entering into a Third Party Lease.

1.3.3First Offer Term.  Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space (the "First Offer Term") shall commence on the date set forth in the First Offer Notice and shall terminate concurrently with Tenant's lease of the Premises; provided, however, the First Offer Term shall not be less than ten (10) years and if less than ten (10) years are remaining in the Lease Term of this Lease, then the Lease Term of this Lease shall be extended to be coterminous with the First Offer Term, and all terms of this Lease will be appropriately adjusted to reflect the change in the Lease Term, with (i) the extension of the then-existing Premises being on all of the same terms and conditions as this Lease (including annual increases in Base Rent of 3.5%), provided that the then-existing Premises will be leased in its "as is" condition for any extended term and no improvement allowance will be paid on account of the existing Premises, (ii) the lease of the First Offer Space on all of the terms and conditions set forth in the First Offer Notice, and (iii) Tenant's rights to the Option Terms pursuant to Section 2.2 will apply to the entire Premises, as expanded to include the First Offer Space.

1.3.4Construction in First Offer Space.  Tenant shall take the First Offer Space in its "as is" condition (except as otherwise provided in the First Offer Notice), and Tenant's construction of improvements in the First Offer Space shall comply with the terms of Article 8 of the First Offer Lease (defined below).  Any improvement allowance to which Tenant may be entitled shall be as set forth in the First Offer Notice.

1.3.5New Lease.  If Tenant timely exercises its Right of First Offer as set forth herein, then Landlord and Tenant shall, within thirty (30) days thereafter, execute a new lease for such First Offer Space (the "First Offer Lease"), which First Offer Lease shall be on the same TCCs of this Lease, except as provided in the First Offer Notice and this Section 1.3 to the contrary.  In no event shall the TCCs of Section 1.4, below apply to the First Offer Lease.  Notwithstanding the foregoing, the failure of Landlord and Tenant to execute and deliver such First Offer Lease shall not affect an otherwise valid exercise of Tenant's first offer rights or the parties' rights and responsibilities in respect thereof.

1.3.6Termination of Right of First Offer.  The Right of First Offer shall be personal to the original Tenant set forth in this Lease (the "Original Tenant") and any Permitted Transferee Assignee (as that term is defined in Section 14.8, below).  Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.3, if, as of the date of the attempted exercise of any Right of First Offer by Tenant, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, (i) Tenant failed to timely exercise its Right of First Offer with respect to such particular First Offer Space, (ii) Tenant has received written notice that Tenant is then in monetary or material non-monetary default under this Lease, which default remains uncured, (iii) Tenant has been in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure periods) more than once during the preceding twelve (12) month period, and/or (iv) Original Tenant and/or its Permitted Transferee Assignee is not in occupancy of at least seventy percent (70%) of the entire then-existing Premises.

1.4Right of First Offer for Multi-Tenant Space in Phase 2.  As of the Date of this Lease, and continuing during the initial Lease Term, Tenant shall have one-time right of first offer (the "Phase 2 Right of First Offer") with respect to any life-science space within a particular building within Phase 2 of the Project which consists of less than the entirety of the life-science space within such building (i.e., consists of life-science space within a multi-tenant building) (the "Phase 2 First Offer Space"), on the terms and conditions set forth in this Section 1.4.

1.4.1Procedure for Offer.  From time to time, prior to leasing the Phase 2 First Offer Space to a third party (other than to a Superior Right Holder), Landlord shall deliver written notice to Tenant (the "Phase 2 First Offer Notice") (a) describing the Phase 2 First Offer Space (or portion thereof) that is then available and pursuant to such Phase 2 First Offer Notice, (b) offering to lease to Tenant the Phase 2 First Offer Space described in the Phase 2 First Offer Notice, and (c) setting forth the Economic Terms, the proposed term length and anticipated delivery date upon which Landlord (or an affiliate of Landlord) is willing to lease such space to Tenant.

1.4.2Procedure for Acceptance.  If Tenant wishes to exercise Tenant's Phase 2 Right of First Offer with respect to the space described in the Phase 2 First Offer Notice, then within ten (10) days of delivery of the Phase 2 First Offer Notice to Tenant, Tenant shall have the right to deliver notice to Landlord ("Tenant's Phase 2 First Offer Exercise Notice") of Tenant's election to exercise its Phase 2 Right of First Offer with respect to the entire space described in the Phase 2 First Offer Notice on the terms contained in such notice.  If Tenant does not deliver Tenant's Phase 2 First Offer Exercise Notice within the ten (10) day period, then Landlord (or an affiliate of Landlord) shall be free to enter into Third Party Lease for the space described in the Phase 2 First Offer Notice to anyone to whom Landlord (or such affiliate of Landlord) desires on any terms Landlord (or such affiliate of Landlord) desires; provided, however, during the 180-day period following the initial delivery of the Phase 2 First Offer Notice to Tenant, if the Economic Terms that Landlord (or such affiliate of Landlord) is prepared to accept under a Third Party Lease are greater than seven and five-tenths percent (7.5%) more favorable to the tenant than the Economic Terms offered by Landlord to Tenant (as determined using a Net Equivalent Lease Rate), then Landlord shall first make an offer of such more favorable Economic Terms (as such Economic Terms are determined using a Net Equivalent Lease Rate and adjusted to account for the difference, if any, in the lease term offered to Tenant and the lease term offered to such third party) (the "Phase 2 New Offer Terms") to Tenant by written notice (the "Phase 2 Additional Notice") setting forth the Phase 2 New Offer Terms, and Tenant shall have five (5) business days from Tenant's receipt of the Phase 2 Additional Notice to accept the Phase 2 New Offer Terms set forth in the Phase 2 Additional Notice (which procedure shall be repeated until Landlord (or such affiliate of Landlord) enters into a lease or lease amendment with respect to such Phase 2 First Offer Space which does not require Landlord to deliver another Phase 2 Additional Notice to Tenant pursuant to the terms of this paragraph or Tenant exercises such Phase 2 Right of First Offer, as applicable).  If Landlord (or such affiliate of Landlord) does not lease the Phase 2 First Offer Space within the foregoing one hundred eighty (180) day period, then Landlord shall also provide Tenant with an Phase 2 Additional Notice prior to entering into a Third Party Lease for Phase 2 First Offer Space.

1.4.3Phase 2 First Offer Term.  Tenant shall commence payment of Rent for the Phase 2 First Offer Space, and the term of the Phase 2 First Offer Space (the "Phase 2 First Offer Term") shall commence on the date set forth in the Phase 2 First Offer Notice and shall terminate concurrently with Tenant's lease of the Premises; provided, however, the Phase 2 First Offer Term shall not be less than ten (10) years and if less than ten (10) years are remaining in the Lease Term of this Lease, then the Lease Term of this Lease shall be extended to be coterminous with the Phase 2 First Offer Term, and all terms of this Lease will be appropriately adjusted to reflect the change in the Lease Term, with (i) the extension of the then-existing Premises being on all of the same terms and conditions as this Lease (including annual increases in Base Rent of 3.5%), provided that the then-existing Premises will be leased in its "as is" condition for any extended term and no improvement allowance will be paid on account of the existing Premises, (ii) the lease of the Phase 2 First Offer Space on all of the terms and conditions set forth in the Phase 2 First Offer Notice, and (iii) Tenant's rights to the Option Terms pursuant to Section 2.2 will apply to the entire Premises, as expanded to include the Phase 2 First Offer Space.

1.4.4Construction in Phase 2 First Offer Space.  Tenant shall take the Phase 2 First Offer Space in its "as is" condition (except as otherwise provided in the Phase 2 First Offer Notice), and Tenant's construction of improvements in the Phase 2 First Offer Space shall comply with the terms of Article 8 of the Phase 2 First Offer Lease (defined below).  Any improvement allowance to which Tenant may be entitled shall be as set forth in the Phase 2 First Offer Notice.

1.4.5New Lease.  If Tenant timely exercises its Phase 2 Right of First Offer as set forth herein, then Landlord (or an affiliate of Landlord) and Tenant shall, within thirty (30) days thereafter, execute a new lease for such Phase 2 First Offer Space (the "Phase 2 First Offer Lease"), which Phase 2 First Offer Lease shall be on the same TCCs of this Lease, except as provided in the Phase 2 First Offer Notice and this Section 1.4 to the contrary, with appropriate modifications to account for the multi-tenant nature of the Phase 2 First Offer Space.  In no event shall the TCCs of Section 1.4, below apply to the Phase 2 First Offer Lease.  Notwithstanding the foregoing, the failure of Landlord (or affiliate of Landlord) and Tenant to execute and deliver such Phase 2 First Offer Lease shall not affect an otherwise valid exercise of Tenant's first offer rights or the parties' rights and responsibilities in respect thereof.

1.4.6Termination of Phase 2 Right of First Offer.  The Phase 2 Right of First Offer shall be personal to the Original Tenant and any Permitted Transferee Assignee.  Tenant shall not have the right to lease Phase 2 First Offer Space, as provided in this Section 1.4, if, as of the date of the attempted exercise of any Phase 2 Right of First Offer by Tenant, or, at Landlord's option, as of the scheduled date of delivery of such Phase 2 First Offer Notice to Tenant, (i) Tenant has received written notice that Tenant is then in monetary or material non-monetary default under this Lease, which default remains uncured, (ii) Tenant has been in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure periods) more than once during the preceding twelve (12) month period, and/or (iii) Original Tenant and/or its Permitted Transferee Assignee is not in occupancy of at least seventy percent (70%) of the entire then-existing Premises.  Furthermore, Landlord shall not be obligated to deliver a Phase 2 First Offer Notice more than once (and Tenant's Phase 2 Right of First Offer shall terminate upon Landlord's delivery of any Phase 2 First Offer Notice, subject to Landlord's obligations to re-offer set forth in Section 1.4.2 above). Tenant's Phase 2 Right of First Offer shall terminate upon the earlier of (a) Landlord's Sale (as defined in Section 29.20 below) of Phase 2 and (b) on the first day of the last twelve (12) months of the Lease Term (or otherwise on the date that Tenant as waived or failed to exercise any Option to Extend pursuant to Section 2.2 below), including any extensions of the Lease Term pursuant to Section 2.2 below.

ARTICLE 2

LEASE TERM; OPTION TERMS

2.1In General.  The TCCs and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated or extended as provided in this Lease.  Notwithstanding anything herein to the contrary, the TCCs of this Lease shall begin as of the Date of this Lease for purposes of Section 365(h)(1)(A)(ii) of Chapter 11 of the United States Bankruptcy Code or any similar federal or state legislation, but measurement of tis duration and the time for the performance of the obligations of the parties hereto shall be governed by the other provisions of this Lease.  For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) calendar month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first anniversary of the Lease Commencement Date occurs (or if the Lease Commencement Date is the first day of a calendar month, then the first Lease Year shall commence on the Lease Commencement Date and end on the day immediately preceding the first anniversary of the Lease Commencement Date), and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date.  For purposes of this Lease, the term "Lease Month" shall mean each succeeding calendar month during the Lease Term; provided that the first Lease Month shall commence on the Lease Commencement Date and shall end on the last day of the first (1st) full calendar month of the Lease Term and that the last Lease Month shall expire on the Lease Expiration Date.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

2.2Option Terms.

2.2.1Option Right.  Landlord hereby grants the Original Tenant and its Permitted Transferee Assignee, two (2) options (each, an "Option to Extend") to extend the then current Lease Term for the entire Premises each by a period of five (5) years (each an "Option Term").  Each such option shall be exercisable only by "Notice" (as that term is defined in Section 29.18 of this Lease) delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant has not received written notice that Tenant is then in monetary or material non-monetary default under this Lease, which default remains uncured, and (ii) Tenant has not been in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure periods) more than once during the preceding twelve (12) month period.  Upon the proper exercise of such Option to Extend, the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years.  The rights contained in this Section 2.2 shall only be exercised by the Original Tenant or its Permitted Transferee Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if Original Tenant and/or its Permitted Transferee Assignee is in occupancy of at least seventy percent (70%) of the entire then-existing Premises.

2.2.2Option Rent.  The Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Market Rent," as that term is defined in, and determined pursuant to, Exhibit H attached hereto.

2.2.3Exercise of Option.  The Options to Extend contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.  Tenant shall deliver notice (the "Exercise Notice") to Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the then current Lease Term or Option Term, as relevant, stating that Tenant is exercising its option.  Landlord shall deliver notice (the "Landlord Response Notice") to Tenant on or before the date which is thirty (30) days after Landlord's receipt of the Exercise Notice, setting forth Landlord's calculation of the Option Rent (the "Landlord's Option Rent Calculation").  Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Option Rent contained in the Landlord's Option Rent Calculation.  If Tenant does not affirmatively accept or Tenant rejects the Option Rent specified in the Landlord's Option Rent Calculation, the parties shall follow the procedure set forth in Section 2.2.4 below, and the Option Rent shall be determined in accordance with the terms of Section 2.2.4 below.

2.2.4Determination of Market Rent.  In the event Tenant timely and appropriately exercises its Option to Extend but rejects the Option Rent set forth in the Landlord's Option Rent Calculation pursuant to Section 2.2.3, above, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts.  If Landlord and Tenant fail to reach agreement upon the Option Rent applicable to the Option Term on or before the date that is ninety (90) days prior to the expiration of the initial Lease Term or Option Term, as relevant (the "Outside Agreement Date"), then the Option Rent shall be determined by arbitration pursuant to the terms of this Section 2.2.4.  Each party shall make a separate determination of the Option Rent, within five (5) business days following the Outside Agreement Date (the "Option Rent Submittals"), and such Option Rent Submittals shall be submitted to arbitration in accordance with Section 2.2.4.1 through Section 2.2.4.3, below.

2.2.4.1Within ten (10) days after the Outside Agreement Date, Landlord and Tenant shall appoint a MAI appraiser or real estate broker who shall have been active over the ten (10) year period ending on the date of such appointment in the appraising and/or leasing of Comparable Buildings (as defined in Exhibit H), and has not represented Landlord and/or Tenant during the five (5) year period prior to such appointment ("Neutral Arbitrator"). Neither the Landlord or Tenant may, directly, or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance.  The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.  The Neutral Arbitrator shall determine whether Landlord's or Tenant's Option Rent Submittal is the Option Rent.

2.2.4.2Concurrently with the appointment of the Neutral Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the "Arbitration Agreement") which shall set forth the following:

2.2.4.2.1An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;

2.2.4.2.2Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;

2.2.4.2.3That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs ten (10) business days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord's or Tenant's respective determination of Option Rent (the "Briefs");

2.2.4.2.4That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party's Brief (the "Rebuttals"); provided, however, such Rebuttals shall be limited to the facts and arguments raised in the other party's Brief and shall identify clearly which argument or fact of the other party's Brief is intended to be rebutted;

2.2.4.2.5The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, Landlord and Tenant, and each party's applicable consultants, which date shall in any event be within thirty (30) days following the appointment of the Neutral Arbitrator;

2.2.4.2.6That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

2.2.4.2.7That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions;

2.2.4.2.8The specific persons that shall be allowed to attend the arbitration;

2.2.4.2.9Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours ("Tenant's Statement");

2.2.4.2.10Following Tenant's Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours ("Landlord's Statement");

2.2.4.2.11Following Landlord's Statement, Tenant shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Landlord ("Tenant's Rebuttal Statement");

2.2.4.2.12Following Tenant's Rebuttal Statement, Landlord shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Tenant;

2.2.4.2.13That, not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the "Ruling") indicating whether Landlord's or Tenant's submitted Option Rent is closer to the Option Rent;

2.2.4.2.14That following notification of the Ruling, Landlord's or Tenant's Option Rent Submittals, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent; and

2.2.4.2.15That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.

2.2.4.2.16If a date by which an event described in Section 2.2.4.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.

2.2.4.3In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay one hundred and three percent (103%) of the Base Rent then in effect; provided that such Base Rent shall not be less than the Market Rent that Tenant submitted to arbitration nor higher than the Market Rent that Landlord submitted to arbitration, and upon the final determination of the Option Rent, (i) the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate Party shall make any corresponding payment to the other Party within thirty (30) days after the Option Rent has been finally determined, and (ii) the Parties shall execute an amendment confirming the Option Rent.  Notwithstanding the foregoing, either Party's failure to execute such amendment shall not affect the validity of such determination.

2.3Beneficial Occupancy.  Subject to the terms of this Section 2.3, if the Improvements are substantially completed prior to the Lease Commencement Date and the Final Condition Date has occurred, Tenant shall have the right thereafter to occupy the Premises prior to the Lease Commencement Date for the conduct of Tenant's business; provided that (i) Tenant shall give Landlord at least ten (10) days' prior written notice of any occupancy of the Premises for the conduct of Tenant's business, (ii) Tenant has delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with Article 10 below, and (iii) except as provided hereinbelow, all of the terms and conditions of the Lease shall apply as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 2.1, above) upon Tenant's commencement of the conduct of its business in the Premises; provided, however, notwithstanding the foregoing, Tenant shall have no obligation to pay Base Rent or Tenant's Share of Direct Expenses attributable to the Premises, though Tenant shall be obligated to pay utility costs pursuant to Article 6 below, and all other Additional Rent, if any, during such period.

2.4Short-Term Option.  Original  Tenant shall have the one-time right, upon written notice to Landlord not less than twelve (12) months prior to the expiration of the initial Lease Term, to extend the initial Lease Term for a period of up to six (6) months (as so designated, the "Short Extended Term"), in which case the Base Rent payable by Tenant during such Short Extended Term shall equal $8.24 per rentable square foot of the Premises per month, and Tenant shall continue to pay all other Rent during the Short Extended Term pursuant to the TCCs of this Lease.

ARTICLE 3

BASE RENT

3.1In General.  Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, effective no earlier than twenty (20) days after Landlord's delivery of notice, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as is expressly provided for in this Lease.  In accordance with Section 4 of the Summary, any increases in Base Rent shall occur on the first day of the applicable Lease Month.  The parties acknowledge, however, that Tenant shall pay Base Rent for each "calendar month" of the Lease Term (or a prorated portion of a "calendar month", as applicable), even though the first "Lease Month" may pertain to a period longer than one (1) calendar month.  The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid on or before January 1, 2021.  If any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable monthly installment of Base Rent.  All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2Base Rent Abatement.  Commencing on the first (1st) day of the first (1st) full calendar month of the Lease Term and ending on the last day of the second (2nd) full calendar month of the Lease Term (the "Base Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Base Rent Abatement Period (the "Base Rent Abatement").  Landlord and Tenant acknowledge that the aggregate amount of the Base Rent Abatement equals $1,742,811.90 (i.e., $871,405.95 per month), subject to adjustment pursuant to the terms of Section 1.2 above.  Tenant acknowledges and agrees that during such Base Rent Abatement Period, such abatement of Base Rent for the Premises shall have no effect on the calculation of any future increases in Base Rent or Direct Expenses payable by Tenant pursuant to the terms of this Lease, which increases shall be calculated without regard to such Base Rent Abatement.  Additionally, Tenant shall be obligated to pay all "Additional Rent" (as that term is defined in Section 4.1 of this Lease) during the Base Rent Abatement Period.  If this Lease is terminated as a result of Tenant's default under this Lease beyond notice and cure periods, then the dollar amount of the unapplied portion of the Base Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

3.3Abated Rent Buy-Out.  Notwithstanding anything above to the contrary, Landlord shall have the right to buy out all or any portion of the Base Rent Abatement at any time prior to the expiration of the Base Rent Abatement Period by (1) providing written notice thereof to Tenant and (2) simultaneously paying to Tenant the amount of Base Rent Abatement then remaining due.  If Landlord elects to buy out all or a portion of the Base Rent Abatement, Landlord and Tenant shall, at Landlord's option, enter into an amendment to this Lease.  In no event shall Landlord be obligated to pay a commission with respect to the Base Rent Abatement.

ARTICLE 4

ADDITIONAL RENT

4.1In General.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1Intentionally Deleted

4.2.2"Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

4.2.3"Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4"Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, renovation, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate management and accounting practices, consistently applied, subject to allocation pursuant to Section 4.3, below.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (but excluding the cost of electricity, gas, water and sewer services consumed in the Premises and the premises of other tenants of the Project to the extent Tenant is separately paying for the cost of electricity, gas, water and sewer services pursuant to Section 6.1.2 of this Lease), the cost of operating, repairing, replacing (to the extent they are Reimbursable Capital Expenditures (as defined below) only), maintaining, and restoring the utility, telephone, mechanical, sanitary, and storm drainage systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance required or permitted to be carried by Landlord pursuant to Section 10.2, below; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs of operating any amenities serving the Project and the costs incurred in connection with the Parking Facilities, as well as costs incurred in connection with the provision of the Shuttle Service (as that term is defined in Section 29.42); (vi) subject to exclusion (q) below, a management fee, fees and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance, replacement, renovation, repair and restoration of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to exclusion (f) below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of "Senior Asset Manager") engaged in the operation, maintenance and security of the Project; (ix) costs under any Existing Underlying Documents (as that term is defined below); (x) operation, repair, maintenance, renovation, replacement (to the extent they are Reimbursable Capital Expenditures only) and restoration of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services (but excluding the cost of providing janitorial service to the Premises and the premises of other tenants of the Project (as opposed to the Common Areas) to the extent Tenant is separately paying for the cost of providing janitorial services to the Premises pursuant to Section 6.1.5 of this Lease), replacement, renovation, restoration and repair of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance, replacement, renovation, repair and restoration of curbs and walkways, repair to roofs and re-roofing; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include a seven percent (7%) interest); (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are reasonably anticipated to reduce Operating Expenses, (B) that are required under Applicable Laws, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date pursuant to the then-current interpretation of such Applicable Laws by the applicable governmental authority as of the Lease Commencement Date, (C) that relate to the safety or security of the Common Areas or (D) repairs, maintenance or improvements solely pertaining to the Building Systems which are "capital in nature" and incurred by Landlord under Section 7.3 below (items (A) through (D) are "Reimbursable Capital Expenditures"); provided, however, that any Reimbursable Capital Expenditure shall be amortized with a seven percent (7%) interest rate over the shorter of (Y) its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied, or (Z) with respect to those items included under item (A) above, their recovery/payback period as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below (except as excluded in item (a) or any other exclusion below); and (xv) costs of any additional services not provided to the Project as of the Lease Commencement Date but which are thereafter provided by Landlord in connection with its prudent management of the Project.  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development of the Project (including costs of obtaining or complying with development approvals, entitlements, permits or other discretionary approvals, and costs of constructing the Other Project Buildings), or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas of the Project or Parking Facilities);

(b)except as set forth in items (xi), (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c)costs for which the Landlord is reimbursed (or would have been reimbursed had Landlord carried the insurance required under this Lease) by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier, by warranty, or by anyone else (except to the extent of deductibles), and utility costs for which any tenant directly contracts with the local public service company;

(d)any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

(f)the wages and benefits (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Senior Asset Manager;

(g)amount paid as ground rental for the Project by the Landlord;

(h)overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge or parking attendants at the Project shall be includable as an Operating Expense;

(j)rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k)all items, benefits and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(m)any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(n)rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings, with adjustment where appropriate for the size of the applicable project;

(o)costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(p)costs incurred to comply with laws relating to the removal of Hazardous Materials (as defined under applicable Environmental Laws), as those terms are defined in Section 5.4 below; and costs incurred to remove, remedy, contain, or treat Hazardous Materials, which Hazardous Materials are brought into the Building or onto the Project after the date hereof by Landlord or any other tenant or occupant of the Project;

(q)any management fee in excess of three percent (3%) (the "Management Fee Percentage") of Base Rent due pursuant to this Lease (during the Base Rent Abatement Period and any other period in which Tenant is receiving rent abatement, grossed up to reflect Tenant paying full rent);

(r)costs or expenses incurred in connection with the financing or sale of the Project or any portion thereof;

(s)costs of repairs or other work occasioned by Casualty (to the extent the cost of the repairs is reimbursed by insurance) or costs of any "all risk" property insurance (other than earthquake insurance) deductibles in excess of Fifty Thousand Dollars ($50,000) per occurrence and costs for deductibles for earthquake insurance, if applicable, in excess of ten percent (10%) per occurrence of the full replacement cost of the Building, the Food and Beverage Space, and Parking Facilities; provided that if Tenant's Share of any earthquake deductible will exceed an amount equal to Two and 00/100 Dollars ($2.00) per rentable square foot of the Premises in a particular calendar year (the "Annual Earthquake Deductible Cap") then only an amount up to such Annual Earthquake Deductible Cap may be included in Tenant's Share of Operating Expenses for any Expense Year, but Tenant's Share of excess amounts of such deductible may be carried forward, subject to the same Annual Earthquake Deductible Cap limitation, for inclusion in Operating Expenses up to the expiration or earlier termination of the Lease Term (as the same may be extended);

(t)costs to correct defects in the design, materials or workmanship of the Project (other than Tenant Damage);

(u)fees and penalties, including interest, incurred by Landlord due to violation by any other tenant or occupant of the Project of Applicable Laws;

(v)brokerage commissions, advertising costs, attorneys' and accountants' fees and expenses related thereto, loan brokerage fees, closing costs, interest charges and other similar costs incurred in connection with the sale, financing, refinancing, mortgaging selling or change of ownership of the Project;

(w)the costs of Landlord incurred in obtaining the initial LEED Core Shell certification of the Base Building; provided, however, that nothing herein shall be deemed to prevent Landlord from including in Operating Expenses any operational requirements of the LEED certification or any costs made necessary due to any adjustments made by Tenant that make re-certification of the Base Building necessary;

(x)any costs or expenses incurred by Landlord in the construction, operation, replacement, maintenance or repair of the Other Phase Buildings or Other Project Buildings;

(y)pollution legal liability insurance and any insurance that Landlord is not required or permitted to carry pursuant to Section 10.2;

(z)costs, fines, penalties or interest incurred due to a violation by Landlord of Applicable Laws or the terms and conditions of any lease, ground lease, mortgage or deed of trust, or any Underlying Documents;

(aa)to the extent any work performed by Landlord or any affiliate thereof (collectively, "Landlord's Compliance Work") is not in compliance with Applicable Laws as of the Final Condition Date (other than as a result of Tenant Damage (defined below)), the costs of bringing the Landlord's Compliance Work into compliance with Applicable Laws as of the date such construction permit was received;

(bb)contributions to political or charitable organizations;

(cc)interest and penalties due to late payments of taxes, utility bills or any other Landlord obligations, unless caused by the failure of tenant to pay those amounts as and when due hereunder;

(dd)costs of tenant relations parties and events;

(ee)costs and expenses to provide HVAC service, electricity, janitorial service, water, gas, fuel, steam lights, sewer service and other utilities to the premises of other tenants or occupants of the Project;

(ff)advertising or promotional expenditures, and the costs of acquiring and installing signs in the Common Areas (including the Food and Beverage Space) or on any of the Other Phase Buildings or Other Project Buildings, identifying the owner of the Project or any other tenant or occupant of the Project;

(gg)costs of any mitigation fees, impact fees, subsidies, tap-in fees, connection fees or similar one-time charges or costs (however characterized), imposed as a condition of or in connection with the initial development of the Project or Building;

(hh)any reserves for capital expenditures, future Operating Expenses or any other purpose, including any reserves under Underlying Documents;

(ii)the cost of capital improvements or other capital expenditures incurred in connection with the Project that are not Reimbursable Capital Expenditures;

(jj)costs to operate the Food and Beverage Space

(kk)costs under any Underlying Documents that are not otherwise includable as Operating Expenses pursuant to the terms of this Lease; and

(ll)any costs excluded pursuant to Section 4.3, below.

Subject to Section 4.3, below, if the Project and/or any Phase in the Project is not fully occupied during all or a portion of any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Direct Expenses for such year to determine the amount of Direct Expenses that would have been incurred had the Project (or such Phase) been fully occupied; and the amount so determined shall be deemed to have been the amount of Direct Expenses for such year.  Landlord shall not (i) make a profit by charging items to Direct Expenses that are otherwise also charged separately to others and (ii) subject to Landlord's right to adjust the components of Direct Expenses described above in this paragraph, collect Direct Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Direct Expenses.

4.2.5Taxes.

4.2.5.1"Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof (including, without limitation, the land within the Project.

4.2.5.2Subject to the restrictions of Section 4.2.5.3, below, Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13 or otherwise, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies (except as is provided for in Section 4.2.5.3, below); (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; (v) any taxes or assessments imposed due to the Project being part of any existing or future community facilities districts or otherwise contemplated by the Existing Underlying Documents; and (vi) all of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project.  All assessments that can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by Applicable Law, or otherwise shall be deemed to have been paid by Landlord in the maximum number of installments permitted by Applicable Law.

4.2.5.3Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in reasonably attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.  Refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Tax Expenses under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the TCCs of this Lease.  Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.2, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, documentary transfer taxes, capital stock or capital gain taxes, inheritance and succession taxes, estate taxes, and federal and state income taxes, (ii)  taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (iii) any items included as Operating Expenses, (iv) any items paid by Tenant under Section 4.5 of this Lease, (v) any Tax Expenses assessed on the value of improvements in the premises of any other tenant or occupant of the Project in excess of the Building Standard Amount (defined below), (vi) costs of any mitigation fees, impact fees, subsidies, tap-in fees, connection fees or similar one-time charges or costs (however characterized), imposed as a condition of or in connection with the initial development of the Project or Building, and (vii) penalties incurred as a result of Landlord's failure to pay taxes or to file any tax or informational returns, unless such failure is due to Tenant's failure to pay Tax Expenses as and when due hereunder.

4.2.5.4So long as Tenant is leasing the entire Premises, Tenant may request from Landlord whether or not Landlord intends to file an appeal of any portion of Tax Expenses which are appealable by Landlord (the "Appealable Tax Expenses") for any tax fiscal year.  Landlord shall deliver written notice to Tenant within ten (10) days after such request indicating whether Landlord intends to file an appeal of Appealable Tax Expenses for such tax fiscal year.  If Landlord indicates that Landlord will not file an appeal of such Tax Expenses, then Tenant may provide Landlord with written notice ("Appeals Notice") at least thirty (30) days prior to the final date in which an appeal must be filed, requesting that Landlord file an appeal.  Upon receipt of the Appeals Notice, but subject to the terms and conditions of this Section 4.2.5.4 below, Landlord shall promptly file such appeal and thereafter Landlord shall diligently prosecute such appeal to completion.  Tenant may at any time in its sole discretion direct Landlord to terminate an appeal it previously elected pursuant to an Appeals Notice.  In the event Tenant provides an Appeals Notice to Landlord and the resulting appeal reduces the Tax Expenses for the tax fiscal year in question as compared to the original bill received for such tax fiscal year and such reduction is greater than the costs for such appeal, then the costs for such appeal shall be included in Tax Expenses and passed through to the tenants of the Building when funds are actually received.  Alternatively, if the appeal does not result in a reduction of Tax Expenses for such tax fiscal year or if the reduction of Tax Expenses is less than the costs of the appeal, then Tenant shall reimburse Landlord, within thirty (30) days after written demand, for any and all costs reasonably incurred by Landlord which are not covered by the reduction in connection with such appeal. Tenant's failure to timely deliver an Appeals Notice shall waive Tenant's rights to request an appeal of the applicable Tax Expenses for such tax fiscal year.  In addition, Tenant's obligations to reimburse Landlord for the costs of the appeal pursuant to this Section shall survive the expiration or earlier termination of this Lease in the event the appeal is not concluded until after the expiration or earlier termination of this Lease.  Upon request, Landlord agrees to keep Tenant apprised of all tax protest filings and proceedings undertaken by Landlord to obtain a reduction or refund of Tax Expenses.

4.2.6"Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary.

4.3Allocation of Direct Expenses.

4.3.1Method of Allocation.  The Project includes multiple buildings and the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) generally should be shared on a reasonable, equitable and logical basis between Tenant as the tenant of the Building, the tenant(s) of the Other Phase Buildings and the Other Project Buildings.  In addition, the Project will be constructed in phases, with certain costs and expenses incurred in connection with a particular phase that should be shared exclusively amongst tenants of a particular phase.  Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and portions of the Direct Expenses, which portion shall be determined by Landlord on a reasonable, consistent and equitable basis, shall be allocated to the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease.  Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Phase in which the Building is located and to the Project as a whole; provided that the Direct Expenses attributable to the Food and Beverage Space are subject to the TCCs of Section 1.1.4, above and the cost pooling described in Section 4.3.2, below.  For purposes of allocating Direct Expenses during the Lease Term, those Direct Expenses not reasonably attributable exclusively to the Building shall be allocated on a rentable area basis, except where otherwise dictated by prudent commercial property management and accounting practices or to achieve an equitable and customary allocation of Direct Expenses, provided that, in either case, such method of allocation is consistent with standard industry practice.  Landlord covenants that Phase 1 is on a single legal parcel.  Any costs (including, without limitation, any taxes, assessments, and fees) that are exclusively attributable to a particular building or phase within the Project which does not include a portion of the Premises shall be excluded from the definition of Direct Expenses for purposes of this Lease.

4.3.2Cost Pools.  Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's reasonable discretion.  Such Cost Pools may include, but shall not be limited to, the office space tenants, life science tenants, and the retail space tenants of a portion of the Project, and such allocations may be implemented to reflect that certain services or amenities are not provided to certain types of space or tenants, operators or owners of a portion of the Project (including use of the Food and Beverage Space, Shuttle Service and other amenity areas), in which event Tenant's Share of Direct Expenses related to such services or amenities may be equitably adjusted to reflect the space to which such services or amenities are exclusive to Tenant (or other tenants of the Project) or generally provided or attributable to all tenants of the Phase or Project.  The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable and reasonable manner, and if applicable, shall be allocated based on the rentable area of the space subject to the Cost Pool compared to the total rentable area of the Building, Phase or Project, as applicable.  Any costs allocated to a Cost Pool which does not include a portion of the Premises (e.g., the retail Cost Pool) shall be excluded from the definition of Direct Expenses for purposes of this Lease.

4.4Calculation and Payment of Additional Rent.  Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant's Share of Direct Expenses for each Expense Year.

4.4.1Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall state in general line-by-line categories the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Direct Expenses.  Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Direct Expenses," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses (an "Excess"), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant's Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.  Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant's Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year.

4.4.2Statement of Estimated Direct Expenses.  In addition, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth in general line-by-line categories Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant's Share of Direct Expenses (the "Estimated Direct Expenses").  Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary.  Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12th) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.  Throughout the Lease Term Landlord shall maintain records with respect to Direct Expenses in accordance with sound real estate management and accounting practices, consistently applied.

4.5Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2If the improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord's "Building Standard Amount" in other space in the Building or Phase are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.  Solely for the purpose of determining Tax Expenses in this Section 4.5.2, Landlord and Tenant agree that the value of building standard improvements is $145.00 per rentable square foot (the "Building Standard Amount").  To the extent that Landlord enforces the terms of this Section 4.5.2 against Tenant, then Landlord shall not include in Tax Expenses, taxes assessed against any other tenant improvements in the Project to the extent such taxes relate to the value of such tenant improvements in excess of the Building Standard Amount.

4.5.3Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, gross receipts tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Parking Facilities and taxes or assessments due to any type of ballot measure, including an initiative adopted by the voters or local agency, or a state proposition approved by the voters; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6Landlord's Records.  Upon Tenant's written request given not more than one hundred eighty (180) days after Tenant's receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond the applicable notice and cure period provided in this Lease, specifically including, but not limited to, the timely payment of Additional Rent (whether or not the same is the subject of the audit contemplated herein), Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Direct Expenses as Tenant may reasonably request.  Landlord shall provide said documentation to Tenant within thirty (30) days after Tenant's written request therefor.  Within one hundred eighty (180) days after receipt of a Statement by Tenant (the "Audit Period"), if Tenant disputes the amount of Direct Expenses set forth in the Statement, an independent certified public accountant ("Tenant's Accountant") (which Tenant's Accountant (A) is a member of a nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office buildings, (B) is not working on a contingency fee basis [i.e., Tenant must be billed based on the actual time and materials that are incurred by the certified public accounting firm in the performance of the audit], and (C) shall not currently be providing accounting and/or lease administration services to another tenant in the Project in connection with a review or audit by such other tenant of Direct Expenses), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, audit Landlord's records with respect to the Statement (the "Independent Review") at Landlord's corporate offices, provided that (i) Tenant is not then in default under this Lease (beyond the applicable notice and cure periods provided under this Lease), and (ii) Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement.  In connection with such Independent Review, Tenant and Tenant's Accountant shall execute a commercially reasonable confidentiality agreement regarding such Independent Review.  Any audit report prepared by Tenant's Accountant shall be delivered concurrently to Landlord and Tenant within the Audit Period.  Tenant's failure to audit the amount of Direct Expenses set forth in any Statement within the Audit Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to audit the amounts set forth in such Statement.  If within sixty (60) days after Tenant submits the results of the Independent Review to Landlord, the parties have not agreed to the appropriate adjustments to Direct Expenses, then the parties shall engage a mutually and reasonably acceptable independent certified public accountant with at least ten (10) years' experience in commercial real estate accounting in San Francisco area (the "Accountant").  The Accountant shall perform an audit to determine the proper amount, at Tenant's expense; provided that if such audit by the Accountant proves that Direct Expenses set forth in the particular Statement were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such audits shall be paid for by Landlord.  Tenant hereby acknowledges that Tenant's sole right to audit Landlord's records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to audit such records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit any Tenant Party to use the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion.  Landlord acknowledges that Tenant intends to operate biology and chemistry laboratories, animal testing facilities, and related uses as permitted pursuant to Section 7 of the Summary and subject to compliance with all the TCCs of this Lease and compliance with all applicable "Environmental Laws" and "Environmental Permits" (each as defined below), and subject to the TCCs set forth in this Article 5 and in this Lease, Landlord hereby consents to Tenant's operation of the Premises for such uses.  "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Laws.  Tenant may operate its business according in accordance with the terms and condition set forth in this Article 5 and is otherwise strictly and properly monitored according to, and in compliance with, all then applicable Environmental Laws.

5.2Prohibited Uses.  The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization open to the general public; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses (other than the Cafeteria (defined below)); or (vi) communications firms such as radio and/or television stations.  Tenant further covenants and agrees that it shall not use, or suffer or permit Tenant Party to use, the Premises or any part thereof for any use or purpose contrary to the rules and regulations reasonably promulgated by Landlord from time to time ("Rules and Regulations"), the current set of which (as of the date of this Lease) is attached to this Lease as Exhibit D; or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to Hazardous Materials now or hereafter in effect; provided, however, (a) Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner, (b) any modifications to the Rules and Regulations shall be subject to Landlord's Obligations to Minimize Tenant Interference, (c) any modifications to the Rules and Regulations shall not becoming binding on Tenant until the tenth (10th) business day after Tenant receives a written copy thereof, and (d) no modifications to the Rules and Regulations will apply retroactively.  Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant's business.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

5.3Underlying Documents.  Tenant shall comply with all existing ground leases, easements, licenses, operating agreements, declarations, restrictive covenants, and instruments pertaining to the Project shown on Exhibit K (collectively, "Existing Underlying Documents").  Additionally, Tenant acknowledges that the Project may be subject to any future ground leases, easements, licenses, operating agreements, declarations, restrictive covenants, and instruments pertaining to the Project (collectively, the "Future Underlying Documents", and together with the Existing Underlying Documents, the "Underlying Documents"), which Landlord, in Landlord's discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such Future Underlying Documents; provided that Tenant shall not be obligated to be subject to, subordinate to, or comply with, or pay any amounts relating to, any portion of a Future Underlying Document that (a) would (i) materially increase Tenant's obligations under this Lease, (ii) adversely affect or diminish Tenant's rights under this Lease, or (iii) violate Landlord's Obligations to Minimize Tenant Interference, and (b) are covenants, conditions and restrictions affecting the Project (and any portion thereof) or reciprocal easement agreements affecting the Project.

5.4Hazardous Materials.

5.4.1Tenant's Obligations.

5.4.1.1Prohibitions.  Prior to occupying the Premises, Tenant shall provide Landlord with the environmental questionnaire (the "Environmental Questionnaire"), in the form attached as Exhibit G.  Prior to the date of this Lease, Tenant provided a completed version of the Environmental Questionnaire to Landlord, which Environmental Questionnaire shall be executed by Tenant (and updated as necessary) prior to occupying the Premises.  Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities, listed on the Environmental Questionnaire (as the same may be updated from time to time as provided below) or any similar chemicals or materials used for substantially the same purposes in substitution thereof in compliance with Environmental Laws, neither Tenant nor Tenant's employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, "Tenant's Agents") will produce, use, store or generate any Hazardous Materials, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or "Released," as that term is defined below, on, in, under or about the Premises.  If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease.  Upon Landlord's request (but no more than once every twelve (12) months), or in the event of any material change in Tenant's use of Hazardous Materials in the Premises, Tenant shall deliver to Landlord an updated Environmental Questionnaire.  Tenant shall notify Landlord prior to using any Hazardous Materials in the Project not described on the initial Environmental Questionnaire, and such use shall be subject to all of the provisions of this Lease.  Tenant shall not install or permit any underground storage tank on the Premises.  In addition, Tenant agrees that  shall not cause or suffer to occur, the Release of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises.  For purposes of this Lease, "Hazardous Materials" means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls ("PCBs"), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any Environmental Laws.  The term "Hazardous Materials" for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a "hazardous material" under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises.  For purposes of this Lease, "Release" or "Released" or "Releases" shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

5.4.1.2Notices to Landlord.  Unless Tenant is required by Applicable Laws to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible, but in no event later than five (5) days after (i) Tenant has actual knowledge of the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), if such Release is in violation of Environmental Laws or would otherwise cause health and safety concerns, or (ii) Tenant has actual knowledge of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant has actual knowledge of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury.  Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as "Hazardous Materials Claims".  Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims.  Additionally, Tenant shall promptly advise Landlord in writing of Tenant's discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any Environmental Laws.  Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims that involve Landlord also without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord's prior written consent.  Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim.  For purposes of this Lease, "Environmental Laws" means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (A) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (B) all requirements pertaining to the health and safety of employees or the public.  Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.4.1.3Releases of Hazardous Materials.  If any Release of any Hazardous Material in, on or from the Premises shall occur at any time during the Lease Term and/or if any other Hazardous Material condition exists at the Premises that requires response actions of any kind that is not the result of actions by Landlord or any other Landlord Parties, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, and (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, all in accordance with the provisions and requirements of this Section 5.4, including, without limitation, Section 5.4.4.  Landlord may, as required by any and all Environmental Laws, report the Release of any Hazardous Material to the appropriate governmental authority, identifying Tenant as the responsible party.  Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority with respect to any Release of Hazardous Materials in, on, under, from, or about the Premises, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive.

5.4.1.4Indemnification.

5.4.1.4.1In General.  Without limiting in any way Tenant's obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, sums paid in settlement of claims, which arise before, during or after the Lease Term in whole or in part, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant's Agents.  The foregoing obligations of Tenant shall include, including without limitation:  (i) the costs of any required or necessary removal, repair, cleanup or remediation of the Premises, and the preparation and implementation of any closure, removal, remedial or other required plans; (ii) judgments for personal injury or property damages; and (iii) all costs and expenses incurred by Landlord in connection therewith.

5.4.1.4.2Limitations.  Notwithstanding anything in Section 5.4.1.4, above, to the contrary, Tenant's indemnity of Landlord as set forth in Section 5.4.1.4, above, shall not be applicable to claims based upon Hazardous Materials not Released by Tenant or Tenant's Agents.

5.4.1.4.3Landlord Indemnity.  Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant and Tenant's Agents from and against, all third party losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) arising out of any Hazardous Materials Released by Landlord or any Landlord Parties.

5.4.1.5Compliance with Environmental Laws.  Without limiting the generality of Tenant's obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws.  Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises.  Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant's use of Hazardous Materials.  Upon request of Landlord (but no more than once every twelve (12) months, unless Landlord shall have reasonable grounds to believe that Tenant is not in compliance with its covenants under this Section 5.4.1.5), Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant's activities involving Hazardous Materials and certifying to Tenant's compliance with all Environmental Laws and the terms of this Lease.

5.4.2Assurance of Performance.

5.4.2.1Environmental Assessments In General.  Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate (and which are reasonably acceptable to Tenant) to perform "Environmental Assessments," as that term is defined below, to ensure Tenant's compliance with the requirements of this Lease with respect to Hazardous Materials.  For purposes of this Lease, "Environmental Assessment" means an assessment including, without limitation:  (i) an environmental site assessment conducted in accordance with the then-current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the "all appropriate inquiries" requirements; and (ii) sampling and testing of the Premises based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment, including, without limitation:  (A) testing of any transformers on the Premises for PCBs; (B) soil and groundwater sampling to measure the effect of any actual or suspected release or discharge of Hazardous Materials on the Premises; and (C) such other sampling and testing reasonably necessary to determine the environmental condition of the Premises.

5.4.2.2Costs of Environmental Assessments.  All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.4, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

5.4.2.3Other Matters.  Each Environmental Assessment conducted by Landlord shall be conducted:  (i) only after Landlord has provided to Tenant notice reasonably detailing the extent of Landlord's access requirement at least ten (10) days prior to the date of such Environmental Assessment; and (ii) in a manner reasonably designed to minimize the interruption of Tenant's use of the Premises, subject to the TCCs of Article 27, below.  Tenant shall have the right to reasonably approve the timing of Landlord's entry onto the Premises in order to minimize the interruption of Tenant's use of the Premises.  Landlord shall repair any damage caused by the performance of the Environmental Assessment, and shall restore the Premises to the condition existing immediately prior to the Environmental Assessment, unless response actions are required of Tenant pursuant to the provisions of this Lease based on the findings of the Environmental Assessment.

5.4.3Tenant's Obligations upon Surrender.  At the expiration or earlier termination of the Lease Term, Tenant, at Tenant's sole cost and expense, shall:  (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.2; (ii) cause all Hazardous Materials to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for the Permitted Use; and (iii) cause to be removed all containers installed or used by Tenant or Tenant's Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.4.4Clean-up.

5.4.4.1Environmental Reports; Clean-Up.  If any written report, including any report containing results of any Environmental Assessment (an "Environmental Report") shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.4, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the "Clean-up") of any Hazardous Materials is required by Environmental Laws, Tenant shall immediately prepare and submit to Landlord within sixty (60) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord's written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises is restored to the conditions required by this Lease.  Upon Landlord's approval of the Clean-up plan, Tenant shall, at Tenant's sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-up Hazardous Materials in accordance with all Applicable Laws and as required by such plan.  If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

5.4.4.2No Rent Abatement.  Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.4.4.3Surrender of Premises.  Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease, and shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender.  Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises ("Closure Letter").  Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws.

5.4.4.4Failure to Timely Clean-Up.  Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then, commencing on the later of the termination of this Lease and three (3) business days after Landlord's delivery of notice of such failure and that it elects to treat such failure as a holdover Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.4.

5.4.5Confidentiality.  Unless compelled to do so by Applicable Laws, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any person or entity (other than Tenant's consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord.  In the event Tenant reasonably believes that disclosure is compelled by Applicable Laws, it shall provide Landlord ten (10) days' advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order.  Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties' written agreement to be bound by the terms of this Section 5.4.  Unless compelled to do so by Applicable Law, valid order of a court or judicial, regulatory or administrative process, Landlord agrees that Landlord shall not disclose, discuss, disseminate or copy any information, data, findings, communications or conclusions included in any Environmental Questionnaire or reports provided by Tenant pursuant to Section 5.4.6, below, to any third party (other than Landlord's consultants, attorneys, property managers, employees, shareholders and potential and actual investors, lenders, business and merger partners, that have a need to know such information), including any governmental authority, without the prior written consent of Tenant.  In the event Landlord reasonably believes that disclosure is compelled by Applicable Laws, valid order of a court or judicial, regulatory or administrative process, it shall, to the extent legally permitted, provide Tenant ten (10) days' advance notice of disclosure of confidential information so that Tenant may attempt to obtain a protective order.  Landlord may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties' written agreement to be bound by the terms of this Section 5.4.5.

5.4.6Copies of Environmental Reports.  Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant's activities with respect to the Premises, or ground water beneath the Project, or the environmental condition or Clean-up thereof; provided that Tenant shall not be obligated to provide any such items that include proprietary or work product information relating to the conduct of Tenant's business in the Premises, and any information provided by Tenant to Landlord is provided on an as-is basis, without representation or warranty, Landlord acknowledges that such materials may not be assignable or to be relied on by Landlord pursuant to their terms.  Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

5.4.7Signs, Response Plans, Etc.  Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws.  Tenant shall also complete and file any business response plans or inventories required by any Applicable Laws.  Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.4.8Survival.  Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.4 shall survive the expiration or earlier termination of this Lease with respect to any obligation of Tenant arising during the Lease Term and shall remain effective until all of Tenant's obligations under this Section 5.4 have been completely performed and satisfied.

5.5Odors and Exhaust.  Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will the Premises be damaged by any exhaust from Tenant's operations.  Landlord and Tenant therefore agree as follows:

5.5.1Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

5.5.2Tenant shall, at Tenant's sole cost and expense, in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant's exhaust stream) as Landlord requires.  The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord's approval.  Tenant acknowledges Landlord's legitimate desire to maintain the Premises (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

5.5.3Tenant shall, at Tenant's sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord's reasonable judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant's exhaust stream that, in Landlord's reasonable judgment, emanate from the Premises.  Any work Tenant performs under this Section 5.5 shall constitute Alterations.

5.5.4Tenant's responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term.

5.5.5If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord's demand made at any time, then Landlord may, without limiting Landlord's other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord's determination, cause odors, fumes or exhaust.

5.6Cafeteria.  To the extent permitted by Applicable Law, Tenant may use a portion or portions of the Premises mutually agreed upon by Landlord and Tenant for the operation of one or more cafeterias (each, a "Cafeteria"), for the exclusive use of Tenant, Tenant's employees (including Tenant's employees who work at locations other than the Project), and Transferees and each of their respective Relatives, guests and invitees, and Tenant shall not make the Cafeteria(s) available to members of the general public.  Tenant may use the Cafeteria(s) for food and beverage preparation, handling, cooking, consumption and other associated facilities.  No cooking odors shall be emitted from the Premises other than through ventilation equipment and systems installed therein to service the Cafeteria in accordance with the provisions of Section 5.5.  The Cafeteria(s) shall be of a size permitted by Applicable Laws.  If Tenant elects, in Tenant's sole discretion, to construct a Cafeteria, Tenant shall construct such Cafeteria, if at all, as part of the Improvements or as an Alteration.  If Tenant elects to operate the Cafeteria, Tenant shall give Landlord prior notice thereof and shall submit to Landlord all necessary consents, approvals, permits or registrations, required for the construction and operation of the Cafeteria in accordance with Applicable Law.

ARTICLE 6

SERVICES AND UTILITIES

6.1Standard Tenant Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1HVAC.  In accordance with the "Base, Shell and Core" definition as provided in Section 1 of the Work Letter, the Building shall be equipped with a heating and air conditioning ("HVAC") system serving the Building (the "BB HVAC System").  Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Tenant operate and control the BB HVAC System.

6.1.2Electricity.  Landlord shall provide electrical wiring and facilities for connection to Tenant's lighting and Tenant's incidental use equipment as described in Schedule 1 to Exhibit B. Tenant shall not use combined electrical load for Tenant's incidental use equipment and Tenant's lighting fixtures in excess of the capacity of the feeders, which electrical usage shall be subject to Applicable Laws, including Title 24.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises (Landlord, as part of Operating Expenses, will replace Building-standard lamps, starters and ballasts).  Tenant shall reasonably cooperate with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the Building Systems.  All electricity usage at the Building may be monitored using separate submeters (the "Submetering Equipment") which shall be installed by Landlord for the Building Systems.  Tenant shall be responsible to pay directly, and not as a part of Operating Expenses, for the cost of all electricity shown on the Submetering Equipment.  Tenant may audit Landlord's readings of the Submetering Equipment and Landlord shall deliver reasonably detailed invoices to Tenant reflecting Landlord's reading of the Submetering Equipment and resulting electricity costs.

6.1.3Water and Sewer.  Landlord shall cause water and sewer to be supplied to the Building.  Landlord shall install Submetering Equipment to monitor the amount of water used in the Premises, and Tenant shall be responsible to pay directly, and not as a part of Operating Expenses, for the cost of all water shown on the Submetering Equipment.

6.1.4Gas.  Landlord shall cause gas to be supplied to the Building.  Tenant shall pay for the costs of such direct gas use, within thirty (30) days after demand and as Additional Rent under this Lease (and not as part of the Operating Expenses).

6.1.5Janitorial.  Landlord shall provide janitorial services for the Common Areas and exterior window washing services, in a manner consistent with the standards of the Project; but Landlord shall not provide janitorial services for the Premises. Tenant shall perform all janitorial services and other cleaning within the Premises in a manner consistent with the standards of the Project.  Without Landlord's prior consent, Tenant shall not use (and upon notice from Landlord shall cease using) janitorial service providers who would, in Landlord's reasonable and good faith judgment, disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.

6.1.6Elevator.  Landlord shall provide non-attended automatic passenger elevator service for the Building.

6.1.7Loading Dock.  Tenant shall have exclusive use of the Building loading dock for deliveries to Tenant.

6.1.8Risers, Raceways, Shafts, Conduits.  Tenant, at no additional charge to Tenant, may utilize the Building risers, raceways, shafts and conduit; provided that Tenant permits reasonable use of such risers, raceways, shafts and conduits by Landlord or its designees relating to the Food and Beverage Space.

6.1.9Access Control; Tenant's Security Systems.  Landlord shall provide reasonable access-control services for the Parking Facilities in a manner materially consistent with the services provided by landlords of Comparable Buildings.  Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or Project of any person.  Tenant may, at its own expense, install its own security system ("Tenant's Security System") in the Premises, including lobbies and elevators providing access to the Building and Premises.  Tenant's Security System shall be installed as an Alteration or Improvement, and subject to the TCCs of Article 8 or the Work Letter, as applicable.

6.2Supplemental HVAC.  Subject to Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to install a supplemental HVAC system serving all or any portion of the Premises.  Any such supplemental HVAC system shall be installed pursuant to the terms of Article 8 or the Work Letter, if installed as part of the initial Improvements, and shall be deemed an Alteration (or Improvement, as applicable) for purposes of this Lease; provided, however, it shall be deemed reasonable for Landlord to withhold its approval to the extent any such installation would materially interfere with, or materially increase the cost of, Landlord's maintenance or operation of the Project, unless Tenant agrees to pay for such increased costs, or if any such installation would violate Applicable Laws.

6.3Interruption of Use.  Tenant agrees that, except as provided for in Section 6.4 below, Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or Casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in Section 6.4 or elsewhere in the Lease.  Furthermore that Landlord shall not be liable under any circumstances for a loss of, or injury to, property (including scientific research and any intellectual property) or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4Abatement Event.  If (i) Landlord fails to perform the obligations required of Landlord under the TCCs of this Lease, (ii) such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant, and (iii) such failure relates to (A) the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the electricity or gas in the Premises, or (B) a failure to provide access to the Premises, Tenant shall give Landlord notice (the "Initial Notice"), specifying such failure to perform by Landlord (the "Abatement Event").  If Landlord has not cured such Abatement Event within five (5) business days after the receipt of the Initial Notice, Tenant may deliver an additional notice to Landlord (the "Additional Abatement Notice"), specifying such Abatement Event and Tenant's intention to abate the payment of Rent under this Lease.  If Landlord does not cure such Abatement Event within five (5) business days of receipt of the Additional Abatement Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date five (5) business days after the Initial Notice to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises.  If any Abatement Event also affects the Food and Beverage Space, Landlord shall use reasonable efforts to make alternative food service available to Tenant, such as by providing access to food trucks or cafeterias in other Phases.  Such right to abate Rent shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event.  Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

7.1Project Management.  Landlord and Tenant acknowledge and agree that Tenant shall be responsible for obligations related to the maintenance and repair of the Building Systems that do not serve Common Areas and/or other tenant spaces in accordance with the following provisions of this Article 7, subject to the TCCs of Section 7.3, below.

7.1.1Management Standards.

7.1.1.1Professional Management.  Tenant shall manage and perform (or shall cause a third-party property management company to perform) in a manner consistent with the standards followed at the Project (the "Management Standard").

7.1.1.2Management Staff.  Tenant shall maintain (or shall cause a third‑party property management company to maintain) an engineering staff in numbers, for positions, and of a quality level and Experience (as defined in Exhibit I) consistent with the Management Standard (collectively, "Tenant's Employees") as Tenant shall determine is reasonably required to perform Tenant's duties under this Article 7 as to the Building Systems.  Those Tenant's Employees expressly specified in Exhibit I (the "Specified Engineers") shall meet the requirements set forth in Exhibit I attached hereto.  The name, address, daytime and evening telephone and email addresses of the lead contact for Tenant's Employees (the "Site Operations Manager") shall be furnished to Landlord and updated reasonably promptly if the same shall change.  All matters pertaining to the employment or retention of such Tenant's Employees or independent contractors are the responsibility of Tenant, who shall in all respects be the employer of Tenant's Employees or the contracting party with any independent contractor.  At no time shall the Tenant's Employees and/or independent contractors of Tenant and/or their employees be considered employees or independent contractors of Landlord.

7.1.1.3Service Agreements.  Tenant shall enter into service, repair and maintenance agreements (collectively, the "Service Agreements") for the Building Systems, upon the terms and conditions and with providers as required under Exhibit I of this Lease.  Each and every Service Agreement shall be provided to Landlord prior to finalization and Landlord shall have the reasonable right to approve or disapprove of the form or contents of the Service Agreements or the persons or entities to be engaged thereunder; provided, however, Landlord may not disapprove any Service Agreement that (i) is utilized by Landlord (or its affiliates) for the same services from the same provider at other properties owned by Landlord (or its affiliates), (ii) Landlord has previously approved for the same services, and/or (iii) are consistent with the terms of Exhibit I and this Lease.  Within ten (10) business days of Landlord's request, Tenant shall deliver a copy of all current Service Agreements to Landlord.  Notwithstanding any contrary provision of this Section 7.1.1, Tenant shall deliver to Landlord prior to the Lease Commencement Date a complete list of the providers with whom Tenant has entered into Service Agreements, and such list shall be updated annually by Tenant and delivered to Landlord on or prior to each anniversary of the Lease Commencement Date.

7.1.2Meeting Requirements and Landlord's General Inspection Rights.  The Site Operations Manager shall be available for monthly meetings with Landlord at the Building to (i) conduct (x) a cursory inspection (i.e., a visual walk through) of the condition of the Building, the Building exterior, the Building Systems, and Tenant's performance of its obligations under this Article 7 and (y) no more frequently than once per each six (6) months, a full inspection of the condition of the Building, the Building exterior, the Building Systems, and Tenant's performance of its obligations under this Article 7, (ii) review and discuss Tenant's Employees and Tenant's management procedures with respect to the Building Systems, (iii) review and discuss the Service Agreements, and (iv) as part of the meetings on a quarterly basis, discuss the condition of the Building Systems (including quality of improvement and maintenance and repair requirements for the Building Systems), provided that either party shall have the right to call more frequent meetings with the other party to deal with emergency situations or if Landlord reasonably believes that Tenant is in breach of the terms of this Article 7.  Tenant shall accommodate Landlord's requests for inspections in good faith.

7.1.3Records and Reports Requirements.  All plans and specifications maintained by Tenant in connection with the Building Systems, and any warranties and guaranties and operating manuals relating to the Building Systems (collectively, the "Building Systems Documents") shall be maintained by Tenant throughout the Lease Term and delivered to Landlord upon the expiration or earlier termination of the Lease Term or any termination of Tenant's management of the Building Systems under this Article 7 or this Lease, to the extent not previously delivered to Landlord on an as-is basis, without representation or warranty, Landlord acknowledges that such materials may not be assignable or to be relied on by Landlord pursuant to their terms.

7.1.4Tenant's Risk Management Obligations.  Tenant shall promptly inform Landlord as to all alleged accidents known to Tenant and/or all claims for damages relating to the Building Systems known to Tenant.

7.1.5Landlord's Right to Inspect Tenant's Records.  From time to time but no more than once per calendar quarter, Landlord shall have the right to inspect Tenant's records (including the Building System Documents) relating to the performance of Tenant's obligations under this Section 7.1.  Tenant shall make such records reasonably available to Landlord electronically or at Tenant's offices within ten (10) business days of receipt of a request therefor.

7.1.6Tenant's Responsibilities Upon Termination of Tenant's Management of the Building Systems under this Article 7.  Upon the expiration or earlier termination of this Lease for any reason, or upon any termination of Tenant's management of the Building Systems under this Article 7 or this Lease, Tenant shall within ten (10) business days following receipt of a written request from Landlord, deliver the following to Landlord, or Landlord's appointed agent (except to the extent that any such item has already been delivered to Landlord).

7.1.6.1At Landlord's option, an assignment to Landlord, or its nominee or designee, of all Service Agreements with third parties, to the extent assignable (and Tenant is not obligated to make any Service Agreements assignable), provided that Tenant is released from all liability thereunder from and after the date of such assignment and Landlord pays any fees associated with the transfer thereof.

7.1.6.2The Building System Documents (copies thereof where reasonably acceptable).

7.1.6.3All personal property used solely and exclusively in the maintenance and repair of the Building Systems originally delivered by Landlord to Tenant, subject to reasonable wear and tear and Casualty, without representation and/or warranty from Tenant.

7.1.6.4Copies of any repair and maintenance records for the Building Systems.

7.1.6.5Any other tangible items in Tenant's possession or control that are exclusively used in connection with the management of the Tenant Building Systems that Landlord may reasonably require in taking over the management thereof at Landlord's reasonable cost without representation and/or warranty from Tenant.

7.1.7Testing.  Tenant shall operate, maintain, and test the Building Systems including all subsystems in any special areas as designated by Landlord, as required by the terms of this Lease and in a manner consistent with the Management Standard.  Tenant shall conduct such testing and maintenance in accordance with applicable Laws.

The obligation of Tenant to deliver the foregoing shall survive the termination of Tenant's obligation to manage the Project.

7.2Repair, Maintenance and Testing.

7.2.1Tenant's Repair and Maintenance Obligations.  Tenant shall, at Tenant's sole cost and expense (except as provided for in Section 7.3 and Section 7.5 below), (i) maintain and repair all portions of the Building Systems including, but not limited to, the sewer lines, lab waste systems, grease traps, HVAC, Building automation systems, mechanical, water, electrical, plumbing, fire/life-safety, vertical transportation and elevator systems other than any elevators in the Building which do not service the Premises, and low-rise fire shutters (individually, a "Building System," and collectively, the "Building Systems") that do not serve Common Areas and/or other tenant spaces, including complying with the specifications set forth in Exhibit J, attached hereto, and in accordance with the Management Standard, and (ii) maintain and repair the Premises, and including all improvements, fixtures, equipment, interior window coverings, and furnishings therein, and the floor or floors of the Building on which the Premises is located in good repair and condition, in a manner commensurate with the Other Phase Buildings and Other Project Buildings and in a clean, safe and neat condition, subject to reasonable wear and tear.  Notwithstanding any provision to the contrary contained in this Lease, Tenant's obligations to comply with applicable Laws are set forth in Section 24.1 below, and not in this Section 7.2.  Notwithstanding the foregoing, subject to Section 10.3.2.2 below, Landlord shall be responsible for any costs incurred by Tenant to perform any work caused by the negligence or willful misconduct of any Landlord Party.  Landlord hereby assigns to Tenant on a non-exclusive basis with Landlord all existing and any future warranties with respect to the Building Systems or otherwise that would reduce Tenant's repair and/or maintenance obligations hereunder and shall cooperate with Tenant, at no out-of-pocket expense to Landlord, to enforce all such warranties.  Notwithstanding the foregoing, if any obligation for Tenant in this Section 7.2.1 is "capital in nature", Tenant shall notify Landlord as set forth in Section 7.3 below and Landlord shall perform such modifications pursuant to Section 7.3, and the parties shall be responsible for the respective costs as set forth in Section 7.3 below.  At Landlord's option, if Tenant fails to perform the repair or maintenance required in this Section 7.2, Landlord may, after written notice to Tenant, and after affording Tenant a reasonable time period (not to exceed three (3) business days) within which to commence and thereafter diligently pursue the completion of such repair or maintenance, and after providing Tenant a second notice setting forth Landlord's intention to engage in self-help (except in the event of an emergency, in which case only one (1) business day notice to Tenant shall be required), but need not, perform such repairs or maintenance, and Tenant shall pay Landlord the actual third-party out-of-pocket reasonable cost thereof, including a reasonable percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and/or maintenance within thirty (30) days following Landlord's delivery of: (a) a written notice describing in reasonable detail the action taken by the Landlord, and (b) reasonably satisfactory evidence of the actual third-party out-of-pocket reasonable cost of such remedy, including a description of the contractors and materials used, a copy of all required permits and governmental approvals, a copy of receipt(s) showing Landlord's payments to those providing services or materials.

7.2.2Landlord's Maintenance Obligations.  Landlord shall maintain in good condition and operating order and keep in good repair and condition, in a manner commensurate with the Other Phase Buildings and Other Project Buildings and in a clean, safe and neat condition (i) the structural portions of the Building, including the foundation, parking decks and ramps, structural portions of the sidewalks, roof (including the roof membrane), curtain wall (including gaskets and seals), columns, beams, shafts, stairwells, and base Building mechanical closets, electrical service to the Building, and load bearing walls (but not the Building Systems located therein) (collectively, "Building Structure"), (ii) any Building Systems that serve Common Areas and/or other tenant spaces, (iii) the Parking Facilities, (iv) any obligations of Landlord during the Landlord Warranty Period set forth in Section 7.5 below, and (v) the Common Areas in a manner consistent with Other Phase Buildings and Other Project Buildings.  Landlord's costs of performing its obligations under this Section 7.2 and 7.3 shall be included in Operating Expenses (except to the extent such costs are otherwise prohibited by the terms of Section 4.2.3 above, or otherwise payable directly by Tenant pursuant to this Lease).  Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of the Premises in making any repairs or replacements to the Building or the Project.  Any entry of the Premises by Landlord in connection with the foregoing shall be done consistent with the terms of Article 27 of this Lease.

7.3Capital Improvements.  Under no circumstances shall Tenant perform any repairs, maintenance or improvements to Building Systems or Building Structure which are "capital in nature" under this Lease, including under Section 7.2.1 above or Section 24.1 below (the "Landlord's Capital Improvements"), even though the responsibility for such Landlord's Capital Improvements may otherwise be allocated to Tenant pursuant to the terms of this Lease, including Sections 7.2.1 above and Section 24.1 below.  Rather, Landlord, shall perform and supervise all Landlord's Capital Improvements and the costs thereof shall be either (i) allocated to Landlord and not as an Operating Expense if such Landlord's Capital Improvements constitute a "Non-Reimbursable Capital Improvement," as defined in Section 7.3.1, below, or (ii) allocated to Tenant if such Landlord's Capital Improvements constitute a "Reimbursable Capital Improvement," as that term is defined in Section 4.2.4, above, or are "Tenant Funded Capital Improvements," as that term is defined in Section 7.3.1, below.  Tenant shall perform all repairs, maintenance or improvements to the Premises which are "capital in nature".  Tenant shall provide Landlord with notice ("Capital Improvement Notice") if any obligation of Tenant set forth in Section 7.2.1 above pertaining to Building Systems is "capital in nature", and reasonable evidence of the same, including Tenant's determination of whether the item is a Tenant Funded Capital Improvement, a Reimbursable Capital Improvement, or a Non-Reimbursable Capital Improvement. Within five (5) business days of Landlord's receipt of a Capital Improvement Notice, Landlord shall either provide written notice to Tenant that either (1) Landlord does not believe the proposed work is a Landlord's Capital Improvement (or Landlord does not believe that Tenant has correctly categorized the Landlord's Capital Improvement as a Tenant Funded Capital Improvement, a Reimbursable Capital Improvement, or a Non-Reimbursable Capital Improvement) or (2) confirming that Landlord will perform such Landlord's Capital Improvement in accordance with this Section 7.3.  A failure of Landlord to reply within the five (5) business day period shall be deemed to be Landlord's confirmation that it will not perform such Landlord's Capital Improvement.  If Landlord and Tenant disagree as to whether the work constitutes a Landlord's Capital Improvement (or whether the Landlord's Capital Improvement is a Tenant Funded Capital Improvement, a Reimbursable Capital Improvement, or a Non-Reimbursable Capital Improvement), Landlord and Tenant shall meet and confer in good faith to attempt to resolve such disagreement.  If the Landlord's Capital Improvements constitute Tenant Funded Capital Improvements, (a) Landlord shall solicit qualified conforming bids from a minimum of two (2) contractors in connection with the completion of such Tenant Funded Capital Improvements and Landlord shall provide such bids to Tenant, and, within ten (10) business days following the receipt of such bids from Landlord, Tenant shall select either one of the bids and Landlord shall, thereafter, retain the contractor specified in such bid to complete the Tenant Funded Capital Improvements (provided that if Tenant fails to timely inform Landlord of its selection, upon the expiration of such ten (10)‑business day period, then Landlord shall deliver Tenant a second written request for such selection and if Tenant shall fail to respond within two (2) business days after receipt of such second notice, then Landlord shall be free to select either one of the bids on Tenant's behalf); and (b) following the selection of such bid by Tenant (or Landlord, in the event Tenant fails to timely make such selection), Landlord shall complete the Tenant Funded Capital Improvements.  Upon completion of any particular Tenant Funded Capital Improvements, Landlord shall provide Tenant with an invoice and reasonable documentation evidencing the costs incurred by Landlord in completion of the Tenant Funded Capital Improvements and Tenant shall pay such amounts within thirty (30) days following receipt of such invoice.  The term "capital in nature" as used in this Lease shall mean any expenditure which would normally be "capitalized," as opposed to "expensed," under sound real estate accounting and management principles, and is made for (x) the replacement (as opposed to regular maintenance and repair) of all or a portion of an existing Building System that is non-functioning or at the end of its useful life, provided that if it is a replacement of a portion of a Building System, the portion must make-up a significant majority of the Building System or (y) any improvement to the Building Structure.

7.3.1Types of Landlord's Capital Improvements.  Landlord shall perform all Landlord's Capital Improvements as stated in Section 7.3, above.  Tenant shall reimburse Landlord for the Reimbursable Capital Improvements, as set forth in Article 4 hereof.  As set forth in Section 7.3, above, Tenant shall pay Landlord for "Tenant Funded Capital Improvements," which shall be Landlord's Capital Improvements which:

7.3.1.1subject to the terms of Section 10.3.2.4 hereof, are necessitated by, but only to the extent necessitated by, the negligence or willful misconduct of the "Tenant Parties" as that term is defined in Section 10.1, below;

7.3.1.2to the extent necessitated by Tenant's failure to improve, maintain, service, repair or replace the work in question as required in this Lease;

7.3.1.3are caused, in whole or in part, but only to the extent caused, by any breach by Tenant of this Article 7 this Lease; or

7.3.1.4are modifications required to comply with applicable Laws, but were triggered solely by Tenant's Alterations, the Improvements, or use of the Premises for non-general office or life-science use.

For purposes hereof, the term "Non-Reimbursable Capital Improvements" shall mean all Landlord's Capital Improvements other than Reimbursable Capital Improvements and Tenant Funded Capital Improvements.

7.4Tenant's Right to Make Repairs.  Notwithstanding any of the terms set forth in this Lease to the contrary, if Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance required to be performed by Landlord, which event or circumstance materially or adversely affects the conduct of Tenant's business from the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such Notice, but in any event not later than twenty (20) days after receipt of such Notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days' Notice to Landlord specifying that Tenant is taking such required action and if such action was required under the terms of this Lease to be taken by Landlord and was not commenced by Landlord within such ten (10) business day period and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action.  Notwithstanding the foregoing, in an Emergency, the initial thirty (30) day Notice and the subsequent ten (10) day notice shall not be required, and Tenant may commence the required action upon reasonable (but not more than twenty-four (24) hours') prior notice to Landlord (which notice may be oral).  Landlord's failure to dispute Tenant's right to make repairs shall conclusively be deemed Landlord's waiver of any claim that Tenant improperly performed self-help in accordance with this Section 7.4 or that the costs incurred by Tenant in such performance are excessive.  In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for work unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings.  Following completion of any work taken by Tenant pursuant to the terms of this Section 19.5.3, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto.  If Landlord does not deliver a detailed written objection to Tenant within twenty (20) days after receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice.  If, however, Landlord delivers to Tenant, within twenty (20) days after receipt of Tenant's invoice, a written objection to the payment of such invoice ("Landlord's Set-Off Notice"), setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, and if so elected by Tenant shall be Tenant's sole remedy.  If Landlord delivers a Landlord's Set-Off Notice to Tenant, then Tenant shall not be entitled to such deduction from Rent.  Rather, Tenant may proceed to claim a default by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by the selection of an arbitrator to resolve the dispute, specifically: (1) either party shall give written notice to the other that such dispute needs to be resolved by arbitration and (2) within thirty (30) days after the giving of the written notice, both parties shall submit the dispute to arbitration administered by JAMS or any successor thereto under the Expedited Procedures provisions (Rules 16.1-16.2 in the current edition) of the JAMS Comprehensive Arbitration Rules and Procedures. The term "JAMS Arbitration" shall mean the foregoing dispute resolution process.  The determination rendered by the arbitrator shall be binding upon the parties and may be entered in any court having jurisdiction thereof, and the prevailing party shall be awarded its reasonable attorneys' fees and costs. If Tenant prevails in the arbitration, the amount of the award (which shall include interest at the Interest Rate from the time of delivery of Tenant's invoice for such expenditures until the date Tenant receives such payment together with reasonable attorneys' fees and related costs), then Landlord shall reimburse Tenant such amounts directly within forty five (45) days after the conclusion of such arbitration.  For purposes of this Section 7.4, an "Emergency" shall mean an event threatening immediate and material danger to people located in the Building or immediate, material damage to the Building, Building Systems, Building Structure, Tenant Improvements, or Alterations, or creates a realistic possibility of an immediate and material interference with, or immediate and material interruption of a material aspect of Tenant's business operations.

7.5Landlord's Warranty.  Notwithstanding the foregoing, upon the Lease Commencement Date, the Building Systems shall be in good working condition and repair and the Building Structure shall be in good condition and repair, and Landlord hereby covenants that the Building Systems shall remain in good working condition and repair and the Building Structure shall remain in good condition and repair for a period of twelve (12) months following the Lease Commencement Date (the "Landlord Warranty Period"), subject to the TCCs of this Section 7.5, below.  Landlord shall, at Landlord's sole cost and expense (which shall not be deemed an Operating Expense), repair or replace any failed or inoperable portion of such Building Systems or Building Structure during such Landlord Warranty Period ("Landlord's Warranty"), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, negligence and/or failure to comply with this Lease of Tenant or any Tenant Parties, or by any modifications, Alterations or Improvements (collectively, "Tenant Damage").  Landlord's Warranty shall not be deemed to require Landlord to replace any portion of the Base Building, as opposed to repair such portion of the Base Building, unless prudent commercial property management practices dictate replacement rather than repair of the item in question.  To the extent repairs which Landlord is required to make pursuant to this Section 7.5 are necessitated in part by Tenant Damage, then, subject to the waiver of subrogation set forth in Section 10.3.2.4, the costs shall be included in Operating Expenses.  If it is determined that the Base Building failed to comply with the terms of this Section 7.5 as of the Lease Commencement Date, Landlord shall not be liable to Tenant for any damages, but as Tenant's sole remedy, Landlord, at no cost to Tenant, shall promptly commence such work or take such other action as may be necessary to place the same in good working condition and repair, and shall thereafter diligently pursue the same to completion.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1Landlord's Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises, any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises or any Building Systems (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be withheld so long as the Alteration does not create a Design problem (defined below).  A "Design Problem" shall mean a condition that will (i) materially and adversely affect the Building Structure, (ii) not be in material compliance with Applicable Laws (including building codes, electrical codes, plumbing codes, etc.), (iii) have a material and adverse effect on Building Systems or be materially incompatible with the existing Building Systems, (iv) have a material and adverse effect on the exterior appearance of the Building, (v) vitiate or otherwise negatively affect any warranty, guaranty, or insurance maintained by Landlord, (vi) materially increase Landlord's maintenance obligations pursuant to this Lease (or would materially increase Landlord's maintenance obligations at any time that Tenant is not the sole direct Tenant of the Building), or (vii) would be unusually difficult or expensive to remove, unless Tenant agrees to remove such items (repair any damage caused by such removal, and restore the affected areas to a Building standard condition) at Tenant's sole expense.  Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days' notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations do not (i) create a Design Problem, or (ii)  cost more than One Hundred Thousand and 00/100 Dollars ($100,000.00) for a particular job of work (the "Cosmetic Alterations").  The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8.

8.2Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and any removal and/or restoration obligations for Specialty Alterations required to be performed pursuant to the TCCs of Section 8.5 of this Lease.  If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do the work from appropriate governmental agencies, the furnishing of a copy of such permit to Landlord prior to the commencement of the work, and the compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.  If such Alterations will involve the use of or disturb Hazardous Materials, Tenant shall notify Landlord prior to performing such Alterations and comply with Landlord's rules and regulations concerning such Hazardous Materials.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Applicable Laws and pursuant to a valid building permit, issued by the City of South San Francisco (the "City") (or other applicable governmental authority), in conformance with Landlord's reasonable construction rules and regulations.  In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Building Structure, other than the legal compliance work which is Landlord's obligation pursuant to the TCCs of Section 24.1 of this Lease, then Landlord shall, at Tenant's expense, make such changes to the Base Building.  The "Base Building" shall mean the Building Structure and Building Systems.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of other tenants in the Project.  In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Mateo in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and as a condition precedent to the enforceability and validity of Landlord's consent, Tenant shall deliver to the management office for the Project a reproducible copy of the "as built" and CAD drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3Payment for Improvements.  With respect to payments to be made to Tenant's contractors for any Alterations, Tenant shall (i) comply with statutory requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations.  In addition, in connection with all Alterations other than Cosmetic Alterations, Tenant shall pay Landlord an oversight fee equal to three percent (3%) of the cost of up to $500,000 of the work (and for any costs in excess of $500,000, a fee equal to one and one-half percent (1.5%) of the cost of the work), and reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.

8.4Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant's contractor carries "Builder's Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.

8.5Landlord's Property.  Tenant may remove any Alterations, improvements, fixtures, affixed equipment and/or appurtenances from the Premises which Tenant can reasonably demonstrate were not paid for with the Improvement Allowance, and may remove all items constituting Tenant's intellectual property or trade secrets that are not affixed to the Premises, provided that Tenant repairs any damage to the Premises caused by such removal.  Furthermore, Landlord may, by written notice to Tenant at the time of Landlord's consent to any Alterations or Improvements over which Landlord has express approval rights hereunder or to any Specialty Alterations, require Tenant, at Tenant's expense, to remove any Specialty Alterations, and to repair any damage to the Premises and Building caused by such removal.  Notwithstanding anything above to the contrary, Landlord may not require Tenant to remove improvements which are consistent with typical tenant improvements for the Permitted Use; provided, however, in all cases Tenant shall be required to remove, and to restore the Premises or Project, as applicable, to their previous condition, the following: (a) any Cafeteria, kitchens, showers, restrooms, washrooms or similar facilities in the Premises that are not part of the Base Building, (b) any private/internal stairways in the Premises, as opposed to fire stairs (and Tenant shall be required to demolish and "cap" any such private/internal stairways at the expiration or earlier termination of this Lease), (c) any other items, improvements or fixtures which Tenant is expressly required to remove pursuant to the terms of this Lease, (d) any improvements or signage incorporating Tenant's name or logo, (e) safes and vaults, (f) raised flooring, and (g) any alteration, improvement or equipment not complying with Applicable Laws.  Any Alterations or Improvements other than those consistent with typical tenant improvements for the Permitted Use or as numerated in (a) through (h) above, are "Specialty Alterations".  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, then Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.  Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1Indemnification and Waiver.  Except to the extent arising from the gross negligence or willful misconduct of Landlord or any Landlord Parties, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) (collectively, "Loss") incurred in connection with or arising from: (a) any causes in, on or about the Premises, except to the extent arising from the gross negligence or willful misconduct of Landlord or any Landlord Parties; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any acts, omission, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, Transferees, occupants pursuant to Section 14.9 below, invitees, or visitors of Tenant or any such person, in, on or about the Project (collectively, "Tenant Parties"); (e) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant; or (f) the placement of any personal property or other items by Tenant or the Tenant Parties outside of the Premises.  Subject to this Section 10.1, Landlord shall indemnify, defend, protect, and hold harmless Tenant other Tenant Parties from and against any and all Loss arising from the negligence or willful misconduct of Landlord or any Landlord party in, on or about the Project, except to the extent caused by the negligence or willful misconduct of the Tenant Parties.  Notwithstanding anything to the contrary set forth in this Lease, either party's agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which the indemnitor agreed to indemnify the indemnitee are covered by insurance required to be carried by the indemnitee pursuant to this Lease (or would have been covered had the indemnitee carried the insurance required).  Further, Tenant's agreement to indemnify Landlord and Landlord's agreement to indemnify Tenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties' respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.  Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research or intellectual property, including loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, malfunctioning lab systems, roof leaks or stoppages of lines).  Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property to the extent described above.  Neither party shall be liable to the other party for any special or consequential damages, loss of profits, loss of business opportunity or loss of goodwill from the failure of such party to meet its obligations under the Lease, subject to Article 16 below. The parties acknowledge and agree that if Landlord is required to abate the rent of another tenant at the Project under the terms and conditions of such tenant's lease, or as required by Law, as the result of any Alteration constructed by or on behalf of Tenant, or in connection with any repair or maintenance performed by or on behalf of Tenant, which interferes with such tenant's use of its premises, then such rental abatement shall not be deemed consequential damages, loss of profits, loss of business opportunity or loss of goodwill within the limitation set forth in the preceding sentence.

10.2Landlord's Insurance.  Landlord shall insure the Base Building during the Lease Term against loss or damage on an "all risk" type insurance form, with customary exceptions, subject to commercially reasonable deductibles, in an amount equal to at least the replacement value of the Base Building. Landlord shall also carry earthquake insurance for the Base Building during the Lease Term.  Subject to the preceding two sentences, such coverage shall be in such amounts, from such companies, and on such other TCCs, as Landlord may from time-to-time reasonably determine. Additionally, at Landlord's option, such insurance coverage may include the risks of terrorism and/or flood damage. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Project shall be materially comparable to the coverage and amounts of insurance that are carried by landlords of Comparable Buildings; provided, that Landlord shall not be obligated to carry terrorism insurance. Landlord shall carry commercial general liability insurance with coverage of at least $10,000,000.00 per occurrence, which may be obtained through a combination of primary and umbrella/excess policies. Tenant shall, at Tenant's expense, comply with Landlord's insurance company requirements pertaining to the use of the Premises.  If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase.  Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3Tenant's Insurance.  Throughout the Lease Term, Tenant shall maintain the following coverages in the following amounts.  The required evidence of coverage must be delivered to Landlord on or before the date required under Section 10.4(I) sub-sections (x) and (y), or Section 10.4(II) below (as applicable).  Such policies shall be for a term of at least one (1) year, or the length of the Lease Term, whichever is less.

10.3.1Commercial General Liability Insurance, including Broad Form contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant's operations, occupancy or maintenance of the Project and all areas appurtenant thereto.  Such insurance shall be written on an "occurrence" basis.  Landlord and any other party the Landlord so specifies that has a material financial interest in the Project, including Landlord's managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization's form CG2011 or a comparable form approved by Landlord.  Tenant shall provide an endorsement or policy excerpt showing that Tenant's coverage is primary and any insurance carried by Landlord shall be excess and non-contributing.  The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations.  This policy shall include coverage for all liabilities assumed under this Lease as an insured contract for the performance of all of Tenant's indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder.  Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and Property Damage Liability	$10,000,000 each occurrence
Personal Injury and Advertising Liability	$10,000,000 each occurrence
Tenant Legal Liability/Damage to Rented Premises Liability	$10,000,000

10.3.2Property Insurance covering (i) all furniture, personal property, business and trade fixtures, equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's business personal property on the Premises installed by, for, or at the expense of Tenant, (ii) the Improvements, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"), and (iii) all Alterations performed in the Premises.  Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form, and (b) water damage from any cause whatsoever, including, but not limited to, sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup or overflow from sewers or drains.

10.3.2.1Increase in Project's Property Insurance.  Tenant shall pay for any increase in the premiums for the property insurance of the Project if said increase is caused by Tenant's acts, omissions, use or occupancy of the Premises.

10.3.2.2Intentionally Omitted.

10.3.2.3No Representation of Adequate Coverage.  Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant's property, business operations or obligations under this Lease.

10.3.2.4Property Insurance Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided (and by an insurance carrier satisfying the requirements of Section 10.4(i) below), and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers.  Landlord and Tenant hereby represent and warrant that their respective "all risk" property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against.  Tenant will cause all subtenants and licensees of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.3.2.4 and to obtain such waiver of subrogation rights endorsements.  If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all claims, losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys' fees) arising out of, resulting from, or relating to, such failure.

10.3.3Business Income Interruption for one year (1)  in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4Worker's Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer's Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.

10.3.5Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.

10.4Form of Policies.  The minimum limits of policies of insurance required of Landlord and Tenant under this Lease shall in no event limit their respective liability under this Lease.  Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A‑X (or to the extent AM Best ratings are no longer available, then a similar rating from another comparable rating agency), and licensed to do business in the State of California, (ii) be in form and content complying with the requirements of Section 10.3 (including, Sections 10.3.1 through 10.3.5), (iii) Tenant shall not do or permit to be done anything which invalidates the required insurance policies, and (iv) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord (provided that such notice shall not be necessary for the expiration of such policies or any cancellation for non-payment of related premiums).  Tenant shall deliver said policy or policies or certificates thereof and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of: (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II) five (5) business days after the renewal of such policies.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant's failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord after delivery to Tenant of bills therefor.

10.5Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided, however, that the increased amount of coverage and deductibles are consistent with coverage amounts and deductibles then being required by other institutional owners of Comparable Buildings with tenants comparable to Tenant (in terms of credit rating and net worth) occupying similar size premises.  Notwithstanding the foregoing, in no event shall Tenant be required to carry earthquake or terrorism insurance and in no event shall Landlord increase the amounts and types of the insurance required to be carried by Tenant hereunder more than once during the initial Lease Term and each Option Term.

10.6Third-Party Contractors.  Tenant shall obtain and deliver to Landlord, Third Party Contractor's certificates of insurance and applicable endorsements at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a "Third Party Contractor").  All such insurance shall (a) name Landlord as an additional insured under such party's liability policies as required by Section 10.3.1 above and this Section 10.6, (b) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (c) comply with Landlord's minimum insurance requirements.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1Repair of Damage.  If the Base Building or any Common Areas serving or providing access to the Premises or Parking Facilities shall be damaged by a fire or any other casualty (collectively, a "Casualty"), Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or Force Majeure Delays, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the Casualty, except for modifications required by Applicable Laws.  Tenant shall have the sole right, but not the obligation, at its sole cost and expense, to repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and to return such Improvements and Original Improvements to their original condition, which work shall be performed as an Alteration pursuant to Article 8, above.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises is not occupied by Tenant as a result thereof, then during the time and to the extent the Premises is unfit for occupancy, the Rent shall be abated to the extent that the Premises is not usable by Tenant for the conduct of business.  In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.  If, as a result of a Casualty, Tenant is prevented from using, and does not use, more than ten percent (10%) of Tenant's Parking Passes for the Parking Facilities for more than ten (10) consecutive days, Tenant shall be entitled to an equitable abatement of the Operating Expenses associated with the Parking Facilities based on the number of parking spaces in Tenant's Parking Passes that are unusable and not used by tenant from the date of such Casualty until rebuilt by Landlord.  In addition, if any Casualty also affects the Food and Beverage Space, Landlord shall use reasonable efforts to make alternative food service available to Tenant, such as by providing access to food trucks or cafeterias in other Phases.

11.2Landlord's Option to Repair; Tenant Termination Right.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Phase 1 shall be damaged by Casualty, whether or not the Premises is affected, Landlord also terminates the leases of all other tenants similarly affected by the Casualty for which Landlord has termination rights, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) except for the Landlord Contribution, the damage is not fully covered by Landlord's insurance policies (and would not have been fully covered had Landlord carried the insurance required to be carried by Landlord under this Lease) or if an exception to coverage in such policy based on Landlord's own intentional misconduct results in such insurance not being available; or (iii) the damage occurs during the last twelve (12) months of the Lease Term unless Tenant has properly delivered an Exercise Notice to Landlord pursuant to Section 2.2 above.  For the purposes of this Section 11.2, the "Landlord Contribution" shall initially mean Ten Million and 00/100 Dollars ($10,000,000.00). In addition, also notwithstanding the foregoing, Tenant may override Landlord's election to terminate the Lease if Tenant shall agree in writing within thirty (30) days after receipt of Landlord's notice electing to terminate this Lease to pay any costs of restoration to the extent such costs exceed the amount of any insurance proceeds received by Landlord in excess of the Landlord Contribution (the "Casualty Shortfall Amount"), in which event Landlord shall make any insurance proceeds that are available under policies carried by Landlord available to fund the restoration; provided, however, that if Tenant exercises such election, Landlord shall have the right to require that within thirty (30) days after exercise of such right, Tenant shall enter into an agreement with Landlord pursuant to which Tenant will covenant to deposit into an escrow or, to the extent required by any lender with a lien on the Premises, with such lender the Casualty Shortfall Amount on terms and conditions reasonably acceptable to Landlord. In addition, if Tenant elects to override Landlord's election to terminate this Lease as provided above, Tenant shall execute and deliver to any such lender any documents reasonably required by such lender to evidence Tenant's intention to keep this Lease in full force and effect.  If the Premises and/or access thereto are materially damaged by Casualty, and Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and either the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after being commenced or the damage occurs during the last twelve (12) months of the Lease Term, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.  Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within sixty (60) days of the later of (x) the date that Landlord originally estimated for completion in "Landlord's Repair Estimate Notice" (as that term is defined hereinbelow) or (y) two hundred seventy (270) days after being commenced, then Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month.  Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date.  If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period.  At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days ("Landlord's Repair Estimate Notice").  Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by Casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) as a result of the damage, Tenant cannot reasonably conduct business from the portion of the Premises affected by such Casualty; and, (c) as a result of the damage to the Project, Tenant does not occupy or use a material portion of the Premises for the conduct of business (For the purposes of this subsection (c), Landlord agrees that certain portions of the Premises may provide centralized or integral services for the remainder of the Premises and that a Casualty to any such area may be deemed a "material portion of the Premises" for the purposes of subsection (c)).  In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease.  During any period in which the Parking Facilities are not available for Tenant's use pursuant to this Lease as a result of Casualty, but Tenant is otherwise conducting business from the Premises, Landlord shall make temporary parking reasonably available for Tenant's use, without charge, which temporary parking shall be available at the Project, or another reasonably proximate location.
11.3Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or more than thirty percent (30%) of the Premises, Building or Phase shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Phase, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority or any earlier date specified in writing by Tenant, but only if Landlord also terminates the leases of all other similarly affected tenants for which Landlord has termination rights.  If a sufficient portion of the Premises is taken so that Tenant cannot conduct Tenant's business therein, as reasonably determined by Tenant, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio of the portion of the Premises that is unfit for use as a result of such taking bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1Transfers.  Except as provided in Sections 14.8 and 14.9 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien as a result of the acts or omissions of Tenant or any Tenant Party to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee").  If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard, commercially reasonable consent to Transfer documents in connection with the documentation of Landlord's consent to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, (v) if the Transfer will result in occupancy of the Premises by more than one entity, then detailed plans showing required modifications to the Premises for demising, exiting, security and shared occupancy and (vi) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E.  Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2Landlord's Consent.  Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice, and shall grant or withhold such consent within ten (10) business days following the date upon which Landlord receives a "complete" Transfer Notice from Tenant (i.e., a Transfer Notice that includes all documents and information required pursuant to Section 14.1 of this Lease, above).  If Landlord fails to respond to a "complete" Transfer Notice within ten (10) business days, Tenant may send a second notice to Landlord, which notice must contain the following disclaimer in bold face, capitalized type:  "NOTICE – SECOND REQUEST FOR APPROVAL OF [ASSIGNMENT/SUBLEASE] PURSUANT TO ARTICLE 14 OF THE LEASE – FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE WILL RESULT IN DEEMED APPROVAL OF SUCH [ASSIGNMENT/SUBLEASE]."  If Landlord fails to respond in writing within five (5) business days after delivery of such second Transfer Notice, then Landlord shall be deemed to have consented to the proposed Transfer.  Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1The Transferee is engaged in a business which is not consistent with the quality of the Building or the Project, as judged by then existing tenants of the Project;

14.2.2The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3The Transferee is either a governmental agency or instrumentality thereof;

14.2.4The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6The proposed Transferee is a current tenant or subtenant of the Project (a "Current Tenant Transferee") or has actively negotiated with Landlord for space in the Project within the preceding three (3) month period (a "Potential Tenant Transferee"); provided, however, Landlord must be able to accommodate such Current Tenant Transferee or Potential Tenant Transferee with currently or imminently available inventory in the Project (the "Available Transfer Space").  Tenant may at any time provide written notice to Landlord of its desire to Transfer certain Transfer Space and Landlord and Tenant agree, in good faith, to discuss within five (5) business days of Tenant's written request whether Landlord has any such Available Transfer Space.  Tenant shall not have the right to contact any Current Tenant Transferee or Potential Tenant Transferee for Tenant's Transfer of the proposed Transfer Space if Landlord reasonably and in good faith believes there is Available Transfer Space in the Project.  Once Landlord notifies Tenant that it may not contact a particular Current Tenant Transferee or Potential Tenant Transferee regarding a potential Transfer of certain proposed Transfer Space (the "Disallowed Current Tenant Transfer"), if Landlord and such Current Tenant Transferee or Potential Tenant Transferee do not thereafter enter into a Transfer of all or any portion of the Available Transfer Space for any reason (including, without limitation, the Current Tenant Transferee's or Potential Tenant Transferee's determination that the portion of the Available Transfer Space offered by Landlord is unacceptable for any reason) within three (3) months, then, subject to the requirements of this Section 14.2, Tenant may contact the proposed Current Tenant Transferee or Potential Tenant Transferee regarding the Disallowed Current Tenant Transfer and Landlord shall have no further right to withhold its consent to such Disallowed Current Tenant Transfer pursuant to this Section 14.2.6.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee.  "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, and (iv) legal fees reasonably incurred in connection with the Transfer.  "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer which is consideration for the use of the Premises, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4Landlord's Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after receipt of any Transfer Notice, to recapture the Subject Space but only if the Transfer is for fifty percent (50%) or more of the Premises for substantially all of the remainder of the then Lease Term.  Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, (i) the Rent reserved herein and the amount of the Security Deposit or letter of credit shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, (ii) Landlord shall be responsible for all costs to separately demise the Premises from the recaptured space and segregate any previously dedicated Building services and utilities, and (iii) this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to Transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.  In no event shall this Section 14.4 apply to a Transfer to a Permitted Transferee.

14.5Effect of Transfer.  If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer (at Tenant's election), setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

14.6Additional Transfers.  For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) or more of the partners, or transfer of more than fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7Occurrence of Default.  If Tenant shall be in default under this Lease beyond applicable notice and cure periods, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.  Such Transferee may rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.  If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8Deemed Consent Transfers.  Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant's stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord's consent under this Article 14 or payment of the Transfer Premium (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 hereinafter referred to as a "Permitted Transferee"), provided that (i) Tenant notifies Landlord at least ten (10) days prior to the effective date of any such assignment or sublease (unless such notice is protected by confidentiality obligations, in which case Tenant shall notify Landlord as soon as is permitted, but not later than ten (10) days after the effective date of such assignment or sublease) and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above, (ii) Tenant is not in default, beyond the applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) in connection with an assignment under (C) or (D) above, such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles ("Net Worth") at least equal to One Billion Dollars ($1,000,000,000) with cash on hand of at least Two Million Dollars ($2,000,000), (iv) no assignment or sublease relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, and (v) the liability of such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant.  An assignee of Tenant's entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a "Permitted Transferee Assignee." "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

14.9Occupancy by Others.  Furthermore, and notwithstanding any contrary provision of this Article 14, the Tenant shall have the right, without the receipt of Landlord's consent and without payment to Landlord of the Transfer Premium, but on not less than five (5) business days prior written notice to Landlord, to permit the occupancy of up to 30,000 rentable square footage of the Premises, pursuant to an occupancy agreement between Tenant and such occupant, to any individual(s) or entity(ies) with an ongoing business relationship with Tenant, including Tenant's partners, agents, contractors and consultants performing services for Tenant or its clients.  Such occupancy pursuant to this Section 14.9 shall include the use of a corresponding interior support area and other portions of the Premises which shall be common to Tenant and the permitted occupants, on and subject to the following conditions:  (i) each individual or entity shall be of a character and reputation consistent with the quality of the Building and the Project; (ii) no individual or entity shall occupy a separately demised portion of the Premises or which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; (iii) the rent, if any, paid by such occupants shall not be greater than the rent allocable on a pro rata basis to the portion of the Premises occupied by such occupants; (iv) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article 14; and (v) no such occupant shall be required to maintain the insurance coverage required to be maintained by Tenant hereunder.  Any occupancy permitted under this Section 14.9 shall not be deemed a Transfer under this Article 14.  Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger.

15.2Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear, damaged caused by Casualty, and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Tenant's restoration obligations may also include satisfying Landlord's commercially reasonable procedures regarding the cleaning and purging of any lab systems and sealing any connection points of any such lab systems to the Premises, all at Tenant's sole cost and expense.  Upon such expiration or termination, in addition to Tenant's obligations under Section 29.32, below, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, server and telephone equipment, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.  Tenant shall, upon the expiration or earlier termination of this Lease, furnish to Landlord evidence that Tenant has closed all governmental permits and licenses, if any, issued in connection with Tenant's or Tenant's Parties' activities at the Premises.  If any such governmental permits or licenses have been issued and Tenant fails to provide evidence of such closure on or before the expiration or earlier termination of this Lease, then until Tenant does so, the holdover provisions of Article 16 of this Lease shall apply to the extent a future tenant or occupant is delayed in constructing initial improvements in the Premises as a result.

15.3Environmental Assessment.  In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least sixty (60) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an Environmental Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract reasonably approved by Landlord and providing that Landlord can rely on the Environmental Assessment), which evidences that the Premises are free and clear of any Hazardous Materials; and includes a review of the Premises by an environmental consultant for mold, fungus, spores, and other moisture conditions, and on-site chemical use.  Such Environmental Assessment shall follow the ANSI/ASSE Z9.11 – 2016 Laboratory Decommissioning Standard and shall include: (i) evaluation of tenant operations and statement of risk, (ii) disposition of Hazardous Materials, (iii) cleaning and decontamination procedures (surfaces and equipment), (iv) permit closures and notices to agencies, and (v) clearance sampling results and interpretation of data.  If such Environmental Assessment reveals that remediation or Clean-up is required under any Environmental Laws due to the actions or inactions of Tenant or any Tenant Parties, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.4, above.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term without the express written consent of Landlord, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case daily damages in any action to recover possession of the Premises shall be calculated at a daily rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease (calculated on a per diem basis).  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to vacate and deliver possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant holds over without Landlord's express written consent, and tenders payment of rent for any period beyond the expiration of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received.  Tenant acknowledges that any holding over without Landlord's express written consent may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises.  Therefore, if Tenant fails to vacate and deliver the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims made by any succeeding tenant founded upon such failure to vacate and deliver, and any losses suffered by Landlord, including lost profits, resulting from such failure to vacate and deliver.  Tenant agrees that any proceedings necessary to recover possession of the Premises, whether before or after expiration of the Lease Term, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney's fees in connection therewith. The parties acknowledge and agree that any claims made by any succeeding tenant founded upon Tenant's failure to surrender all or any portion of the Premises following the Lease Expiration Date, and any lost profits to Landlord resulting therefrom, shall not be deemed consequential damages, loss of profits, loss of business opportunity or loss of goodwill within the limitation set forth in Section 10.1, above.  Tenant shall have the right to request that Landlord provide to Tenant a written notice setting forth Landlord's estimate of the maximum amount of actual, special and consequential damages (including loss of profits, loss of business opportunity, loss of goodwill and loss of use) ("Holding Over Damages") that Landlord will incur as the result of Tenant's failure to surrender the Premises following the expiration of the Lease Term. Within ten (10) business days after receipt of such request, Landlord shall provide Tenant a written notice setting forth Landlord's estimate of Holding Over Damages. Tenant acknowledges and agrees that such notice is nothing more than an estimate of Holding Over Damages delivered to Tenant on an accommodation basis only, and in no event shall such estimate be considered a limit on, liquidation of, or other measure of the actual Holding Over Damages which Landlord may incur as a result of any holding over by Tenant.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within fifteen (15) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project; provided, however, that Tenant's certifications are made solely to estop Tenant from asserting to a purchaser or lender facts or claims contrary to those stated.  Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes.  At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Notwithstanding the foregoing, for any year during which (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that controls Tenant or is otherwise an affiliate of Tenant) is publicly traded on NASDAQ or a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise affiliates of Tenant), then Tenant's obligation to provide Landlord with a copy of its financial statements for any such year shall be deemed satisfied.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto; provided, however, that Tenant's agreement to subordinate this Lease to any future mortgages is conditioned on the holder of such interest entering into a non-disturbance agreement with Tenant on such future mortgagee's form.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant is not in default beyond any applicable notice and cure period of this Lease to be observed and performed by Tenant.  Landlord's interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord hereby represents and warrants to Tenant that no party holds a deed of trust or mortgage against this Project as of the date of this Lease.

ARTICLE 19

DEFAULTS; REMEDIES

19.1Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after Tenant's receipt of written notice thereof; or

19.1.2Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3To the extent permitted by law, (i) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (iii) the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or (iv) the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within one hundred eighty (180) days, or (vi) any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4Abandonment (as determined pursuant to Section 1951.3 of the California Civil Code) of all or a substantial portion of the Premises by Tenant; or

19.1.5The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2Remedies Upon Default.  Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or for any claim for damages therefor; and Landlord may recover from Tenant the following:

(a)The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(e)At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(a) and (b), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate.  As used in Section 19.2.1(c), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4Reserved.

19.5Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6Landlord Default.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

On or before January 1, 2020, Tenant shall deposit with Landlord fifty percent (50%) of the security deposit (the "Security Deposit") amount set forth in Section 8 of the Summary and Tenant shall deposit with Landlord the remaining fifty percent (50%) of the balance of the Security Deposit on or before January 1, 2021. Landlord shall have no obligation to deliver the Premises to Tenant until Landlord has received the first fifty percent (50%) of the Security Deposit, and Landlord shall continue to construct the Base, Shell and Core, but any delay in delivery of the Premises resulting therefrom shall be "Tenant Delay" pursuant to the TCCs of the Work Letter.  In addition, if Landlord has not received the second fifty percent (50%) of the Security Deposit by January 1, 2021, Landlord may cause cessation of the construction of the Improvements until such remaining Security Deposit is received by Landlord, and Landlord shall have no liability for any delays in construction of the Improvements resulting from such cessation. Such Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of its obligations under this Lease.  If Tenant defaults with respect to any provisions of this Lease beyond any applicable notice and cure period, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount.  Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within forty-five (45) days following the expiration of the Lease Term.  Tenant shall not be entitled to any interest on the Security Deposit.  Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code, any successor statute, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises.  Tenant acknowledges and agrees that (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 21, above, and (B) rather than be so limited, Landlord may claim from the Security Deposit (i) any and all sums expressly identified in this Article 21, above, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant's default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1Tenant's Interior Signage.  Provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises including in the ground floor lobby of the Building.

23.2Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Except as provided for in Section 23.3 below, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas.  Except as provided for in Section 23.3 below, any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.3Tenant's Signage.  In addition to the signage rights expressly set forth above in this Article 23, Tenant, at Tenant's sole cost and expense, shall be entitled to install, at Tenant's sole cost, (i) Building top signs (in locations reasonably approved by Landlord) identifying Tenant's name or logo, up to the maximum number of signs permitted by Applicable Law and (ii) exclusive rights to any monument sign that is exclusive to the Building and Tenant's pro rata share of monument signage serving Phase 1 (collectively, the "Tenant's Signage") in connection with Tenant's lease of the Premises.

23.3.1Specifications and Permits.  The Tenant's Signage shall set forth Tenant's name and/or logo as determined by Tenant in its sole discretion, but subject to Landlord's reasonable approval, and in no event shall the Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.3.2, below.  The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact locations of the Tenant's Signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and Landlord's Building standard signage specifications.  In addition, the Tenant's Signage shall be subject to Tenant's receipt of all necessary governmental or quasi-governmental approvals and permits (collectively, "Governmental Approvals") and shall be subject to all Applicable Laws and the Underlying Documents (as the same may be modified).  Landlord shall use commercially reasonable efforts, at no cost to Landlord, to assist Tenant in obtaining all necessary Governmental Approvals for the Tenant's Signage.  Tenant hereby acknowledges that Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary Governmental Approvals for the Tenant's Signage.  In the event Tenant does not receive the necessary Governmental Approvals for the Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining TCCs of this Lease shall be unaffected.

23.3.2Objectionable Name.  To the extent the Original Tenant or a Permitted Transferee Assignee desires to change the name and/or logo set forth on the Tenant's Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "Objectionable Name").

23.3.3Termination of Right to Tenant's Signage.  The rights contained in this Section 23.3 shall be personal to the Original Tenant and any Transferee.  In addition, Tenant's signage rights set forth in this Section 23.3 shall proportionately reduce based on any reduction in the size of the Premises leased by Tenant hereunder.  In the event Tenant fails to comply with any of the requirements set forth hereinabove, the signage rights provided in this Section 23.3 shall automatically terminate.

23.3.4Cost and Maintenance; Change and Replacement.  The actual costs of the Tenant's Signage and the installation, design, construction and any and all other costs associated with the Tenant's Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant.  Should the Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant (except as set forth below) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion.  Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days' prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the actual, reasonable cost of such work.  Subject to Tenant's agreement to comply with the terms of this Section 23.3 and Landlord's reasonable approval, Tenant shall be permitted to change and/or replace the Tenant's Signage periodically in Tenant's reasonable discretion.  Upon the expiration or earlier termination of this Lease or upon any earlier termination of Tenant's rights to the Tenant's Signage as set forth herein, Tenant shall, at Tenant's sole cost and expense, cause the Tenant's Signage to be removed and shall repair any damage caused by such removal.  If Tenant fails to timely remove the Tenant's Signage or to restore the areas in which such the Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all actual, reasonable costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor.  The terms and conditions of this Section 23.3.4 shall survive the expiration or earlier termination of the Lease.

ARTICLE 24

COMPLIANCE WITH LAW

24.1Landlord's Compliance Obligations.  Landlord shall comply with all Applicable Laws relating to (i) the Building Structure, (ii) the Building Systems, but only with respect to Applicable Laws that were enacted, modified or initially enforced prior to the Delivery Date and (iii) Common Areas, provided that compliance with such Applicable Laws is not the responsibility of Tenant under Section 24.2 below, and provided further that Landlord's failure to comply therewith (a) is required to be remedied by order of a or written notice from governmental authority whether received by Landlord, Tenant or otherwise; (b) would subject any certificate of occupancy for all or any portion of the Building to suspension or cancellation; (c) would pose a material risk to property or health and safety of persons; or (d) would increase Tenant's obligations under this Lease or decrease Tenant's right under the Lease.  Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.4 above.  Landlord shall endeavor to notify Tenant of any violations of Applicable Laws with respect to the Building to the extent such violations are Landlord's responsibility hereunder.

24.2Tenant's Compliance Obligations.  Tenant shall not do anything in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including, without limitation, any such governmental regulations related to disabled access (collectively, "Applicable Laws") to the extent Tenant's failure to comply therewith (i) is required to be remedied by order of a governmental authority whether received by Landlord, Tenant or otherwise, (ii) would subject any certificate of occupancy for all or any portion of the Phase to suspension or cancellation; (iii) would pose a material risk to property or health and safety of persons; or (iv) would increase Landlord's obligations under this Lease, or decrease Landlord's rights under this Lease.  At its sole cost and expense, Tenant shall promptly comply with all Applicable Laws (including the making of any alterations to the Premises required by Applicable Laws) which relate to (i) Tenant's use of the Premises, (ii) the Alterations or the Improvements in the Premises, or (iii) the Base Building and Common Areas, but, as to the Base Building and Common Areas, only to the extent such obligations (a) pertain to Applicable Laws that were enacted, modified or initially enforced on or after the Delivery Date and relate to the Building Systems or (b) are triggered by Tenant's Alterations, the Improvements, or use of the Premises for non-general office use.  Notwithstanding the foregoing, if any obligation for Tenant to comply with Applicable Laws require modifications to the Base Building or Common Areas are "capital in nature", then Landlord shall perform such modifications pursuant to Section 7.3 above, and the parties shall be responsible for the respective costs as set forth in Section 7.3 above.  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

24.3Certified Access Specialist.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of the foregoing, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord, subject to Landlord's reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c) if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Building or Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant's receipt of written notice from Landlord that the same was not received when due.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the "Interest Rate." For purposes of this Lease, the "Interest Rate" shall be an annual rate equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1Landlord's Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, which failure will likely cause an Emergency, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2Tenant's Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days after Tenant's receipt from Landlord of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; and (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease.  Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty-four (24) hours prior written notice to Tenant (except in the case of an emergency, provided that Landlord shall use commercially reasonable efforts to deliver advance notice (which may be oral or written) as far in advance as practicable in the case of emergencies, also) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Base Building.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including operation of the Fitness Center; (B) take possession due to any breach of this Lease in any manner permitted by Applicable Laws; and (C) perform any covenants of Tenant which Tenant fails to perform pursuant to Landlord's rights under this Lease.  Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant's use of the Premises and shall be performed after normal business hours if reasonably practical.  Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem necessary and proper to open the doors in and to the Premises.  Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate in writing certain reasonable areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information.  In connection with the foregoing, Landlord shall not enter such Secured Areas, except as is reasonably required in the event of an emergency.  Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Base Building; (ii) as required by Applicable Law, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord's reasonable approval.  A representative of Tenant shall accompany Landlord in connection with any such entry and Landlord shall use reasonable efforts to comply with Tenant's commercially reasonable privacy procedures and restrictions in connection with such entry (including executing a commercially reasonable form of non-disclosure agreement); provided, however, the foregoing shall not apply in the case of an emergency where a representative of Tenant is not reasonably available to accompany Landlord.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Tenant shall, at no additional cost, have the right to use throughout the Lease Term, commencing on the Lease Commencement Date (and earlier as set forth in Section 5.5 of the Work Letter), the amount and type of parking passes set forth in Section 9 of the Summary, which parking passes shall pertain to the parking facilities for Phase 1 (collectively, the "Parking Facilities"); provided however, that Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the Parking Facilities by Tenant.  The Parking Facilities are anticipated to contain 1,190 parking spaces.  Landlord shall not grant Tenant and the tenant(s) of the Other Phase Buildings parking passes that would exceed the total number of parking spaces in the Parking Facilities by more than ten percent (10%) in the aggregate, except in connection with valet services provided by Landlord pursuant to the terms of this Article 28, in which case Landlord shall not grant Tenant and the tenant(s) of the Other Phase Buildings parking passes that would exceed the total number of parking spaces in the Parking Facilities by more than thirty-five percent (35%) in the aggregate.  The Parking Facilities are depicted on Exhibit A-3 attached hereto, which includes the anticipated location of electrical vehicle chargers available for Tenant's use.  As part of Tenant's parking allocation, Tenant shall be entitled to ten (10) visitor parking stalls in a location proximate to the elevator on the P4 level of the Parking Facilities; provided, however, that in the event Landlord institutes valet parking, then Landlord shall have the right to either relocate all or any portion of such ten (10) visitor parking spaces and/or provide such visitor parking as part of Landlord's valet parking.  Tenant shall cause its employees and visitors to abide by all rules and regulations which are reasonably prescribed from time to time for the orderly operation and use of the Parking Facilities, including any sticker or other identification system established by Landlord.  Subject to Landlord's Obligation to Minimize Tenant Interference, Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Parking Facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Parking Facilities for purposes of permitting or facilitating any such construction, alteration or improvements.  Subject to Landlord's Obligation to Minimize Tenant Interference, Landlord may, at any time, institute valet assisted parking, tandem parking stalls, "stack" parking, or other parking program within the Parking Facility, the cost of which shall be included in Operating Expenses.  In the event Landlord institutes valet parking, Landlord shall also use commercially reasonable efforts to minimize wait times for Tenant's employees and visitors that use the valet by utilizing technology, optimal staffing, and data analytics, as determined by Landlord.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.  The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant Parties and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval other than to a Transferee, Permitted Transferee, or occupant of the Premises pursuant to Section 14.9 above.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1Terms; Captions.  The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises is temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4Reserved.

29.5Transfer of Landlord's Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall be released from all liability under this Lease first arising after the date of the transfer upon the written assumption of such liabilities by any such successor, and, in such event, Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder first arising after the date of transfer and such transferee shall fully assume and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.  Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.  Notwithstanding the foregoing, prior to the Final Condition Date, Landlord shall not Sell the Project.  The term "Sale" or "Sell" shall mean the sale or other transfer of the Building or Project (or any portion thereof) or the membership interest or other direct or indirect ownership interests in Landlord, or the ground lease of the Building or Project, but shall exclude the following transactions: (i) transfers of any direct or indirect ownership interest in Landlord as a result of exercising buy/sell or other contractual rights by a direct or indirect constituent owner of Landlord to acquire the interest of another constituent owner under the organizational documents of Landlord or any of its constituent owners; (ii) transfers of any direct or indirect ownership interest in Landlord resulting solely from the sale, transfer or issuance of shares of stock in an entity that is (or becomes as a result of such transfer) a publicly traded entity, provided that such shares of stock are listed on the New York Stock Exchange or another nationally recognized stock exchange; and (iii) the granting of a bona fide mortgage, deed of trust or other security instrument financing the Project to a third party, including in connection with a mezzanine financing.

29.6Recording.  Tenant shall have the right to record against the Phase a memorandum providing record notice of the Lease, which shall be in the form of Exhibit F attached hereto (the "Memorandum").  The parties shall sign the Memorandum concurrently with the execution of this Lease.  In addition, within thirty (30) days after Landlord's written request following the expiration or earlier termination of this Lease, Tenant shall execute and deliver to Landlord in recordable form, termination of the Memorandum.  Tenant's obligation to execute and deliver such termination of the Memorandum shall survive the expiration or earlier termination of this Lease.  Tenant shall be solely responsible for all costs incurred under this Section 29.6.

29.7Landlord's Title.  Landlord's title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12No Warranty.  In executing and delivering this Lease, except as expressly provided for herein, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.  Tenant agrees that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the physical condition of the Building, the Project, the land upon which the Building or the Project are located, or the Premises, or the expenses of operation of the Premises, the Building or the Project, or any other matter or thing affecting or related to the Premises, except as herein expressly set forth in the provisions of this Lease.

29.13Landlord Exculpation; Tenant Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project (and the rents, issue, profits and proceeds received by Landlord therefrom, following payment of any outstanding liens and/or mortgages).  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease.  Neither Tenant, nor any of the Tenant Parties shall have any personal liability therefor, and Landlord hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Landlord.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Tenant's and the Tenant Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Tenant (if Tenant is a partnership), or trustee or beneficiary (if Tenant or any partner of Tenant is a trust), have any liability for the performance of Tenant's obligations under this Lease.

29.14Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto (including, without limitation, any confidentiality agreement, letter of intent, request for proposal, or similar agreement previously entered into between Landlord and Tenant in anticipation of this Lease) or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other Casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Articles 5 and 24 of this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.  If either party claims that a Force Majeure event has occurred giving rise to a Force Majeure delay, the party claiming such Force Majeure delay shall give prompt written notice to the other party, but no later than five (5) business days after the date that such party first claims Force Majeure event has occurred.

29.17Intentionally Deleted.

29.18Notices.  All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be (A) delivered by a nationally recognized overnight courier, or (B) delivered personally.  Any such Notice shall be delivered (i) to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 11 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given on the date of receipted delivery, of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no Notice was given.  If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given the same opportunity as given Landlord hereunder to cure such default prior to Tenant's exercising any remedy available to Tenant.  The party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail.

29.19Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20Representations.  Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  Upon request from Landlord, Tenant shall deliver to Landlord satisfactory evidence of such authority and also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.  As of the Date of this Lease, Landlord hereby represents and warrants that (a) Landlord is a duly formed and existing entity qualified to do business in California and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so, (b) Landlord has not entered into any unrecorded Underlying Documents that would prohibit the use of the Premises for general office use or life-science use, and (c) Landlord owns the land on which the Building is being constructed in fee simple.

29.21Attorneys' Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22Governing Law.  This Lease shall be construed and enforced in accordance with the laws of the State of California.

29.23Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Landlord shall pay the Brokers pursuant to the terms of separate commission agreements.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26Project or Building Name and Signage.  Landlord shall have the right at any time to change the name or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire.  Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.28Confidentiality; Press Releases.  The parties shall at all times keep this Lease confidential, except to the extent necessary to (i) comply with applicable Law and regulations (including any securities laws), or (ii) carry out the obligations set forth in this Lease; provided, however, that either party shall be allowed to disclose such information to the party's assignees, prospective purchasers, subtenants, agents, employees, contractors, consultants, brokers, accountants, rating agencies or attorneys, prospective landlords of replacement premises as well as lenders (if any), investment bankers and venture capital groups, investors, with a need to know, and except to the extent that disclosure is necessary for a party to exercise its rights and perform its obligations under this Lease, provided, that, in all cases, the disclosure is no broader than necessary and the party who receives the disclosure agrees prior to receiving the disclosure to keep the information confidential.  Except a result of a breach of this Lease, disclosure of information by either party shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge or from sources other than Tenant or Landlord or their respective agents, employees, contractors, consultants or attorneys.  In addition, Tenant and Landlord shall each be entitled at any time to make customary disclosures on investor/earnings calls or meetings or in earning releases or in filings required by the Securities Exchange Commission or as otherwise required by applicable Laws.  Landlord is obligated to regularly provide financial information concerning Landlord and/or its affiliates (including Kilroy Realty Corporation, a public company whose shares of stock are listed on the New York Stock Exchange) to the shareholders of its affiliates, to the SEC and other regulatory agencies, and to auditors and underwriters, which information may include summaries of financial information concerning leases, rents, costs and results of operations of its real estate business, including any rents or results of operations affected by this Lease.

Either party may issue press releases in the ordinary course of business announcing that Landlord has leased the Premises to Tenant; provided, however, that neither party may disclose the economic terms of this Lease (as opposed to the length of the Lease Term, the RSF of the Premises, and the identity of Tenant, which may be included in Landlord's press release) in any press release, without the other party's consent, which consent may be granted or withheld in such party' sole discretion.

29.29Transportation Management.  Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30Renovations.  Subject to Landlord's Obligations to Minimize Tenant Interference, during the Lease Term Landlord may renovate, improve, alter, or modify (collectively, the "Renovations") the Project, and/or the Building including without limitation the Parking Facilities, Common Areas and Base Building.  Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions.

29.31No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

29.32Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "Lines") at the Project in or serving the Premises, provided that (i) Tenant shall use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the "Identification Requirements," as that term is set forth hereinbelow, (iii) any new or existing Lines servicing the Premises shall comply with all Applicable Laws, and (iv) Tenant shall pay all costs in connection therewith.  All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4') outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines' termination point(s) (collectively, the "Identification Requirements").  Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or otherwise represent a dangerous or potentially dangerous condition, but Tenant shall not otherwise be required to remove any Lines upon the expiration or earlier termination of this Lease.

29.33Development of the Project.

29.33.1Subdivision.  Landlord reserves the right to further subdivide all or a portion of the Project.  Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.33.2The Other Improvements.  If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project.  Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

29.33.3Construction of Project and Other Improvements.  Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc.  which are in excess of that present in a fully constructed project.  Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.34Roof Rights.  In accordance with, and subject to, this Section 29.34 (including Tenant's obtaining all requisite permits and compliance with Landlord's reasonable construction rules and conditions as well as Landlord's reasonable approval of the contractors, vendors and materialmen in connection with the same), Tenant shall have the right, at no additional fee (but subject to Landlord's reasonable approval as provided in this Section 29.34), to install and maintain, at Tenant's sole cost and expense, rooftop chillers, mechanical equipment relating to the conduct of business within the Premises, telecommunications antennas, microwave dishes and other communications equipment, including a reasonable sized dish on the roof of the Building (and reasonable equipment and cabling related thereto), for receiving of signals or broadcasts (as opposed to the generation or transmission of any such signals or broadcasts) servicing the business conducted by Tenant from within the Premises (all such equipment is defined collectively as the "Rooftop Equipment") upon the roof of the Building.  Tenant's use of the roof of the Building shall be exclusive, but for any equipment relating to the operation or management of the Building and Food and Beverage Space.  Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Rooftop Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Rooftop Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise.  The location, physical appearance, the size, the design and the weight of the Rooftop Equipment shall be subject to Landlord's reasonable approval, which approval will not be withheld so long as such Rooftop Equipment does not create a Design Problem.  Tenant shall maintain such Rooftop Equipment, at Tenant's sole cost and expense.  In the event Tenant elects to exercise its right to install the Rooftop Equipment, then Tenant shall give Landlord prior notice thereof.  If the Rooftop Equipment constitutes a Specialty Alteration, Tenant shall remove such Rooftop Equipment upon the expiration or earlier termination of this Lease, or upon the termination of Tenant's rights under this Section 29.34, and shall repair any damage caused by such removal.  Tenant shall not be entitled to license its Rooftop Equipment to any unrelated third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Rooftop Equipment by an unrelated third party.

29.35Intentionally Omitted.

29.36Intentionally Omitted.

29.37No Discrimination.  As required by the Existing Underlying Documents, the lessee herein covenants by and for the lessee and lessee's heirs, personal representatives and assigns, and all persons claiming under the lessee or through the lessee, that this lease is made subject to the condition that there shall be no discrimination against or segregation of any person or of a group of persons on account of race, color, creed, religion, sex, sexual orientation, marital status, national origin, ancestry or disability in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the property herein leased nor shall the lessee or any person claiming under or through the lessee establish or permit any such practice or practices of discrimination of segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants, or vendees in the property herein leased.

29.38LEED Certification.  Landlord may, in Landlord's sole and absolute discretion, elect to apply to obtain or maintain a LEED certification for the Project (or portion thereof), or other applicable certification in connection with Landlord's sustainability practices for the Project (as such sustainability practices are to be determined by Landlord, in its sole and absolute discretion, from time to time).  Notwithstanding the foregoing, Tenant does not need to cause the Improvements or any Alterations to satisfy LEED certification requirements, but Tenant shall, at no cost to Tenant, otherwise promptly cooperate with the Landlord's efforts in connection therewith and provide Landlord with any documentation it may need in order to obtain or maintain the aforementioned certification.

29.39Energy Performance Disclosure Information.  Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the "Energy Disclosure Requirements").  Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the "Energy Disclosure Information"), and agrees that Landlord has timely complied in full with Landlord's obligations under the Energy Disclosure Requirements.  Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information.  If and to the extent not prohibited by Applicable Laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord's failure to disclose such information.  Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord's failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease.  Tenant's acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building.  Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant's energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the "Tenant Energy Use Disclosure").  Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure.  Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure.  The terms of this Section 29.39 shall survive the expiration or earlier termination of this Lease.

29.40Utility Billing Information.  In the event that the Tenant is permitted to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Landlord's sole and absolute discretion), Tenant shall promptly, but in no event more than five (5) business days following its receipt of each and every invoice for such items from the applicable provider, provide Landlord with a copy of each such invoice.

29.41Labor Harmony.  If Tenant's use of its non-union employees or non-union providers for the construction of any Alterations or Improvements or the provision of janitorial, security or other services provided by Tenant under this Lease causes (i) a material disruption to the provision of corresponding construction or services at the Project, or (ii) a material disruption to any other service or trade to the Phase or Project that materially affects the operation of the Phase or Project, or materially disrupts any construction project at the Project (including in any other tenant spaces) for a period of more than seven (7) business days (either event in item (i) or (ii), above, a "Stoppage"), then in any such event Tenant shall, within forty-eight (48) hours after notice, take remedial action to resolve the Stoppage, but Landlord may not require Tenant to utilize union labor unless required by Applicable Laws. Landlord agrees to reasonably cooperate with Tenant to resolve any Stoppage or other labor dis-harmony, including enforcing its rights under its applicable union contract, and lodging a complaint with the union or applicable agency.

29.42Shuttle Service.  Subject to the provisions of this Section 29.42, Landlord shall operate a shuttle service (the "Shuttle Service") at the Project, available for use by Tenant's employees ("Shuttle Service Riders").  The use of the Shuttle Service shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord, in its sole and absolute discretion, and/or the operator of the Shuttle Service.  Landlord will reasonably designate (a) the hours of operation of the Shuttle Service, which shall at least include the hours of 7 a.m. through 6 p.m. five (5) days a week (excluding weekends and holidays), and (b) the frequency of stops, which shall include stops at the Project no less frequently than three (3) times in the morning and three (3) times in the afternoon/evening.  The Shuttle Service routes shall include, without limitation, stops to pick up Shuttle Service Riders at the Phase, at the nearest Caltrain Station and nearest BART station.  Landlord shall have the right to reasonably modify the foregoing schedule of operation, frequency of stops, and location of stops if reasonably prudent to accommodate actual ridership levels of Shuttle Service Riders.  Subject to compliance with the foregoing requirements in (a) and (b) above and the preceding sentence, Landlord shall have the right, at Landlord's sole discretion, to expand, contract, or otherwise modify (but not eliminate) all Shuttle Services provided by it.  Landlord and Tenant acknowledge that the use of the Shuttle Service by the Shuttle Service Riders shall be at their own risk and that the terms and provisions of Section 10.1 of this Lease shall apply to Tenant and the Shuttle Service Rider's use of the Shuttle Service.  The costs of operating, maintaining and repairing the Shuttle Service shall be included as part of Operating Expenses.  Landlord or the operator of the Shuttle Service shall not have a right to charge a fee to the users of the Shuttle Service.

29.43Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering.  Neither Tenant nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Lease Term, will they become a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC") (including any "blocked" person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC's Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, "Prohibited Persons").  Prior to and during the Lease Term, Tenant, and to Tenant's knowledge, its employees and any person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws.  Tenant is not entering into this Lease, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. Notwithstanding anything contained herein to the contrary, for the purposes of this Section 8.12 the phrase "Tenant nor any of its affiliates, nor any of their respective members, partners or other equity holders" and all similar such phrases shall not include any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange.  Neither Landlord nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Term, will they become Prohibited Persons.  Prior to and during the Term, Landlord, and to Landlord's knowledge, its employees and any person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws.  Landlord is not entering into this Lease, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering.  Notwithstanding anything contained herein to the contrary, for the purposes of this Section 8.12 the phrase "Landlord nor any of its affiliates, nor any of their respective members, partners or other equity holders" and all similar such phrases shall not include (i) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (ii) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Kilroy Realty, L.P. or Kilroy Realty Corporation.  As used herein, "Patriot Act" shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

29.44Signatures.  The parties hereto consent and agree that this Lease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking "SIGN", such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

[Signatures follow on next page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"LANDLORD":

KR OYSTER POINT I, LLC,
a Delaware limited liability company

By:	Kilroy Realty, L.P.,
a Delaware limited partnership,
its Sole Member

	By:	Kilroy Realty Corporation,
a Maryland Corporation,
its General Partner

		By:	/s/ Jeffery C. Hawken
		Name:	Jeffery C. Hawken
		Title:	Executive Vice President and Chief Operating Officer

		By:	/s/ Tyler H. Rose
		Name:	Tyler H. Rose
		Title:	Executive Vice President and Chief Operating Officer

"TENANT":

CYTOKINETICS, INCORPORATED,
a Delaware corporation

By:	/s/ Robert I. Blum
Name:	Robert I. Blum
Its:	President and Chief Executive Officer

By:	/s/ Mark A. Schlossberg
Name:	Mark A. Schlossberg
Its:	Senior Vice President and General Counsel

*NOTE:

If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

(A)This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer.  If one (1) individual is signing in two (2) of the foregoing capacities, that individual must identify the two (2) capacities.

(B)If the requirements of (A) above are not satisfied, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

KR Oyster Point II, LLC, based on the TCCs of this Lease, including Tenant's covenants in Section 1.4 of this Lease, hereby agrees to perform the obligations of "Landlord" under Section 1.4 of this Lease.

KR OYSTER POINT II, LLC,
a Delaware limited liability company

By:	Kilroy Realty, L.P.,
a Delaware limited partnership,
its Sole Member

	By:	Kilroy Realty Corporation,
a Maryland Corporation,
its General Partner

		By:	/s/ Jeffery C. Hawken
		Name:	Jeffery C. Hawken
		Title:	Executive Vice President and Chief Operating Officer

		By:	/s/ Tyler H. Rose
		Name:	Tyler H. Rose
		Title:	Executive Vice President and Chief Operating Officer

EXHIBIT A

OYSTER POINT

OUTLINE OF FLOOR PLANS OF THE PREMISES

Exhibit A – Page 1

Exhibit A – Page 2

EXHIBIT A-1

OYSTER POINT

SITE PLAN OF THE PROJECT

Phase 04
BUILDING G
8 floors
BUILDING F
7 floors
BUILDING E
7 floors
Phase 03
BUILDING D
6 floors
PARKING P2
Phase 05
BUILDING I
5 floors
BUILDING H
4 floors
BUILDING C
7 floors
BUILDING B
7 floors
Phase 02
PARKING P3
PARKING P1
BUILDING A
8 floors
OYSTER POINT BLVD
MARINA BLVD
GULL DRIVE
Phase 01
7 floors
6 floors
5 floors

Exhibit A – Page 1

EXHIBIT A-2

OYSTER POINT

GROUND FLOOR COMMON AREAS

Exhibit A – Page 1

EXHIBIT A-3

OYSTER POINT

DEPICTION OF PARKING FACILITIES

Exhibit A – Page 1

EXHIBIT B

OYSTER POINT

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the Premises.  This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of Articles 1 through 29 of the Lease to which this Work Letter is attached as Exhibit B and of which this Work Letter forms a part, and all references in this Work Letter to Sections of "this Work Letter" shall mean the relevant portion of Sections 1 through 5 of this Work Letter.

SECTION 1

DELIVERY OF THE PREMISES

1.1Construction of Base Building.  Landlord shall construct, at its sole cost and expense, and without deduction from the Improvement Allowance, the base, shell, and core of the Building (the "Base, Shell and Core" and/or "Base Building"), the Other Phase Buildings and the Parking Facilities, in substantial accordance with the Base Building Plans described on Schedule 1 attached hereto (the "Base Building Plans"), subject to Landlord Minor Changes, as that term is defined herein below.  The Base Building Plans do not include drawings and specifications for construction of the Auditorium, Fitness Center, or Food and Beverage Space (collectively, "Ground Floor Areas").  After the date of this Lease, Landlord will revise the Base Building Plans to incorporate the Ground Floor Areas which will be consistent in terms of finishes, form, function, and utility as food and beverage spaces, fitness centers, and auditorium/conference facilities in Comparable Buildings or comparable buildings in San Francisco and Mission Bay.  In addition, Landlord hereby reserves the right to modify the Base Building Plans, provided that such modifications (A) are required to comply with Applicable Laws, or (B) are field changes or other changes that will not (i) materially and adversely affect Tenant's permitted use of the Premises and the Project, (ii) result in the use of materials, systems or components which are not of a materially equivalent or better quality than the materials, systems and components set forth in the Base Building Plans, or in the Lease, (iii) materially increase the cost to construct the Improvements or maintain and repair the Premises, (iv) adversely affect the visibility of Tenant's signage on or in the Building, or (v) result in a material change in the layout or configuration of the Base Building or require changes to the Improvements (collectively, "Landlord Minor Changes").  Certain work described in the Base Building Plans are described as Tenant's obligation as part of the construction of the Improvements, and are not components of the Base Building.

1.2Delivery Condition.  The "Delivery Condition" shall occur at such time as Landlord delivers the Base Building to Tenant for commencement of construction of the Improvements, and in compliance with the conditions set forth in Schedule 2, attached hereto.  The date of Landlord's delivery of the Premises to Tenant in the Delivery Condition is the "Delivery Date".  The Delivery Date shall be deemed to occur on the date the Delivery Condition would have occurred but for "Tenant Delays" (defined below).  The parties acknowledge and agree that the Delivery Condition does not reflect all work necessary to cause the Building to be in substantially completed Base, Shell and Core condition.  As such, Landlord shall continue to be obligated to perform additional construction after the completion of the Delivery Condition to cause the Premises to be in Final Condition.  From and after the date Landlord delivers the Premises to Tenant in the Delivery Condition, neither party shall unreasonably interfere with or delay the work of the other party and/or its contractors or consultants, and both parties shall mutually coordinate and cooperate with each other, and shall cause their respective employees, vendors, contractors, and consultants to work in harmony with and to mutually coordinate and cooperate with the other's employees, vendors, contractors and consultants, respectively, to minimize any interference or delay by either party with respect to the other party's work.  Notwithstanding the foregoing, in the event of any irreconcilable conflict between the work of Landlord's workers, mechanics and contractors and the work of Tenant's workers, mechanics and contractors, Landlord and Tenant shall resolve such conflict or interference by a reasonable resequencing or rescheduling of Tenant's remaining work as necessary to avoid the conflict or interference; provided, however, that such resequencing or rescheduling of Tenant's remaining work shall delay the Lease Commencement Date on a day-for-day basis for each day of delay in construction of the Improvements caused thereby (each such day of delay in constructing the Improvements, is a "Landlord Delay Day").

Exhibit B – Page 1

1.2.1Late Delivery Date Abatement.  If the Delivery Date has not occurred on or before the thirtieth (30th) day following the Anticipated Delivery Date (as defined in Section 3.2 of the Summary), subject to extension for Force Majeure Delay (as that term is defined in Section 1.4 below), then Tenant shall be entitled to a day-for-day abatement of Base Rent attributable to the entirety of the Premises for the thirtieth (30th) day following the Anticipated Delivery Date and each day thereafter until the earlier to occur of:  (i) the Delivery Date, and (ii) the fifty-ninth (59th) day following the Anticipated Delivery Date.  If the Delivery Date has not occurred by the sixtieth (60th) day following the Anticipated Delivery Date, subject to extension for Force Majeure Delay, Tenant shall be entitled to an abatement of Base Rent equal to twice the per diem Base Rent attributable to the entirety of the Premises for the sixtieth (60th) day following the Anticipated Delivery Date and each day thereafter until the Delivery Date (collectively, as the "Late Delivery Abatements").  Tenant shall immediately apply any accrued Late Delivery Abatements against payments of Rent as they become due.  Tenant's rights to receive the Late Delivery Abatements shall be Tenant's sole and exclusive remedies at law or in equity for the failure of the Delivery Date to occur by any particular date.

1.3Final Condition.  The "Final Condition" shall mean that the Base, Shell and Core of the Building has been substantially completed in accordance with the Base Building Plans (as the same may be modified in accordance with the terms and conditions of this Work Letter) to the extent necessary for Landlord to obtain a certificate of occupancy or temporary certificate of occupancy, or legal equivalent (each, a "CofO"), for the Base, Shell and Core, and (B) the Common Areas that relate to Tenant's use or occupancy of the Building, the Food and Beverage Space and the Parking Facilities have been substantially completed in accordance with the Base Building Plans to the extent necessary for Landlord to obtain a CofO, with the exception of any punch list items (the "Base Building Punch List Items").  The date that Landlord causes the Final Condition to occur shall be referred to as the "Final Condition Date".  The Final Condition Date shall be deemed to occur on the date such Final Condition would have occurred but for Tenant Delays; provided that the number of days of Tenant Delays shall be offset by the number of days, if any, that the construction of the Improvements are delayed as a result of Landlord's interference with the construction of the Improvements.  The Final Condition Date shall be deemed to occur on the date the Final Condition would have occurred but for Tenant Delays, subject to Landlord Delay Days.

Exhibit B – Page 2

1.4Tenant Delay; Force Majeure Delay.  As used herein, the term "Tenant Delay" shall mean (i) the failure of Tenant to approve or disapprove any matter (if any) requiring Tenant's approval relating to the construction of the Base, Shell and Core within the time periods therefor specified in this Work Letter (or if no time period is specified, then within three (3) business days of request); (ii) unreasonable (when judged in accordance with industry custom and practice) interference by Tenant, its agents or Tenant Parties (except as otherwise allowed by this Work Letter) with the substantial completion of the Base, Shell and Core and which objectively precludes or delays the construction of the Base, Shell and Core and the Delivery Date and (iii) any delays caused by Tenant's physical alteration of the items of the Base, Shell and Core that are not based on changes in Applicable Laws, Landlord Minor Changes, or Landlord's failure to build the Base, Shell and Core pursuant to the Base Building Plans or Tenant's failure to complete or construct any portion of the Improvements (including temporary or permanent life-safety work or fire sprinkler work) (such altered item or item that Tenant fails to construct shall each be a "TI Item").  To the extent Landlord reasonably determines that the altered or unconstructed TI Item will delay the substantial completion of the Base, Shell and Core or otherwise delay the Delivery Date or Final Condition Date, in addition to notifying Tenant that such TI Item constitutes a Tenant Delay, Landlord may, upon prior notice to Tenant, modify such altered TI Item or construct the unconstructed TI Item, and deduct the cost thereof (as reasonably determined by Landlord) from the Improvement Allowance, in a manner necessary for Landlord to cause the substantial completion of the Base, Shell and Core.  As used herein, the term "Force Majeure Delay" shall mean only an actual delay resulting from industry-wide strikes, fire, wind, rain, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, sabotage, war, invasion, insurrection, rebellion, civil unrest, riots, earthquakes, or actual, industry-wide delay affecting all similar works of construction in the vicinity of the Building, including by reason of regulation or order of any governmental agency.  The total number of days of Force Majeure Delay shall not exceed one hundred eighty (180) days.  Whenever this Work Letter of this Lease provides that a time or period shall be subject to extension for a Tenant Delay or Force Majeure Delay or that there shall be any other consequence for the occurrence of a Tenant Delay or Force Majeure Delay, Landlord shall provide notice to Tenant of such Tenant Delay or Force Majeure Delay("Delay Notice"), specifying the nature (to the extent known) and the estimated length thereof (to the extent known).  If such Delay Notice is given later than two (2) business days after Landlord has actual knowledge of the existence of the Tenant Delay or Force Majeure Delay ("Date of Delay Knowledge"), then the Tenant Delay or Force Majeure Delay, as applicable, shall exclude the number of days from the third (3rd) business day following the Date of Delay Knowledge through the date the Delay Notice is given ("Delay Exclusion Period") but only to the extent that the consequence for the occurrence of a Tenant Delay or Force Majeure Delay continues during the Delay Exclusion Period.

SECTION 2

IMPROVEMENTS

2.1Improvement Allowance And Additional Allowance.  Tenant shall be entitled to a one-time improvement allowance (the "Improvement Allowance") in the amount set forth in Section 13 of the Summary for the costs relating to the initial design and construction of the improvements (the "Improvements"). Notwithstanding anything above to the contrary, in the event there exists an Over-Allowance Amount (as defined in Section 4.2.1 below), Tenant shall have the option, exercisable upon written notice to Landlord prior to the date Tenant is obligated to pay such Over-Allowance Amount, to receive an allowance (the "Additional Allowance") in the amount not to exceed Thirty-Five Dollars ($35.00) per rentable square foot of the Premises.  In the event Tenant exercises such option and as consideration for Landlord providing such Additional Allowance to Tenant, the Base Rent payable by Tenant throughout the entire one hundred forty-four (144) month initial Lease Term ("Amortization Period") shall be increased by an amount sufficient to fully amortize such Additional Allowance throughout said one hundred forty-four (144) month period based upon monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of eight percent (8%) per annum (the "Amortization Rent").  In such event, Section 4 of the Summary shall be revised to reflect such increased Base Rent for all time periods under this Lease.  Such revised Base Rent schedule shall be memorialized in an amendment to this Lease to be executed by Landlord and Tenant.  In the event the Lease shall terminate as a result of a default by Tenant under the terms of the Lease or this Work Letter, Tenant acknowledges and agrees that the unamortized balance of the Additional Allowance which has not been paid by Tenant to Landlord as of the termination date pursuant to the foregoing provisions of this Section 2.1, shall become immediately due and payable as unpaid

Exhibit B – Page 3

rent which has been earned as of such termination date.  In addition, in no event shall the Amortization Rent be abated for any reason whatsoever. In no event shall Landlord be obligated to pay a total amount which exceeds the Improvement Allowance or Additional Allowance (if applicable).  Any unused portion of the Improvement Allowance remaining as of the date which is twelve (12) months after the Lease Commencement Date shall remain with Landlord and Tenant shall have no further right thereto (the "Allowance Deadline").  Notwithstanding anything above to the contrary, an amount not to exceed $2,000,000.00 of the aggregate amount of the Improvement Allowance and the Additional Allowance may be utilized by Tenant for the cost of design, construction fees, consultant fees, Lines and other soft costs directly related to the design and construction of the Improvements (the "Soft Cost Cap"); provided, however, in no event shall such amount be utilized as a Rent credit.  Landlord shall also provide Tenant with a test fit allowance equal to $0.15 per rentable square foot of the Premises payable by Landlord to Tenant in the manner described in Section 2.2.2 below.

2.2Disbursement of the Improvement Allowance and Additional Allowance.

2.2.1Improvement Allowance Items.  Except as otherwise set forth in this Work Letter, the Improvement Allowance and Additional Allowance (if applicable) shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process, including, without limitation, Landlord's receipt of invoices for all costs and fees described herein) only for the following items and costs (collectively the "Improvement Allowance Items"):

2.2.1.1  Payment of construction fees, architectural fees, consulting fees, engineering services, subject to the Soft Cost Cap, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Work Letter;

2.2.1.2  The payment of plan check, permit and license fees relating to construction of the Improvements, subject to the Soft Cost Cap;

2.2.1.3  The cost of construction of the Improvements, including, without limitation, testing and inspection costs, mechanical and electrical services, freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;

2.2.1.4  The cost of any changes in the Base Building when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5  The cost of any changes to the Construction Drawings or Improvements required by all applicable building codes (the "Code");

2.2.1.6  The cost of the "Coordination Fee," as that term is defined in Section 4.2.2.1 of this Work Letter;

2.2.1.7  Sales and use taxes;

2.2.1.8  Costs of installing Lines in the Premises and Tenant's conduit infrastructure; and

2.2.1.9Any costs and/or expenses which are expressly designated in the Lease as costs and/or expenses which may be deducted from the Tenant Improvement Allowance.

2.2.2Disbursement of Improvement Allowance.  Tenant acknowledges that Landlord is a publicly traded real estate investment trust ("REIT"), and due to such REIT status Landlord is required to satisfy certain tax and accounting requirements and related obligations in connection with the leases at the Building.  In order to satisfy such requirements and obligations in connection with this Lease, Landlord requires various construction-related deliverables to be timely submitted by Tenant to Landlord ("Tenant Deliverables") at certain designated times set forth in Schedule 3 attached to this Work Letter, and Tenant hereby agrees to timely comply with all such Tenant Deliverable obligations, all of which are hereby incorporated into this Work Letter by reference. Notwithstanding any contrary provision of this Work Letter or Schedule 3 attached to this Work Letter, a complete set of all Tenant Deliverables shall be delivered to Landlord no later than the Allowance Deadline.  Prior to the commencement of construction of the

Exhibit B – Page 4

Improvements, Tenant shall deliver all of the Tenant Deliverables set forth in Section 1 of Schedule 3 attached to this Work Letter (i.e., the "Prior to Start of Construction" category of Tenant Deliverables) to Landlord.  Certain of the Tenant Deliverables set forth in Section 1 of Schedule 3 attached to this Work Letter are further addressed with more specific provisions in this Work Letter. Prior to and during the construction of the Improvements, Landlord shall make monthly disbursements of the Improvement Allowance for Improvement Allowance Items and shall authorize the release of monies as follows:

2.2.2.1  Monthly Disbursements.  On or before the twentieth (20th) day of each calendar month, during the construction of the Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord:  (i) a request for payment of the "Contractor," as that term is defined in Section 4.1.1 of this Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord.  Thereafter, Landlord shall deliver a check to Tenant in payment of the lesser of:  (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, and (B) the balance of any remaining available portion of the Improvement Allowance, provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.5 below.  Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

2.2.2.2  Requirements Upon Completion of Construction.  Promptly following the completion of construction of the Improvements, (i) Tenant shall deliver to Landlord (a) paid invoices for all Improvements and related costs for which the Improvement Allowance has been disbursed, (b) signed permits for all Improvements completed within the Premises, (c) properly executed unconditional mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from Tenant's contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Improvements, (ii) Tenant shall cause the Architect to deliver to Landlord a "Certificate of Substantial Completion", in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed, (iii) Tenant shall deliver to Landlord a "close-out package" in both paper and electronic forms (including, to the extent consistent with first-class construction practices and procedures, as-built drawings, and final record CADD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, and an independent air balance report); and (iv) Tenant shall deliver a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant for the Premises.

2.2.2.3  Other Terms.  Landlord shall only be obligated to make disbursements from the Improvement Allowance and Additional Allowance (if applicable) to the extent costs are incurred by Tenant for Improvement Allowance Items.  All Improvement Allowance Items for which the Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease.

2.3Removal Requirements.  Removal requirements regarding the Improvements are addressed in Article 8 of this Lease.

2.4Offset Right.  Notwithstanding anything to the contrary contained herein, if Landlord fails to timely fulfill its obligation to fund any portion of the Improvement Allowance and/or Additional Allowance, Tenant shall be entitled to deliver notice ("Payment Notice") thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously provided to Tenant.  If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord's receipt of the Payment Notice from Tenant and if Landlord fails to deliver notice to Tenant within such twenty (20) business day period explaining Landlord's reasons that Landlord believes that the amounts described in Tenant's Payment Notice are not due and payable by Landlord ("Refusal Notice"), Tenant shall be entitled to offset the amount so funded, together with interest at the Interest Rate from the date Landlord

Exhibit B – Page 5

was obligated to pay such amount until the date of offset, against Tenant's next obligations to pay Base Rent; provided, however, that no more than fifty percent (50%) of the Base Rent may be offset in any given month; provided further, however, Landlord shall be obligated to immediately disburse to Tenant any undisputed amounts.  If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the amounts to be so paid by Landlord, if any, within ten (10) days after Tenant's receipt of a Refusal Notice, Tenant shall not be entitled to offset such amount against Rent unless and until such dispute is finally resolved by JAMS Arbitration.

SECTION 3

CONSTRUCTION DRAWINGS

3.1Selection of Architect/Construction Drawings.  Tenant shall retain the architect/space planner reasonably approved by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1.  Tenant shall retain the engineering consultants reasonably approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises, which work is not part of the Base Building.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings."  All Construction Drawings shall be prepared as soon as reasonably possible and all Construction Drawings shall be subject to Landlord's approval, which approval shall only be withheld in the event of a Design Problem.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2Preliminary Space Plan.  On or before March 31, 2020, Tenant shall supply Landlord with four (4) hard copies signed by Tenant of its preliminary space plan, along with other renderings or illustrations reasonably required by Landlord, to allow Landlord to understand Tenant's design intent, for the Premises before any final space plan has been commenced, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such preliminary space plan.  The preliminary space plan (the "Preliminary Space Plan") shall include Tenant's proposed preliminary layout and designation of all life science systems, labs and lab systems, offices, rooms and other partitioning, their intended use, and equipment to be contained therein.  Landlord may request clarification or more specific drawings for special use items not included in the Preliminary Space Plan.  Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Preliminary Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3Final Space Plan.  Within sixty (60) days following Landlord's approval of the Preliminary Space Plan, Tenant shall supply Landlord with four (4) hard copies signed by Tenant of its final space plan before any architectural working drawings or engineering drawings have been commenced, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such final space plan.  The final space plan (the "Final Space Plan") shall be consistent with the Preliminary Space Plan and shall include a detailed layout and designation of all life science systems, labs and lab systems, offices, rooms and other partitioning, their intended use, and equipment to be contained therein.  Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan.  Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

Exhibit B – Page 6

3.4Final Working Drawings.  After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below.  Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval, which approval may only be withheld to the extent a Design Problem exists.  Tenant shall supply Landlord with four (4) hard copies signed by Tenant of the Final Working Drawings, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Working Drawings.  Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.  In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes (out of the Improvement Allowance, Additional Allowance or otherwise) in advance upon receipt of notice thereof.

3.5Approved Working Drawings.  The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant.  After approval by Landlord of the Final Working Drawings, no later than September 1, 2020 (other than as a result of Landlord caused delay), Tenant shall submit the same to the appropriate municipal authorities for all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

3.6Electronic Approvals.  Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, Landlord may, in Landlord's sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Work Letter via electronic mail to Tenant's representative identified in Section 5.1 of this Work Letter, or by any of the other means identified in Section 29.18 of this Lease.

SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1Tenant's Selection of Contractors.

4.1.1The Contractor.  Tenant shall retain Hathaway Dinwiddie as general contractor ("Contractor") to construct the Improvements.

4.1.2Tenant's Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Construction Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.  If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

Exhibit B – Page 7

4.2Construction of Improvements by Tenant's Construction Agents.

4.2.1Construction Contract; Cost Budget.  Tenant shall engage the Contractor under a construction contract (collectively, the "Contract").  Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a (i) a copy of the fully executed Contract, (ii) Tenant's proposed construction schedule for the construction and completion of the Improvements (the "Construction Schedule"), and (iii) detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8, above, in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs").  The Final Costs provided by Tenant shall include two (2) separate schedules of values for the Improvements: (a) the first of which shall specifically identify certain assets and trades included in the Improvements that, when totaled together, substantially equal the amount of the Improvement Allowance to maximum extent possible without splitting or apportioning the cost of specific line items or trades (the "Landlord SOV"), such that at least ninety percent (90%) of the of the Landlord SOV Improvements shall be constructed by the Allowance Deadline; and (b) the second of which shall include the remainder of the work required in connection with the construction of the Improvements (the "Tenant SOV"). Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Costs if the Landlord SOV and the Tenant SOV are unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall cause the Landlord SOV and the Tenant SOV to be revised to correct any deficiencies or other matters Landlord may reasonably require within five (5) business days of Tenant's receipt of Landlord's notice thereof.  The foregoing process shall be continued until the Landlord SOV and Tenant SOV have been approved by Landlord.  The Improvement Allowance shall be used for the costs to design and construct the Improvements included in the Landlord SOV (the "Landlord SOV Improvements").  In no event shall Landlord be obligated to make disbursements from the Improvement Allowance for the Improvements included in the Tenant SOV (the "Tenant SOV Improvements") until all disbursements have been made from the Improvement Allowance for all Landlord SOV Improvements.  Following Landlord's disbursement of the Improvement Allowance, Tenant shall pay the difference between the amount of the Final Costs (including any increase in the amount of the Final Costs during the course of design and construction of the Improvements) and the amount of the Improvement Allowance (the "Over-Allowance Amount") from Tenant's own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.

4.2.2Tenant's Construction Agents.

4.2.2.1  Landlord's General Conditions for Tenant's Construction Agents and Improvement Work.  Tenant's and Tenant's Agent's construction of the Improvements shall comply with the following:  (i) the Improvements shall be constructed in strict accordance with the Approved Working Drawings, as amended by change orders; and (ii) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Improvements.  Tenant shall pay a logistical coordination fee (the "Coordination Fee") to Landlord in an amount equal to Two Hundred Forty-Two Thousand Five Hundred Thirty-Eight and No/100 Dollars ($242,538.00), which Coordination Fee shall be for services relating to the coordination of the construction of the Improvements and shall be deducted by Landlord from the Improvement Allowance.

4.2.2.2  Indemnity.  Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Construction Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Improvements and/or Landlord's disapproval of all or any portion of any request for payment.

Exhibit B – Page 8

4.2.2.3  Requirements of Tenant's Construction Agents.  Each of Tenant's Construction Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant's Construction Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii)  the Lease Commencement Date.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the Building and/or Common Areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract.

4.2.2.4  Insurance Requirements.

4.2.2.4.1  General Coverages.  All of Tenant's Construction Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2  Special Coverages.  Tenant shall carry "Builder's All Risk" insurance in the full replacement cost of the Improvements covering the construction of the Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Construction Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3  General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor's equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense.  Tenant's Construction Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Construction Agents.  All insurance, except Workers' Compensation, maintained by Tenant's Construction Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Work Letter.

4.2.3Governmental Compliance.  The Improvements shall comply in all respects with all Applicable Laws.

4.2.4Inspection by Landlord.  Landlord shall have the right to inspect the Improvements at all times, provided however, that Landlord's failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Improvements constitute Landlord's approval of the same.  Should Landlord disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in, and/or disapproval by Landlord of, the Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists

Exhibit B – Page 9

or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

4.2.5Meetings.  Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements, which meetings shall be held in South San Francisco, California, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such formal meetings.

4.3Notice of Completion; Copy of Record Set of Plans.  Within fifteen (15) days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same, at Tenant's sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

MISCELLANEOUS

5.1Tenant's Representative.  Tenant has designated Chris Brey as its sole representative with respect to the matters set forth in this Work Letter (whose e-mail address for the purposes of this Work Letter is cbrey@cytokinetics.com and phone number is 650-624-3069), who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

5.2Landlord's Representatives.  Landlord has designated Jonas Vass and Nate Marshall (whose e-mail addresses for the purposes of this Work Letter are jvass@kilroyrealty.com or nmarshall@kilroyrealty.com and phone numbers are (415) 778-7741 or (415) 778-7747) as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, each shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

5.3Time of the Essence in This Work Letter.  Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4Tenant's Lease Default.  Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, if any default by Tenant under the Lease or this Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount or timely provide the Security Deposit pursuant to Article 21 of this Lease) occurs at any time on or before the substantial completion of the Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

Exhibit B – Page 10

5.5No Miscellaneous Charges.  To the extent the same is reasonably available, Landlord shall permit Tenant and Contractor to use, at Landlord's cost (i.e., without application of the Improvement Allowance nor the Additional Allowance), utilities, the Building's material hoists, freight and passenger elevators, staging areas and parking and related facilities of the Building to the extent the same are reasonably necessary for Tenant and/or the Contractor to construct the Improvements, or for Tenant's initial move into the Premises, including the installation of Tenant's furniture, fixtures, and equipment during the hours of 7:00 a.m. to 6:00 p.m. on weekdays (other than Holidays) (for purposes of this Section, the "Construction Hours").  Notwithstanding the foregoing, if Tenant, Tenant's Construction Agents or the Contractor requires any of the foregoing (i) outside of the Construction Hours, or (ii) in connection with any use reasonably unrelated to Tenant's construction and/or installation of the Improvements, Tenant shall pay the applicable out-of-pocket costs incurred by Landlord to make security or engineering services available during such hours, if required.

Exhibit B – Page 11

SCHEDULE 1 TO EXHIBIT B

BASE BUILDING PLANS

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19

COVER		0	COVER	●	●	●	●	●	●

GENERAL	DGA	A0.0	PROJECT DATA	●	●	●	●	●	●
GENERAL	DGA	A0.1A	DRAWING INDEX	●	●	●	●	●	●
GENERAL	DGA	A0.1B	DRAWING INDEX	●	●	●	●	●	●
GENERAL	DGA	A0.1C	DRAWING INDEX		●	●	●	●	●
GENERAL	DGA	A0.1D	DRAWING INDEX			●	●	●	●
GENERAL	DGA	A0.1E	DRAWING INDEX			●	●	●	●
GENERAL	DGA	A0.2	GENERAL NOTES, SYMBOLS AND ABBREVIATIONS	●	●	●	●		●
GENERAL	DGA	A0.3	CODE COMPLIANCE CAL-GREEN CHECKLIST		●	●	●		●
GENERAL	DGA	A0.4	CONTROL AREA AMMR		●	●	●		●
GENERAL	DGA	A0.5	T-24 ENERGY REQUIREMENTS		●	●	●		●
GENERAL	DGA	A0.6	T-24 ENERGY REQUIREMENTS		●	●	●		●
GENERAL	DGA	A0.7	LEED SCORECARD	●	●	●	●		●
GENERAL	DGA	A0.8	CONDITIONS OF APPROVAL		●	●	●		●
GENERAL	DGA	A0.9	CONDITIONS OF APPROVAL		●	●	●		●
GENERAL	DGA	A0.10	CONDITIONS OF APPROVAL		●	●	●		●
GENERAL	DGA	A0.11	BCDC APPROVAL		●	●	●		●
GENERAL	DGA	A0.12	BUILDING AND FIRE DEPT. LETTERS		●	●	●		●
GENERAL	DGA	A0.S0.X	CODE COMPLIANCE AND EGRESS PLAN - SITE		●	●	●		●
GENERAL	DGA	A0.S0.XA	SITE ENTRANCE INGRESS/EGRESS DIAGRAM				●		●
GENERAL	DGA	A0.S1.X	CODE COMPLIANCE AND EGRESS PLAN - SERVICE LEVEL	●	●	●	●		●
GENERAL	DGA	A0.P0.X	GARAGE OPENNESS CALCULATION		●	●	●		●
GENERAL	DGA	A0.P1.X	CODE COMPLIANCE AND EGRESS PLAN - PARKING LEVEL 1	●	●	●	●		●
GENERAL	DGA	A0.P2.X	CODE COMPLIANCE AND EGRESS PLAN - PARKING LEVEL 2	●	●	●	●		●
GENERAL	DGA	A0.P3.X	CODE COMPLIANCE AND EGRESS PLAN - PARKING LEVEL 3	●	●	●	●		●
GENERAL	DGA	A0.P4.X	CODE COMPLIANCE AND EGRESS PLAN - PARKING LEVEL 4	●	●	●	●		●
GENERAL	DGA	A0.1.0X	CODE COMPLIANCE AND EGRESS PLAN - LEVEL 1	●	●	●	●	●	●
GENERAL	DGA	A0.1A.0X	CODE COMPLIANCE AND EGRESS PLAN - MEZZANINE	●	●	●	●		●
GENERAL	DGA	A0.2.0X	CODE COMPLIANCE AND EGRESS PLAN - LEVEL 2	●	●	●	●		●
GENERAL	DGA	A0.3.0X	CODE COMPLIANCE AND EGRESS PLAN - LEVEL 3&4	●	●	●	●		●
GENERAL	DGA	A0.5.0X	CODE COMPLIANCE AND EGRESS PLAN - LEVEL 5	●	●	●	●		●
GENERAL	DGA	A0.6.0X	CODE COMPLIANCE AND EGRESS PLAN - LEVEL 6	●	●	●	●		●
GENERAL	DGA	A0.7.0X	CODE COMPLIANCE AND EGRESS PLAN - LEVEL 7	●	●	●	●		●
GENERAL	DGA	A0.R.0X	CODE COMPLIANCE AND EGRESS PLAN - ROOF PENTHOUSES	●	●	●	●		●
GENERAL	DGA	A0.1.0	CODE COMPLIANCE ACCESSIBILITY DETAILS	●	●	●	●		●
GENERAL	DGA	A0.1.1	CODE COMPLIANCE SITE DETAILS (FOR REFERENCE ONLY)		●	●	●		●
GENERAL	DGA	A0.1.2	LUMINOUS EGRESS PATH MARKINGS		●

CIVIL (ROUGH GRADING SET)	BKF Engineers	CG0.0	COVER SHEET
CIVIL (ROUGH GRADING SET)	BKF Engineers	CG1.0	EXISTING CONDITIONS PLAN
CIVIL (ROUGH GRADING SET)	BKF Engineers	CG2.0	ROUGH GRADING PLAN
CIVIL (ROUGH GRADING SET)	BKF Engineers	CG3.0	EROSION CONTROL PLAN
CIVIL (ROUGH GRADING SET)	BKF Engineers	CG3.1	EROSION CONTROL DETAILS
CIVIL (ROUGH GRADING SET)	BKF Engineers	SS-1	GENERAL PLAN NO. 1
CIVIL (ROUGH GRADING SET)	BKF Engineers	SS-2	GENERAL PLAN NO. 2
CIVIL (ROUGH GRADING SET)	BKF Engineers	SS-3	MISCELLANEOUS DETAILS NO. 1
CIVIL (ROUGH GRADING SET)	BKF Engineers	SS-4	MISCELLANEOUS DETAILS NO. 2

CIVIL	BKF Engineers	C0.0	CIVIL TITLE SHEET		●	●	●		●
CIVIL	BKF Engineers	C0.1	CIVIL NOTES		●	●	●		●

Schedule 1 to Exhibit B – Page 1

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
CIVIL	BKF Engineers	C1.0	EXISTING CONDITIONS PLAN	●	●	●	●		●
CIVIL	BKF Engineers	C2.0	OVERALL HORIZONTAL CONTROL PLAN	●	●	●	●		●
CIVIL	BKF Engineers	C2.1	HORIZONTAL CONTROL PLAN			●	●		●
CIVIL	BKF Engineers	C2.2	HORIZONTAL CONTROL PLAN			●	●		●
CIVIL	BKF Engineers	C2.3	HORIZONTAL CONTROL PLAN			●	●		●
CIVIL	BKF Engineers	C2.4	HORIZONTAL CONTROL PLAN			●	●		●
CIVIL	BKF Engineers	C3.0	OVERALL GRADING PLAN	●	●	●	●		●
CIVIL	BKF Engineers	C3.1	GRADING PLAN	●	●	●	●		●
CIVIL	BKF Engineers	C3.2	GRADING PLAN	●	●	●	●		●
CIVIL	BKF Engineers	C3.3	GRADING PLAN		●	●	●		●
CIVIL	BKF Engineers	C3.4	GRADING PLAN		●	●	●		●
CIVIL	BKF Engineers	C3.5	GRADING SECTIONS		●	●	●		●
CIVIL	BKF Engineers	C4.0	OVERALL UTILITY PLAN	●	●	●	●		●
CIVIL	BKF Engineers	C4.1	UTILITY PLAN		●	●	●		●
CIVIL	BKF Engineers	C4.2	UTILITY PLAN		●	●	●		●
CIVIL	BKF Engineers	C4.3	UTILITY PLAN		●	●	●		●
CIVIL	BKF Engineers	C4.4	UTILITY PLAN		●	●	●		●
CIVIL	BKF Engineers	C5.0	STORMWATER CONTROL PLAN	●	●	●	●		●
CIVIL	BKF Engineers	C6.0	CONSTRUCTION DETAILS	●	●	●	●		●
CIVIL	BKF Engineers	C6.1	CONSTRUCTION DETAILS	●	●	●	●		●
CIVIL	BKF Engineers	C6.2	CONSTRUCTION DETAILS	●	●	●	●		●
CIVIL	BKF Engineers	C6.3	CONSTRUCTION DETAILS			●	●		●
CIVIL	BKF Engineers	C6.4	CONSTRUCTION DETAILS			●	●		●
CIVIL	BKF Engineers	C7.0	EROSION CONTROL PLAN		●	●	●		●
CIVIL	BKF Engineers	C7.1	EROSION CONTROL DETAILS		●	●	●		●
CIVIL	BKF Engineers	C7.2	CONSTRUCTION BMPs		●	●	●		●

LANDSCAPE	James Corner Field Operations	G-1.0	DRAWING INDEX AND GENERAL NOTES	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	G-1.1	GENERAL SYMBOLS AND LEGEND	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-1.1	SITE REFERENCE PLAN	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-2.1	MATERIAL PLAN	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-2.2	MATERIAL ENLARGEMENT PLAN -WEST	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-2.3	MATERIAL ENLARGEMENT PLAN - EAST	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-2.4	ENLARGEMENT PLAN - PERIMETER WALL	●
LANDSCAPE	James Corner Field Operations	L-2.5	ENLARGEMENT PLAN - PERIMETER WALL	●
LANDSCAPE	James Corner Field Operations	L-2.6	ENLARGEMENT PLAN - PERIMETER WALL	●
LANDSCAPE	James Corner Field Operations	L-3.1	LAYOUT PLAN	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-3.2	LAYOUT ENLARGEMENT PLAN		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-3.3	LAYOUT ENLARGEMENT PLAN		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-3.4	LAYOUT ENLARGEMENT PLAN		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-3.5	LAYOUT ENLARGEMENT PLAN		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-5.1	FURNISHING PLAN	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-6.1	SOILS PLAN	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-7.1	TREE PLANTING PLAN	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-7.2	TREE SCHEDULE	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-8.1	GROUNDCOVER PLANTING PLAN	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-8.2	GROUNDCOVER SCHEDULE	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-8.3	GROUNDCOVER SCHEDULE	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-8.4	GROUNDCOVER SCHEDULE	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-8.5	GROUNDCOVER ENLARGEMENT PLAN	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-8.6	GROUNDCOVER ENLARGEMENT PLAN	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-8.7	GROUNDCOVER ENLARGEMENT PLAN	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-8.8	GROUNDCOVER ENLARGEMENT PLAN		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-8.9	GROUNDCOVER ENLARGEMENT PLAN		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-8.10	GROUNDCOVER ENLARGEMENT PLAN		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-9.1	SITE ELEVATION	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-9.2	SITE ELEVATION	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-9.3	SITE SECTION	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-9.4	STORMWATER GARDEN SECTION	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-9.5	SITE SECTION	●
LANDSCAPE	James Corner Field Operations	L-10.1	WA-1 ENLARGEMENT PLAN	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.1.1	WA-1 GABION WALL SECTIONS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.1.2	GABION WALL SECTION PROFILES		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.1.3	GABION WALLS TYPICAL SECTION						●
LANDSCAPE	James Corner Field Operations	L-10.2	WA-2 ENLARGEMENT PLAN AND SECTIONS	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.3	WA-3 ENLARGEMENT PLAN AND ELEVATIONS	●	●	●	●		●

Schedule 1 to Exhibit B – Page 2

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
LANDSCAPE	James Corner Field Operations	L-10.3.1	WA-3 GABION WALL SECTION		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.3.2	WA-3 GABION WALL SECTION				●		●
LANDSCAPE	James Corner Field Operations	L-10.4	WA-4 ENLARGEMENT PLAN	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.4.1	WA-4 GABION WALL SECTION		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.4.2	WA-4 GABION WALL SECTION		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.4.3	WA-4 ENLARGEMENT ELEVATION		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.4.4	WA-4 WALL SECTION				●		●
LANDSCAPE	James Corner Field Operations	L-10.5	WA-5 ENLARGEMENT PLAN		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.5.1	WA-5 ENLARGEMENT PLAN		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.5.2	WA-5 GABION WALL DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.5.3	WA-5 GABION WALL DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.5.4	WA-5 GABION WALL DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.5.5	WA-5 GABION WALL DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.5.6	WA-5 GABION WALL DETAILS		●		●		●
LANDSCAPE	James Corner Field Operations	L-10.5.7	WA-5 GABION WALL DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.5.8	WA-5 GABION WALL DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.6	WA-6 ENLARGEMENT PLAN		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.6.1	WA-6 ENLARGEMENT SECTION		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.7	TYPICAL GABION WALL DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.7.1	TYPICAL GABION WALL DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.7.2	TYPICAL GABION WALL DETAILS						●
LANDSCAPE	James Corner Field Operations	L-10.8	STAIR DETAILS (S-1)		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.8.1	STAIR DETAILS (S-1)		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.8.2	STAIR DETAIL		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.8.3	STAIR DETAIL		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.9	STAIR DETAILS (S-2)		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.9.1	STAIR DETAIL		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-10.9.2	STAIR DETAIL		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.1	PAVING DETAILS	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.2	PAVING DETAILS	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.3	PAVING DETAILS	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.4	PAVING DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.5	PAVING DETAILS - BUILDING FACE		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.5.1	PAVING DETAILS - BUILDING FACE		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.6	PAVING DETAILS - PAVEMENT ENLARGEMENTS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.6.1	PAVING DETAILS - PAVEMENT ENLARGEMENTS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.6.2	PAVING ENLARGEMENTS			●	●		●
LANDSCAPE	James Corner Field Operations	L-11.7	PAVING DETAILS - WD-1A		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.8	PAVING DETAILS - WD-1B		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.8.1	PAVING DETAILS		●
LANDSCAPE	James Corner Field Operations	L-11.9	PAVING DETAILS - WD-1C		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.9.1	WOOD DECK WD-1A, 1B, 1C, 1D, TYPICAL DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.9.2	WOOD DECK WD-1A, 1B, 1C TYPICAL DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.9.3	WOOD DECK WD-1A, 1B, 1C TYPICAL DETAILS			●	●		●
LANDSCAPE	James Corner Field Operations	L-11.9.4	WOOD DECK WD-1A, 1B, 1C TYPICAL DETAILS				●		●
LANDSCAPE	James Corner Field Operations	L-11.9.5	WOOD DECK WD-1A, 1B, 1C TYPICAL DETAILS				●		●
LANDSCAPE	James Corner Field Operations	L-11.9.6	WOOD DECK WD-1A, 1B, 1C TYPICAL DETAILS				●		●
LANDSCAPE	James Corner Field Operations	L-11.9.7	WOOD DECK WD-1A, 1B, 1C TYPICAL DETAILS				●		●
LANDSCAPE	James Corner Field Operations	L-11.10	PAVING DETAILS WD-1D		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.10.1	PAVING DETAILS WD-1D		●		●		●
LANDSCAPE	James Corner Field Operations	L-11.11	PAVING DETAILS WD-1D		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.12	PAVING DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.13	PAVING DETAILS - LIGHT FIXTURES		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.13.1	PAVING DETAILS - LIGHT FIXTURES				●		●
LANDSCAPE	James Corner Field Operations	L-11.13.2	PAVING DETAILS - LIGHT FIXTURES						●
LANDSCAPE	James Corner Field Operations	L-11.13.3	PAVING DETAILS - LIGHT FIXTURES						●
LANDSCAPE	James Corner Field Operations	L-11.13.4	PAVING DETAILS - LIGHT FIXTURES						●
LANDSCAPE	James Corner Field Operations	L-11.13.5	PAVING DETAILS - LIGHT FIXTURES						●
LANDSCAPE	James Corner Field Operations	L-11.13.6	PAVING DETAILS - LIGHT FIXTURES						●
LANDSCAPE	James Corner Field Operations	L-11.14	PAVING DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-11.15	PAVING DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-12.1	FURNISHING DETAIL HANDRAIL	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-12.1.1	FURNISHING DETAILS HANDRAIL		●	●	●		●

Schedule 1 to Exhibit B – Page 3

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
LANDSCAPE	James Corner Field Operations	L-12.1.2	FURNISHING DETAILS HANDRAIL			●	●		●
LANDSCAPE	James Corner Field Operations	L-12.2	FURNISHING DETAILS HANDRAIL	●	●		●		●
LANDSCAPE	James Corner Field Operations	L-12.3	FURNISHING DETAILS HANDRAIL (HD-3)	●	●		●		●
LANDSCAPE	James Corner Field Operations	L-12.4	FURNISHING DETAILS HANDRAIL (GR-1)	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-12.5	FURNISHING DETAILS HANDRAIL (GR-2)	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-12.6	FURNISHING DETAILS HANDRAIL (GR-2)	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-12.7	FURNISHING DETAILS GUARDRAIL		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-12.8	FURNISHING DETAILS BCDC GUARDRAIL		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-12.9	FURNISHING DETAIL		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-12.10	FURNISHING DETAIL		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-12.11	FURNISHING DETAIL		●	●
LANDSCAPE	James Corner Field Operations	L-13.1	PLANTING DETAILS	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-13.2	PLANTING DETAILS	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-13.3	PLANTING DETAILS	●	●	●	●		●
LANDSCAPE	James Corner Field Operations	L-13.4	PLANTING DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-13.5	SUB-SURFACE DRAINAGE DETAILS		●	●	●		●
LANDSCAPE	James Corner Field Operations	L-14.1	SOIL DETAILS	●

IRRIGATION	DD Pagano Inc.	IR-1.00	IRRIGATION LEGEND AND NOTES	●	●	●	●		●
IRRIGATION	DD Pagano Inc.	IR-1.01	IRRIGATION PLAN	●	●	●	●		●
IRRIGATION	DD Pagano Inc.	IR-1.02	IRRIGATION PLAN		●	●	●		●
IRRIGATION	DD Pagano Inc.	IR-1.03	IRRIGATION PLAN		●	●	●		●
IRRIGATION	DD Pagano Inc.	IR-1.04	IRRIGATION PLAN		●	●	●		●
IRRIGATION	DD Pagano Inc.	IR-2.01	IRRIGATION DETAILS	●	●	●	●		●
IRRIGATION	DD Pagano Inc.	IR-2.02	IRRIGATION DETAILS	●	●	●	●		●
IRRIGATION	DD Pagano Inc.	IR-2.03	IRRIGATION DETAILS	●	●	●	●		●

ARCHITECTURAL	DGA	A1.0	SITE PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A1.01	OVERALL GRID PLAN			●	●		●
ARCHITECTURAL	DGA	A2.S1.0	SERVICE LEVEL - OVERALL PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.S1.1N	SERVICE LEVEL - AREA 1N		●	●	●		●
ARCHITECTURAL	DGA	A2.S1.1S	SERVICE LEVEL - AREA 1S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.S1.1S.S	SERVICE LEVEL - AREA 1S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.S1.2S	SERVICE LEVEL - AREA 2S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.S1.2S.S	SERVICE LEVEL - AREA 2S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.S1.3S	SERVICE LEVEL - AREA 3S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.S1.3S.S	SERVICE LEVEL - AREA 3S - SLAB PLAN		●	●	●		●

ARCHITECTURAL	DGA	A2.P1.0	PARKING LEVEL 1 - OVERALL FLOOR PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P1.1S	PARKING LEVEL 1 - AREA 1S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P1.1S.S	PARKING LEVEL 1 - AREA 1S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.P1.2S	PARKING LEVEL 1 - AREA 2S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P1.2S.S	PARKING LEVEL 1 - AREA 2S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.P1.3S	PARKING LEVEL 1 - AREA 3S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P1.3S.S	PARKING LEVEL 1 - AREA 3S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.P2.0	PARKING LEVEL 2 - OVERALL FLOOR PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P2.1S	PARKING LEVEL 2 - AREA 1S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P2.1S.S	PARKING LEVEL 2 - AREA 1S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.P2.2S	PARKING LEVEL 2 - AREA 2S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P2.2S.S	PARKING LEVEL 2 - AREA 2S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.P2.3S	PARKING LEVEL 2 - AREA 3S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P2.3S.S	PARKING LEVEL 2 - AREA 3S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.P3.0	PARKING LEVEL 3 - OVERALL FLOOR PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P3.1S	PARKING LEVEL 3 - AREA 1S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P3.1S.S	PARKING LEVEL 3 - AREA 1S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.P3.2S	PARKING LEVEL 3 - AREA 2S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P3.2S.S	PARKING LEVEL 3 - AREA 2S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.P3.3S	PARKING LEVEL 3 - AREA 3S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P3.3S.S	PARKING LEVEL 3 - AREA 3S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.P4.0	PARKING LEVEL 4 - OVERALL FLOOR PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P4.1S	PARKING LEVEL 4 - AREA 1S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P4.1S.S	PARKING LEVEL 4 - AREA 1S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.P4.2S	PARKING LEVEL 4 - AREA 2S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P4.2S.S	PARKING LEVEL 4 - AREA 2S - SLAB PLAN		●	●	●		●
ARCHITECTURAL	DGA	A2.P4.3S	PARKING LEVEL 4 - AREA 3S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.P4.3S.S	PARKING LEVEL 4 - AREA 3S - SLAB PLAN		●	●	●		●

Schedule 1 to Exhibit B – Page 4

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
ARCHITECTURAL	DGA	A2.P5.0	PARKING RAMP FLOOR PLANS			●	●		●
ARCHITECTURAL	DGA	A2.1.0	LEVEL 1 - OVERALL FLOOR PLAN	●	●	●	●	●	●
ARCHITECTURAL	DGA	A2.1.1N	LEVEL 1 - AREA 1N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.1.1N.S	LEVEL 1 - AREA 1N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.1.2N	LEVEL 1 - AREA 2N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.1.2N.S	LEVEL 1 - AREA 2N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.1.3N	LEVEL 1 - AREA 3N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.1.3N.S	LEVEL 1 - AREA 3N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.1A.0	MEZZANINE LEVEL - OVERALL FLOOR PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.1A.1N	MEZZANINE LEVEL - AREA 1N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.1A.1N.S	MEZZANINE LEVEL - AREA 1N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.1A.3N	MEZZANINE LEVEL - AREA 3N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.1A.3N.S	MEZZANINE LEVEL - AREA 3N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.2.0	LEVEL 2 - OVERALL FLOOR PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.2.1N	LEVEL 2 - AREA 1N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.2.1N.S	LEVEL 2 - AREA 1N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.2.1S	LEVEL 2 - AREA 1S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.2.1S.S	LEVEL 2 - AREA 1S - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.2.2N	LEVEL 2 - AREA 2N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.2.2N.S	LEVEL 2 - AREA 2N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.2.3N	LEVEL 2 - AREA 3N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.2.3N.S	LEVEL 2 - AREA 3N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.2.3S	LEVEL 2 - AREA 3S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.2.3S.S	LEVEL 2 - AREA 3S - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.3.0	LEVEL 3 - OVERALL FLOOR PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.3.1N	LEVEL 3 - AREA 1N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.3.1N.S	LEVEL 3 - AREA 1N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.3.1S	LEVEL 3 - AREA 1S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.3.1S.S	LEVEL 3 - AREA 1S - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.3.2N	LEVEL 3 - AREA 2N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.3.2N.S	LEVEL 3 - AREA 2N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.3.3N	LEVEL 3 - AREA 3N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.3.3N.S	LEVEL 3 - AREA 3N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.3.3S	LEVEL 3 - AREA 3S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.3.3S.S	LEVEL 3 - AREA 3S - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.4.0	LEVEL 4 - OVERALL FLOOR PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.4.1N	LEVEL 4 - AREA 1N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.4.1N.S	LEVEL 4 - AREA 1N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.4.1S	LEVEL 4 - AREA 1S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.4.1S.S	LEVEL 4 - AREA 1S - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.4.2N	LEVEL 4 - AREA 2N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.4.2N.S	LEVEL 4 - AREA 2N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.4.3N	LEVEL 4 - AREA 3N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.4.3N.S	LEVEL 4 - AREA 3N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.4.3S	LEVEL 4 - AREA 3S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.4.3S.S	LEVEL 4 - AREA 3S - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.5.0	LEVEL 5 - OVERALL FLOOR PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.5.1N	LEVEL 5 - AREA 1N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.5.1N.S	LEVEL 5 - AREA 1N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.5.1S	LEVEL 5 - AREA 1S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.5.1S.S	LEVEL 5 - AREA 1S - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.5.2N	LEVEL 5 - AREA 2N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.5.2N.S	LEVEL 5 - AREA 2N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.5.3N	LEVEL 5 - AREA 3N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.5.3N.S	LEVEL 5 - AREA 3N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.5.3S	LEVEL 5 - AREA 3S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.5.3S.S	LEVEL 5 - AREA 3S - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.6.0	LEVEL 6 - OVERALL FLOOR PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.6.2N	LEVEL 6 - AREA 2N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.6.2N.S	LEVEL 6 - AREA 2N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.6.3N	LEVEL 6 - AREA 3N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.6.3N.S	LEVEL 6 - AREA 3N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.6.3S	LEVEL 6 - AREA 3S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.6.3S.S	LEVEL 6 - AREA 3S - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.7.0	LEVEL 7 - OVERALL FLOOR PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.7.3N	LEVEL 7 - AREA 3N	●	●	●	●		●
Schedule 1 to Exhibit B – Page 5

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
ARCHITECTURAL	DGA	A2.7.3N.S	LEVEL 7 - AREA 3N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.7.3S	LEVEL 7 - AREA 3S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.7.3S.S	LEVEL 7 - AREA 3S - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.8.0	ROOF - OVERALL ROOF PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.8.1N	ROOF PLAN - AREA 1N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.8.1N.S	ROOF PLAN - AREA 1N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.8.1S	ROOF PLAN - AREA 1S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.8.1S.S	ROOF PLAN - AREA 1S - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.8.2N	ROOF PLAN - AREA 2N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.8.2N.S	ROOF PLAN - AREA 2N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.8.3N	ROOF PLAN - AREA 3N	●	●	●	●		●
ARCHITECTURAL	DGA	A2.8.3N.S	ROOF PLAN - AREA 3N - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.8.3S	ROOF PLAN - AREA 3S	●	●	●	●		●
ARCHITECTURAL	DGA	A2.8.3S.S	ROOF PLAN - AREA 3S - SLAB PLAN						●
ARCHITECTURAL	DGA	A2.9.0	PENTHOUSE ROOF LEVEL OVERALL PLAN	●	●	●	●		●
ARCHITECTURAL	DGA	A2.11	ENLARGED LOBBY FLOOR PLANS			●	●		●
ARCHITECTURAL	DGA	A2.12	ENLARGED LOBBY FLOOR PLANS			●	●		●
ARCHITECTURAL	DGA	A2.13	ENLARGED LOBBY FLOOR PLANS			●	●		●
ARCHITECTURAL	DGA	A2.20	RESTROOM GENERAL NOTES AND ACCESSORIES SCHEDULE			●	●		●
ARCHITECTURAL	DGA	A2.21	ENLARGED RESTROOM FLOOR PLANS AND INTERIOR ELEVATIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.22	ENLARGED RESTROOM FLOOR PLANS AND INTERIOR ELEVATIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.23	ENLARGED RESTROOM FLOOR PLANS AND INTERIOR ELEVATIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.24	ENLARGED RESTROOM & SHOWERS FLOOR PLANS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.25	ENLARGED RESTROOM & SHOWERS FLOOR PLANS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.26	ENLARGED RESTROOM & SHOWERS AND INTERIOR ELEVATIONS		●	●	●		●
ARCHITECTURAL	DGA	A2.27	ENLARGED RESTROOM FLOOR PLANS AND INTERIOR ELEVATIONS		●	●	●		●
ARCHITECTURAL	DGA	A2.41	ENLARGED STAIR PLANS AND SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.42	ENLARGED STAIR PLANS AND SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.43	ENLARGED STAIR PLANS AND SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.44	ENLARGED STAIR PLANS AND SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.45	ENLARGED STAIR PLANS AND SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.46	ENLARGED STAIR PLANS AND SECTIONS		●	●	●		●
ARCHITECTURAL	DGA	A2.47	ENLARGED STAIR PLANS AND SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.48	ENLARGED STAIR PLANS AND SECTIONS		●	●	●		●
ARCHITECTURAL	DGA	A2.49	ENLARGED STAIR PLANS AND SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.50	ENLARGED STAIR PLANS AND SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.51	ENLARGED STAIR PLANS AND SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.52	ENLARGED STAIR PLANS AND SECTIONS		●	●	●		●
ARCHITECTURAL	DGA	A2.53	ENLARGED STAIR PLANS AND SECTIONS		●	●	●		●
ARCHITECTURAL	DGA	A2.61	ENLARGED ELEVATOR PLANS AND SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.62	ENLARGED ELEVATOR PLANS AND SECTIONS		●	●	●		●
ARCHITECTURAL	DGA	A2.63	ENLARGED ELEVATOR PLANS AND SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A2.64	ENLARGED ELEVATOR PLANS AND SECTIONS		●	●	●		●
ARCHITECTURAL	DGA	A2.65	ENLARGED ELEVATOR PLANS AND SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A3.0	WALL TYPE SCHEDULE - EXTERIOR						●
ARCHITECTURAL	DGA	A3.1	WALL TYPES SCHEDULE - INTERIOR	●	●	●	●		●
ARCHITECTURAL	DGA	A3.2	DOOR SCHEDULE	●	●	●	●		●
ARCHITECTURAL	DGA	A3.3	DOOR SCHEDULE	●	●	●	●		●
ARCHITECTURAL	DGA	A3.4	DOOR SCHEDULE	●	●	●	●		●
ARCHITECTURAL	DGA	A3.5	DOOR SCHEDULE	●	●	●	●		●
ARCHITECTURAL	DGA	A3.6	DOOR SCHEDULE	●	●	●	●		●
ARCHITECTURAL	DGA	A3.7	DOOR HARDWARE GROUPS		●	●	●		●
ARCHITECTURAL	DGA	A3.8	DOOR HARDWARE GROUPS		●	●	●		●
ARCHITECTURAL	DGA	A4.1	BUILDING SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A4.2	BUILDING SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A4.3	BUILDING SECTIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A5.1	EXTERIOR ELEVATIONS	●	●	●	●		●

Schedule 1 to Exhibit B – Page 6

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
ARCHITECTURAL	DGA	A5.2	BUILDING 1 - EXTERIOR ELEVATIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A5.3	BUILDING 1 - EXTERIOR ELEVATIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A5.4	BUILDING 2 - EXTERIOR ELEVATIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A5.5	BUILDING 2 - EXTERIOR ELEVATIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A5.6	BUILDING 3 - EXTERIOR ELEVATIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A5.7	BUILDING 3 - EXTERIOR ELEVATIONS	●	●	●	●		●
ARCHITECTURAL	DGA	A5.11	ENLARGED ELEVATIONS AND SECTIONS - BASE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.12	ENLARGED ELEVATIONS AND SECTIONS - BASE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.13	ENLARGED ELEVATIONS AND SECTIONS - BASE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.14	ENLARGED ELEVATIONS AND SECTIONS - BASE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.15	ENLARGED ELEVATIONS AND SECTIONS - BASE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.16	ENLARGED ELEVATIONS AND SECTIONS - BASE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.17	ENLARGED ELEVATIONS AND SECTIONS - BASE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.18	ENLARGED ELEVATIONS AND SECTIONS - BASE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.19	ENLARGED ELEVATIONS AND SECTIONS - BASE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.20	ENLARGED ELEVATIONS AND SECTIONS - BASE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.21	ENLARGED ELEVATIONS AND SECTIONS - BASE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.22	ENLARGED ELEVATIONS AND SECTIONS - BASE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.31	ENLARGED ELEVATIONS AND SECTIONS - TOWER	●	●	●	●		●
ARCHITECTURAL	DGA	A5.32	ENLARGED ELEVATIONS AND SECTIONS - TOWER	●	●	●	●		●
ARCHITECTURAL	DGA	A5.33	ENLARGED ELEVATIONS AND SECTIONS - TOWER		●	●	●		●
ARCHITECTURAL	DGA	A5.34	ENLARGED ELEVATIONS AND SECTIONS - TOWER	●	●	●	●		●
ARCHITECTURAL	DGA	A5.35	ENLARGED ELEVATIONS AND SECTIONS - TOWER	●	●	●	●		●
ARCHITECTURAL	DGA	A5.36	ENLARGED ELEVATIONS AND SECTIONS - TOWER	●	●	●	●		●
ARCHITECTURAL	DGA	A5.37	ENLARGED ELEVATIONS AND SECTIONS - TOWER	●	●	●	●		●
ARCHITECTURAL	DGA	A5.38	ENLARGED ELEVATIONS AND SECTIONS - TOWER		●	●	●		●
ARCHITECTURAL	DGA	A5.39	ENLARGED ELEVATIONS AND SECTIONS - TOWER	●	●	●	●		●
ARCHITECTURAL	DGA	A5.40	ENLARGED ELEVATIONS AND SECTIONS - TOWER	●	●	●	●		●
ARCHITECTURAL	DGA	A5.41	ENLARGED ELEVATIONS AND SECTIONS - TOWER	●	●	●	●		●
ARCHITECTURAL	DGA	A5.42	ENLARGED ELEVATIONS AND SECTIONS - TOWER	●	●	●	●		●
ARCHITECTURAL	DGA	A5.43	ENLARGED ELEVATIONS AND SECTIONS - TOWER	●	●	●	●		●
ARCHITECTURAL	DGA	A5.44	ENLARGED ELEVATIONS AND SECTIONS - TOWER	●	●	●	●		●
ARCHITECTURAL	DGA	A5.51	ENLARGED ELEVATIONS AND SECTIONS - CONCOURSE ONE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.52	ENLARGED ELEVATIONS AND SECTIONS - CONCOURSE ONE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.53	ENLARGED ELEVATIONS AND SECTIONS - CONCOURSE ONE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.55	ENLARGED ELEVATIONS AND SECTIONS - CONCOURSE TWO		●	●	●		●
ARCHITECTURAL	DGA	A5.56	ENLARGED ELEVATIONS AND SECTIONS - CONCOURSE TWO		●	●	●		●
ARCHITECTURAL	DGA	A5.57	ENLARGED ELEVATIONS AND SECTIONS - CONCOURSE TWO	●	●	●	●		●
ARCHITECTURAL	DGA	A5.61	ENLARGED ELEVATIONS AND SECTIONS - GARAGE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.62	ENLARGED ELEVATIONS AND SECTIONS - GARAGE	●	●	●	●		●
ARCHITECTURAL	DGA	A5.71	ENLARGED ELEVATIONS AND SECTIONS - PENTHOUSE		●	●	●		●
ARCHITECTURAL	DGA	A5.72	ENLARGED ELEVATIONS AND SECTIONS - PENTHOUSE		●	●	●		●
ARCHITECTURAL	DGA	A5.73	ENLARGED ELEVATIONS AND SECTIONS - PENTHOUSE		●	●	●		●
ARCHITECTURAL	DGA	A5.74	ENLARGED ELEVATIONS AND SECTIONS - PENTHOUSE		●	●	●		●
ARCHITECTURAL	DGA	A5.75	ENLARGED ELEVATIONS AND SECTIONS - PENTHOUSE		●	●	●		●
ARCHITECTURAL	DGA	A5.76	ENLARGED ELEVATIONS AND SECTIONS - PENTHOUSE		●	●	●		●
ARCHITECTURAL	DGA	A5.77	ENLARGED ELEVATIONS AND SECTIONS - PENTHOUSE		●	●	●		●
ARCHITECTURAL	DGA	A6.01	EXTERIOR DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.02	EXTERIOR DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.03	EXTERIOR DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.04	EXTERIOR DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.05	EXTERIOR DETAILS		●	●	●		●

Schedule 1 to Exhibit B – Page 7

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
ARCHITECTURAL	DGA	A6.06	EXTERIOR DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.07	EXTERIOR DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.08	EXTERIOR DETAILS			●	●		●
ARCHITECTURAL	DGA	A6.09	EXTERIOR DETAILS			●	●		●
ARCHITECTURAL	DGA	A6.10	EXTERIOR DETAILS			●	●		●
ARCHITECTURAL	DGA	A6.11	EXTERIOR DETAILS			●	●		●
ARCHITECTURAL	DGA	A6.12	EXTERIOR DETAILS			●	●		●
ARCHITECTURAL	DGA	A6.13	EXTERIOR DETAILS				●		●
ARCHITECTURAL	DGA	A6.14	EXTERIOR DETAILS						●
ARCHITECTURAL	DGA	A6.15	EXTERIOR DETAILS						●
ARCHITECTURAL	DGA	A6.16	EXTERIOR DETAILS						●
ARCHITECTURAL	DGA	A6.20	FOUNDATION WATERPROOFING DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.21	FOUNDATION WATERPROOFING DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.22	TERRACE WATERPROOFING DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.30	BUILDING STAIR DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.31	GARAGE STAIR DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.32	TYPICAL STAIRWAY GENERAL DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.40	INTERIOR FRAMING DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.41	INTERIOR FRAMING DETAILS			●	●		●
ARCHITECTURAL	DGA	A6.50	WALL DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.51	WALL DETAILS - MISCELLANEOUS		●	●	●		●
ARCHITECTURAL	DGA	A6.52	INTERIOR DETAILS - ELEVATOR		●	●	●		●
ARCHITECTURAL	DGA	A6.53	INTERIOR DETAILS - MILLWORK		●	●	●		●
ARCHITECTURAL	DGA	A6.54	INTERIOR DETAILS - RESTROOM AND SHOWER		●	●	●		●
ARCHITECTURAL	DGA	A6.60	INTERIOR DOOR AND WINDOW DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.65	EXTERIOR DOOR DETAILS				●		●
ARCHITECTURAL	DGA	A6.70	CEILING DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.71	CEILING DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.80	FLOOR AND BASE DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.90	TYPICAL PENETRATION DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.91	MOUNTING HEIGHT SCHEDULES		●	●	●		●
ARCHITECTURAL	DGA	A6.92	INTERIOR SIGNAGE AND IDENTIFICATION SCHEDULE AND DETAILS		●	●	●		●
ARCHITECTURAL	DGA	A6.93	EXTERIOR SIGNAGE AND IDENTIFICATION SCHEDULE AND DETAILS		●	●	●		●

STRUCTURAL	Magnusson Klemencic Associates	S0.00	DRAWING LIST	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S0.01	ISOMETRIC VIEWS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S0.02	ABBREVIATIONS AND LEGENDS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S0.03	GENERAL NOTES	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S0.04	GENERAL NOTES	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S0.05	GENERAL NOTES		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S0.06	GRID PLAN		●
STRUCTURAL	Magnusson Klemencic Associates	S1.01	LOAD MAPS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S1.02	LOAD MAPS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S1.03	LOAD MAPS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S1.04	LOAD MAPS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S1.05	ELEVATOR LOAD MAPS						●
STRUCTURAL	Magnusson Klemencic Associates	S1.06	VIBRATION LOAD MAPS						●
STRUCTURAL	Magnusson Klemencic Associates	S2.P1	SERVICE LEVEL/PARKING LEVEL 1 - OVERALL FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P1-1N	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 1N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P1-1N-R	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 1N REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P1-1S	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 1S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P1-1S-R	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 1S REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P1-2N	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 2N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P1-2N-R	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 2N REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P1-2S	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 2S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P1-2S-R	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 2S REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P1-3N	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 3N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P1-3N-R	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 3N REINFORCING PLAN		●	●	●		●

Schedule 1 to Exhibit B – Page 8

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
STRUCTURAL	Magnusson Klemencic Associates	S2.P1-3S	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 3S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P1-3S-R	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 3S REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2	PARKING LEVEL 2/LEVEL 1 - OVERALL FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2-1N	PARKING LEVEL 2/LEVEL 1 - SECTOR 1N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2-1N-R	PARKING LEVEL 2/LEVEL 1 - SECTOR 1N REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2-1S	PARKING LEVEL 2/LEVEL 1 - SECTOR 1S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2-1S-R	PARKING LEVEL 2/LEVEL 1 - SECTOR 1S REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2-2N	PARKING LEVEL 2/LEVEL 1 - SECTOR 2N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2-2N-R	PARKING LEVEL 2/LEVEL 1 - SECTOR 2N REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2-2S	PARKING LEVEL 2/LEVEL 1 - SECTOR 2S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2-2S-R	PARKING LEVEL 2/LEVEL 1 - SECTOR 2S REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2-3N	PARKING LEVEL 2/LEVEL 1 - SECTOR 3N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2-3N-R	PARKING LEVEL 2/LEVEL 1 - SECTOR 3N REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2-3S	PARKING LEVEL 2/LEVEL 1 - SECTOR 3S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P2-3S-R	PARKING LEVEL 2/LEVEL 1 - SECTOR 3S REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3	PARKING LEVEL 3 - OVERALL FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3-1N	PARKING LEVEL 3 - SECTOR 1N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3-1N-R	PARKING LEVEL 3 - SECTOR 1N REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3-1S	PARKING LEVEL 3 - SECTOR 1S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3-1S-R	PARKING LEVEL 3 - SECTOR 1S REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3-2N	PARKING LEVEL 3 - SECTOR 2N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3-2N-R	PARKING LEVEL 3 - SECTOR 2N REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3-2S	PARKING LEVEL 3 - SECTOR 2S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3-2S-R	PARKING LEVEL 3 - SECTOR 2S REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3-3N	PARKING LEVEL 3 - SECTOR 3N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3-3N-R	PARKING LEVEL 3 - SECTOR 3N REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3-3S	PARKING LEVEL 3 - SECTOR 3S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P3-3S-R	PARKING LEVEL 3 - SECTOR 3S REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4	PARKING LEVEL 4 OVERALL FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4-1N	PARKING LEVEL 4 - SECTOR 1N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4-1N-R	PARKING LEVEL 4 - SECTOR 1N REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4-1S	PARKING LEVEL 4 - SECTOR 1S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4-1S-R	PARKING LEVEL 4 - SECTOR 1S REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4-2N	PARKING LEVEL 4 - SECTOR 2N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4-2N-R	PARKING LEVEL 4 - SECTOR 2N REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4-2S	PARKING LEVEL 4 - SECTOR 2S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4-2S-R	PARKING LEVEL 4 - SECTOR 2S REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4-3N	PARKING LEVEL 4 - SECTOR 3N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4-3N-R	PARKING LEVEL 4 - SECTOR 3N REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4-3S	PARKING LEVEL 4 - SECTOR 3S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.P4-3S-R	PARKING LEVEL 4 - SECTOR 3S REINFORCING PLAN		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.02	LEVEL 2 - OVERALL FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.02-1N	LEVEL 2 - SECTOR 1N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.02-1S	LEVEL 2 - SECTOR 1S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.02-2N	LEVEL 2 - SECTOR 2N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.02-3N	LEVEL 2 - SECTOR 3N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.02-3S	LEVEL 2 - SECTOR 3S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.03	TYPICAL OFFICE LEVEL - OVERALL FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.03-1N	TYPICAL OFFICE LEVEL - SECTOR 1N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.03-1S	TYPICAL OFFICE LEVEL - SECTOR 1S FRAMING PLAN	●	●	●	●		●

Schedule 1 to Exhibit B – Page 9

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
STRUCTURAL	Magnusson Klemencic Associates	S2.03-2N	TYPICAL OFFICE LEVEL - SECTOR 2N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.03-3N	TYPICAL OFFICE LEVEL -SECTOR 3N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.03-3S	TYPICAL OFFICE LEVEL - SECTOR 3S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.RF	ROOF LEVEL - OVERALL FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.RF-1N	ROOF LEVEL - SECTOR 1N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.RF-1S	ROOF LEVEL - SECTOR 1S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.RF-2N	ROOF LEVEL - SECTOR 2N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.RF-3N	ROOF LEVEL - SECTOR 3N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.RF-3S	ROOF LEVEL - SECTOR 3S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.PH	PENTHOUSE LEVEL - OVERALL FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.PH - 1N	PENTHOUSE LEVEL - SECTOR 1N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.PH - 1S	PENTHOUSE LEVEL - SECTOR 1S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.PH - 2N	PENTHOUSE LEVEL - SECTOR 2N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.PH - 3N	PENTHOUSE LEVEL - SECTOR 3N FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.PH - 3S	PENTHOUSE LEVEL - SECTOR 3S FRAMING PLAN	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.50	PARTIAL PLANS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.51	PARTIAL PLANS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.52	PARTIAL PLANS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.53	PARTIAL PLANS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.54	PARTIAL PLANS						●
STRUCTURAL	Magnusson Klemencic Associates	S2.60	MAT PARTIAL PLANS - BUILDING #1		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.61	MAT PARTIAL PLANS - BUILDING #1		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.62	MAT PARTIAL PLANS - BUILDING #2		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.63	MAT PARTIAL PLANS - BUILDING #2		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.64	MAT PARTIAL PLANS - BUILDING #3		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.65	MAT PARTIAL PLANS - BUILDING #3		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.66	MAT PARTIAL PLANS - BUILDING #3		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.70	MEZZANINE - DIAPHRAGM REINFORCING PLANS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.71	LEVEL 2 - DIAPHRAGM REINFORCING PLANS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.72	TYPICAL LEVEL - DIAPHRAGM REINFORCING PLANS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S2.73	ROOF LEVEL - DIAPHRAGM REINFORCING PLANS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.01	SHEAR WALL & BRACED FRAME ELEVATIONS - BUILDING #1	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.02	SHEAR WALL & BRACED FRAME ELEVATIONS - BUILDING #1	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.03	SHEAR WALL ELEVATIONS - BUILDING #1	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.04	SHEAR WALL & BRACED FRAME ELEVATIONS - BUILDING #2	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.05	SHEAR WALL & BRACED FRAME ELEVATIONS - BUILDING #2	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.06	SHEAR WALL ELEVATIONS - BUILDING #2	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.07	SHEAR WALL & BRACED FRAME ELEVATIONS - BUILDING #3	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.08	SHEAR WALL & BRACED FRAME ELEVATIONS - BUILDING #3	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.09	SHEAR WALL ELEVATIONS - BUILDING #3	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.10	MOMENT AND BRACED FRAME ELEVATIONS - BUILDING #1 MEZZANINE		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.11	SHEAR WALL SECTIONS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.12	SHEAR WALL SECTIONS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.13	SHEAR WALL SECTIONS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.14	SHEAR WALL SECTIONS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.15	SHEAR WALL SECTIONS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.16	SHEAR WALL SECTIONS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.17	SHEAR WALL SECTIONS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.18	SHEAR WALL SECTIONS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.19	SHEAR WALL SECTIONS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.21	TYPICAL COUPLING BEAM DETAILS AND SCHEDULES	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.22	TYPICAL SHEAR WALL DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.31	TYPICAL BRACED FRAME DETAILS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.32	TYPICAL BRACED FRAME DETAILS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S3.33	BRACED FRAME SECTIONS AND DETAILS		●	●	●		●

Schedule 1 to Exhibit B – Page 10

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
STRUCTURAL	Magnusson Klemencic Associates	S3.41	MOMENT FRAME SECTIONS AND DETAILS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.01	TYPICAL FOUNDATION DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.02	TYPICAL FOUNDATION DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.02A	TYPICAL FOUNDATION DETAILS						●
STRUCTURAL	Magnusson Klemencic Associates	S4.03	TYPICAL CONCRETE COLUMN DETAILS AND SCHEDULE	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.04	TYPICAL MILD SLAB DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.05	TYPICAL CONCRETE DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.06	TYPICAL CONCRETE BEAM DETAILS AND SCHEDULE		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.11	TYPICAL POST-TENSIONED SLAB DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.12	TYPICAL POST-TENSIONED BEAM DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.13	POST-TENSIONED CONCRETE BEAM ELEVATIONS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.14	POST-TENSIONED CONCRETE BEAM ELEVATIONS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.15	POST-TENSIONED CONCRETE BEAM ELEVATIONS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.16	POST-TENSIONED CONCRETE BEAM ELEVATIONS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.17	POST-TENSIONED CONCRETE BEAM ELEVATIONS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.18	POST-TENSIONED CONCRETE BEAM ELEVATIONS				●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.21	TYPICAL STEEL COLUMN DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.22	STEEL COLUMN SCHEDULE - BUILDING #1		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.23	STEEL COLUMN SCHEDULE - BUILDING #2	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.24	STEEL COLUMN SCHEDULE - BUILDING #3	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.25	TYPICAL STEEL BEAM CONNECTIONS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.26	TYPICAL STEEL BEAM CONNECTIONS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.27	TYPICAL STEEL BEAM HAUNCH AND PENETRATION DETAILS AND SCHEDULES	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.28	TYPICAL STEEL DETAILS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.29	TYPICAL STEEL DETAILS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.31	TYPICAL STEEL DECK DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.32	TYPICAL STEEL DECK DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.41	TYPICAL NON-LOAD BEARING CMU WALL DETAILS AND SCHEDULES	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.42	TYPICAL NON-LOAD BEARING CMU WALL DETAILS AND SCHEDULES	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.51	TYPICAL MISCELLANEOUS DETAILS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S4.61	TYPICAL CURTAIN WALL/GFRC SUPPORT DETAILS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S5.01	CONCRETE SECTIONS AND DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S5.02	CONCRETE SECTIONS AND DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S5.03	CONCRETE SECTIONS AND DETAILS	●	●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S5.04	CONCRETE SECTIONS AND DETAILS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S5.05	CONCRETE SECTIONS AND DETAILS			●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S5.06	CONCRETE SECTIONS AND DETAILS						●
STRUCTURAL	Magnusson Klemencic Associates	S5.07	CONCRETE SECTIONS AND DETAILS						●
STRUCTURAL	Magnusson Klemencic Associates	S5.08	CONCRETE SECTIONS AND DETAILS						●
STRUCTURAL	Magnusson Klemencic Associates	S6.01	STEEL SECTIONS AND DETAILS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S6.02	STEEL SECTIONS AND DETAILS			●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S6.03	STEEL SECTIONS AND DETAILS			●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S6.04	STEEL SECTIONS AND DETAILS			●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S6.11	SCREENWALL/FACADE SUPPORT STEEL SECTIONS AND DETAILS		●	●	●		●
STRUCTURAL	Magnusson Klemencic Associates	S6.12	SCREENWALL/FACADE SUPPORT STEEL SECTIONS AND DETAILS			●	●		●

CATHODIC PROTECTION	JD Howard	CP1.0	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 1N CATHODIC PROTECTION SITE PLAN		●	●	●		●
CATHODIC PROTECTION	JD Howard	CP1.1	ANODE INSTALLATION ELEVATION VIEW 1						●
CATHODIC PROTECTION	JD Howard	CP1.2	ANODE INSTALLATION ELEVATION VIEW 2						●
CATHODIC PROTECTION	JD Howard	CP1.3	ANODE INSTALLATION ELEVATION VIEW 3						●
CATHODIC PROTECTION	JD Howard	CP1.4	ANODE INSTALLATION ELEVATION VIEW 4						●

Schedule 1 to Exhibit B – Page 11

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
CATHODIC PROTECTION	JD Howard	CP2.0	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 1N CATHODIC PROTECTION PILE PLAN 1		●	●	●		●
CATHODIC PROTECTION	JD Howard	CP2.1	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 1N CATHODIC PROTECTION PILE PLAN 2		●	●	●		●
CATHODIC PROTECTION	JD Howard	CP2.2	SERVICE LEVEL/PARKING LEVEL 1 - SECTOR 1N CATHODIC PROTECTION PILE PLAN 3		●	●	●		●
CATHODIC PROTECTION	JD Howard	CP3.0	PILE CATHODIC PROTECTION DETAILS 1		●	●	●		●
CATHODIC PROTECTION	JD Howard	CP3.1	PILE CATHODIC PROTECTION DETAILS 2		●	●	●		●
CATHODIC PROTECTION	JD Howard	CP3.2	PILE CATHODIC PROTECTION DETAILS 3		●	●	●		●
CATHODIC PROTECTION	JD Howard	CP4.0	UNDERGROUND WATER UTILITIES CATHODIC PROTECTION DETAILS 1		●	●	●		●
CATHODIC PROTECTION	JD Howard	CP4.1	UNDERGROUND WATER UTILITIES CATHODIC PROTECTION DETAILS 2		●	●	●		●

PLUMBING	Pan Pacific	P0.001	PLUMBING LEGEND & NOTES		●	●	●		●
PLUMBING	Pan Pacific	P0.002	PLUMBING SCHEDULES		●	●	●		●
PLUMBING	Pan Pacific	P0.003	PLUMBING SCHEDULES		●	●	●		●
PLUMBING	Pan Pacific	P0.004	PLUMBING CALCULATIONS		●	●	●		●
PLUMBING	Pan Pacific	P1.0	PLUMBING SITE PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.0.0	OVERALL UNDERGROUND LEVEL		●	●	●		●
PLUMBING	Pan Pacific	P2.0.1N	UNDERGROUND LEVEL - AREA 1N		●	●	●		●
PLUMBING	Pan Pacific	P2.0.2N	UNDERGROUND LEVEL - AREA 2N		●	●	●		●
PLUMBING	Pan Pacific	P2.0.3N	UNDERGROUND LEVEL - AREA 3N		●	●	●		●
PLUMBING	Pan Pacific	P2.S0.0	SERVICE LEVEL - UNDERGROUND OVERALL PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.S0.1S	SERVICE LEVEL - UNDERGROUND PLAN - AREA 1S		●	●	●		●
PLUMBING	Pan Pacific	P2.S0.2S	SERVICE LEVEL - UNDERGROUND PLAN - AREA 2S		●	●	●		●
PLUMBING	Pan Pacific	P2.S0.3S	SERVICE LEVEL - UNDERGROUND PLAN - AREA 3S		●	●	●		●
PLUMBING	Pan Pacific	P2.S1.0	SERVICE LEVEL - OVERALL PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.S1.1S	SERVICE LEVEL - AREA 1S		●	●	●		●
PLUMBING	Pan Pacific	P2.S1.2S	SERVICE LEVEL - AREA 2S		●	●	●		●
PLUMBING	Pan Pacific	P2.S1.3S	SERVICE LEVEL - AREA 3S		●	●	●		●
PLUMBING	Pan Pacific	P2.0.1S	UNDERGROUND LEVEL - AREA 1S						●
PLUMBING	Pan Pacific	P2.0.2S	UNDERGROUND LEVEL - AREA 2S						●
PLUMBING	Pan Pacific	P2.0.3S	UNDERGROUND LEVEL - AREA 3S						●
PLUMBING	Pan Pacific	P2.P1.0	PARKING LEVEL 1 - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.P1.1S	PARKING LEVEL 1 - AREA 1S		●	●	●		●
PLUMBING	Pan Pacific	P2.P1.2S	PARKING LEVEL 1 - AREA 2S		●	●	●		●
PLUMBING	Pan Pacific	P2.P1.3S	PARKING LEVEL 1 - AREA 3S		●	●	●		●
PLUMBING	Pan Pacific	P2.P2.0	PARKING LEVEL 2 - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.P2.1S	PARKING LEVEL 2 - AREA 1S		●	●	●		●
PLUMBING	Pan Pacific	P2.P2.2S	PARKING LEVEL 2 - AREA 2S		●	●	●		●
PLUMBING	Pan Pacific	P2.P2.3S	PARKING LEVEL 2 - AREA 3S		●	●	●		●
PLUMBING	Pan Pacific	P2.P3.0	PARKING LEVEL 3 - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.P3.1S	PARKING LEVEL 3 - AREA 1S		●	●	●		●
PLUMBING	Pan Pacific	P2.P3.2S	PARKING LEVEL 3 - AREA 2S		●	●	●		●
PLUMBING	Pan Pacific	P2.P3.3S	PARKING LEVEL 3 - AREA 3S		●	●	●		●
PLUMBING	Pan Pacific	P2.P4.0	PARKING LEVEL 4 - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.P4.1S	PARKING LEVEL 4 - AREA 1S		●	●	●		●
PLUMBING	Pan Pacific	P2.P4.2S	PARKING LEVEL 4 - AREA 2S		●	●	●		●
PLUMBING	Pan Pacific	P2.P4.3S	PARKING LEVEL 4 - AREA 3S		●	●	●		●
PLUMBING	Pan Pacific	P2.1.0	LEVEL 1 - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.1.1N	LEVEL 1 - AREA 1N		●	●	●		●
PLUMBING	Pan Pacific	P2.1.2N	LEVEL 1 - AREA 2N		●	●	●		●
PLUMBING	Pan Pacific	P2.1.3N	LEVEL 1 - AREA 3N		●	●	●		●
PLUMBING	Pan Pacific	P2.1A.0	MEZZANINE LEVEL - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.1A.1N	MEZZANINE LEVEL - AREA 1N		●	●	●		●
PLUMBING	Pan Pacific	P2.1A.3N	MEZZANINE LEVEL - AREA 3N		●	●	●		●
PLUMBING	Pan Pacific	P2.2.0	LEVEL 2 - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.2.1N	LEVEL 2 - AREA 1N		●	●	●		●
PLUMBING	Pan Pacific	P2.2.1S	LEVEL 2 - AREA 1S		●	●	●		●
PLUMBING	Pan Pacific	P2.2.2N	LEVEL 2 - AREA 2N		●	●	●		●
PLUMBING	Pan Pacific	P2.2.3N	LEVEL 2 - AREA 3N		●	●	●		●
PLUMBING	Pan Pacific	P2.2.3S	LEVEL 2 - AREA 3S		●	●	●		●

Schedule 1 to Exhibit B – Page 12

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
PLUMBING	Pan Pacific	P2.3.0	LEVEL 3 - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.3.1N	LEVEL 3 - AREA 1N		●	●	●		●
PLUMBING	Pan Pacific	P2.3.1S	LEVEL 3 - AREA 1S		●	●	●		●
PLUMBING	Pan Pacific	P2.3.2N	LEVEL 3 - AREA 2N		●	●	●		●
PLUMBING	Pan Pacific	P2.3.3N	LEVEL 3 - AREA 3N		●	●	●		●
PLUMBING	Pan Pacific	P2.3.3S	LEVEL 3 - AREA 3S		●	●	●		●
PLUMBING	Pan Pacific	P2.4.0	LEVEL 4 - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.4.1N	LEVEL 4 - AREA 1N		●	●	●		●
PLUMBING	Pan Pacific	P2.4.1S	LEVEL 4 - AREA 1S		●	●	●		●
PLUMBING	Pan Pacific	P2.4.2N	LEVEL 4 - AREA 2N		●	●	●		●
PLUMBING	Pan Pacific	P2.4.3N	LEVEL 4 - AREA 3N		●	●	●		●
PLUMBING	Pan Pacific	P2.4.3S	LEVEL 4 - AREA 3S		●	●	●		●
PLUMBING	Pan Pacific	P2.5.0	LEVEL 5 - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.5.1N	LEVEL 5 - AREA 1N		●	●	●		●
PLUMBING	Pan Pacific	P2.5.1S	LEVEL 5 - AREA 1S		●	●	●		●
PLUMBING	Pan Pacific	P2.5.2N	LEVEL 5 - AREA 2N		●	●	●		●
PLUMBING	Pan Pacific	P2.5.3N	LEVEL 5 - AREA 3N		●	●	●		●
PLUMBING	Pan Pacific	P2.5.3S	LEVEL 5 - AREA 3S		●	●	●		●
PLUMBING	Pan Pacific	P2.6.0	LEVEL 6 - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.6.2N	LEVEL 6 - AREA 2N		●	●	●		●
PLUMBING	Pan Pacific	P2.6.3N	LEVEL 6 - AREA 3N		●	●	●		●
PLUMBING	Pan Pacific	P2.6.3S	LEVEL 6 - AREA 3S		●	●	●		●
PLUMBING	Pan Pacific	P2.7.0	LEVEL 7 - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.7.3N	LEVEL 7 - AREA 3N		●	●	●		●
PLUMBING	Pan Pacific	P2.7.3S	LEVEL 7 - AREA 3S		●	●	●		●
PLUMBING	Pan Pacific	P2.8.0	ROOF - OVERALL FLOOR PLAN		●	●	●		●
PLUMBING	Pan Pacific	P2.8.1N	ROOF PLAN - AREA 1N		●	●	●		●
PLUMBING	Pan Pacific	P2.8.1S	ROOF PLAN - AREA 1S		●	●	●		●
PLUMBING	Pan Pacific	P2.8.2N	ROOF PLAN - AREA 2N		●	●	●		●
PLUMBING	Pan Pacific	P2.8.3N	ROOF PLAN - AREA 3N		●	●	●		●
PLUMBING	Pan Pacific	P2.8.3S	ROOF PLAN - AREA 3S		●	●	●		●
PLUMBING	Pan Pacific	P2.9.0	PENTHOUSE ROOF LEVEL OVERALL PLAN		●	●	●		●
PLUMBING	Pan Pacific	P5.1.01	WASTE AND VENT RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P5.1.01A	WASTE AND VENT RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P5.1.02	WASTE AND VENT RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P5.1.02A	WASTE AND VENT RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P5.1.03	WASTE AND VENT RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P5.1.03A	WASTE AND VENT RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P5.1.04	WASTE AND VENT RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P5.1.04A	WASTE AND VENT RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P5.1.05	WASTE AND VENT RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P5.1.05A	WASTE AND VENT RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P5.1.06	WASTE AND VENT RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P5.1.06A	WASTE AND VENT RISER DIAGRAM						●
PLUMBING	Pan Pacific	P6.1.01	HOT AND COLD WATER RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P6.1.01A	HOT AND COLD WATER RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P6.1.02	HOT AND COLD WATER RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P6.1.02A	HOT AND COLD WATER RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P6.1.03	HOT AND COLD WATER RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P6.1.03A	HOT AND COLD WATER RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P6.1.04	HOT AND COLD WATER RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P7.1.01	GAS RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P7.1.01A	GAS RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P8.1.01	STORM DRAIN RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P8.1.01A	STORM DRAIN RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P8.1.02	STORM DRAIN RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P8.1.02A	STORM DRAIN RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P8.1.03	STORM DRAIN RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P8.1.03A	STORM DRAIN RISER DIAGRAM		●	●	●		●
PLUMBING	Pan Pacific	P9.1.01	ENLARGED PLUMBING PLANS		●	●	●		●
PLUMBING	Pan Pacific	P9.1.02	ENLARGED PLUMBING PLANS		●	●	●		●
PLUMBING	Pan Pacific	P9.1.03	ENLARGED PLUMBING PLANS		●	●	●		●
PLUMBING	Pan Pacific	P9.1.04	ENLARGED PLUMBING PLANS		●	●	●		●

Schedule 1 to Exhibit B – Page 13

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
PLUMBING	Pan Pacific	P9.1.05	ENLARGED PLUMBING PLANS		●	●	●		●
PLUMBING	Pan Pacific	P9.1.06	ENLARGED PLUMBING PLANS		●	●	●		●
PLUMBING	Pan Pacific	P9.1.07	BLDG 1 - ENLARGED PLANS		●	●	●		●
PLUMBING	Pan Pacific	P9.1.08	BLDG 2 - ENLARGED PLANS		●	●	●		●
PLUMBING	Pan Pacific	P9.1.09	BLDG 3 - ENLARGED PLANS		●	●	●		●
PLUMBING	Pan Pacific	P10.1.01	PLUMBING DETAILS		●	●	●		●
PLUMBING	Pan Pacific	P10.1.02	PLUMBING DETAILS		●	●	●		●
PLUMBING	Pan Pacific	P10.1.03	PLUMBING DETAILS		●	●	●		●
PLUMBING	Pan Pacific	P10.1.04	PLUMBING DETAILS			●	●		●
PLUMBING	Pan Pacific	P10.1.05	PLUMBING DETAILS			●	●		●

MECHANICAL	Marelich Mechanical	M0.01	HVAC LEGENDS AND ABBREVIATIONS		●	●	●		●
MECHANICAL	Marelich Mechanical	M0.02	HVAC SCHEDULES		●	●	●		●
MECHANICAL	Marelich Mechanical	M0.03	HVAC SCHEDULES		●	●	●		●
MECHANICAL	Marelich Mechanical	M0.04	HVAC SCHEDULES		●	●	●		●
MECHANICAL	Marelich Mechanical	M0.05	HVAC SCHEDULES		●	●	●		●
MECHANICAL	Marelich Mechanical	M0.06	HVAC SCHEDULES		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.S.0	SERVICE LEVEL OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.S.1S	SERVICE LEVEL AREA 1S HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.S.2S	SERVICE LEVEL AREA 2S HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.S.3S	SERVICE LEVEL AREA 3S HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.P1.0	PARKING LEVEL 1 OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.P2.0	PARKING LEVEL 2 OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.1.0	LEVEL 1 OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.1.1N	LEVEL 1 AREA 1N HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.1.2N	LEVEL 1 AREA 2N HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.1.3N	LEVEL 1 AREA 3N HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.M.0	MEZZANIN OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.M.1N	MEZZANINE AREA 1N HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.M.3N	MEZZANINE AREA 3N HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.2.0	LEVEL 2 OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.2.1	LEVEL 2 BUILDING 1 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.2.2	LEVEL 2 BUILDING 2 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.2.3	LEVEL 2 BUILDING 3 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.3.0	LEVEL 3 OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.3.1	LEVEL 3 BUILDING 1 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.3.2	LEVEL 3 BUILDING 2 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.3.3	LEVEL 3 BUILDING 3 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.4.0	LEVEL 4 OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.4.1	LEVEL 4 BUILDING 1 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.4.2	LEVEL 4 BUILDING 2 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.4.3	LEVEL 4 BUILDING 3 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.5.0	LEVEL 5 OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.5.1	LEVEL 5 BUILDING 1 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.5.2	LEVEL 5 BUILDING 2 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.5.3	LEVEL 5 BUILDING 3 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.6.0	LEVEL 6 OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.6.1	ROOF BUILDING 1 OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.6.1N	ROOF BUILDING 1 NORTH HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.6.1S	ROOF BUILDING 1 SOUTH HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.6.2	LEVEL 6 BUILDING 2 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.6.3	LEVEL 6 BUILDING 3 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.7.0	LEVEL 7 OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.7.2	ROOF BUILDING 2 OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.7.2W	ROOF BUILDING 2 WEST HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.7.2E	ROOF BUILDING 2 EAST HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.7.3	LEVEL 7 BUILDING 3 HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.8.3	ROOF BUILDING 3 OVERALL HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.8.3N	ROOF BUILDING 3 NORTH HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M2.8.3S	ROOF BUILDING 3 SOUTH HVAC PLAN		●	●	●		●
MECHANICAL	Marelich Mechanical	M3.01	HVAC SECTIONS		●	●	●		●
MECHANICAL	Marelich Mechanical	M3.02	HVAC SECTIONS		●	●	●		●
MECHANICAL	Marelich Mechanical	M3.03	HVAC SECTIONS		●	●	●		●

Schedule 1 to Exhibit B – Page 14

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
MECHANICAL	Marelich Mechanical	M3.04	HVAC SECTIONS		●	●	●		●
MECHANICAL	Marelich Mechanical	M3.05	HVAC SECTIONS		●	●	●		●
MECHANICAL	Marelich Mechanical	M3.06	HVAC SECTIONS		●	●	●		●
MECHANICAL	Marelich Mechanical	M3.07	HVAC SECTIONS		●	●	●		●
MECHANICAL	Marelich Mechanical	M3.08	HVAC SECTIONS AND AXONS		●	●	●		●
MECHANICAL	Marelich Mechanical	M3.09	HVAC SECTIONS AND AXONS		●	●	●		●
MECHANICAL	Marelich Mechanical	M3.10	HVAC SECTIONS AND AXONS						●
MECHANICAL	Marelich Mechanical	M4.01	HVAC DETAILS		●	●	●		●
MECHANICAL	Marelich Mechanical	M5.01	PIPING SCHEMATICS		●	●	●		●
MECHANICAL	Marelich Mechanical	M5.02	PIPING SCHEMATICS		●	●	●		●
MECHANICAL	Marelich Mechanical	M5.03	PIPING RISERS		●	●	●		●
MECHANICAL	Marelich Mechanical	M6.01	CONTROL SCHEMATICS			●	●		●
MECHANICAL	Marelich Mechanical	M6.02	CONTROL SCHEMATICS			●	●		●
MECHANICAL	Marelich Mechanical	M6.03	CONTROL SCHEMATICS			●	●		●

ELECTRICAL	Prime Electric	E0.1.0	COVER SHEET		●	●	●		●
ELECTRICAL	Prime Electric	E0.2.0	SINGLE LINE DIAGRAMS PRIMARY SERVICE, STANDBY GENERATOR, AND PARKING GARAGE		●	●	●		●
ELECTRICAL	Prime Electric	E0.2.1	SINGLE LINE DIAGRAM BUILDING 1 NORMAL POWER DISTRIBUTION		●	●	●		●
ELECTRICAL	Prime Electric	E0.2.2	SINGLE LINE DIAGRAM BUILDING 1 EMERGENCY POWER DISTRIBUTION		●	●	●		●
ELECTRICAL	Prime Electric	E0.2.3	SINGLE LINE DIAGRAM BUILDING 2 NORMAL POWER DISTRIBUTION		●	●	●		●
ELECTRICAL	Prime Electric	E0.2.4	SINGLE LINE DIAGRAM BUILDING 2 EMERGENCY POWER DISTRIBUTION		●	●	●		●
ELECTRICAL	Prime Electric	E0.2.5	SINGLE LINE DIAGRAM BUILDING 3 NORMAL POWER DISTRIBUTION		●	●	●		●
ELECTRICAL	Prime Electric	E0.2.6	SINGLE LINE DIAGRAM BUILDING 3 EMERGENCY POWER DISTRIBUTION		●	●	●		●
ELECTRICAL	Prime Electric	E0.2.7	TELECOM RACEWAY AND GROUNDING RISER DIAGRAM BUILDINGS 1, 2 & 3		●	●	●		●
ELECTRICAL	Prime Electric	E0.2.8	EMERGENCY LIGHTING SENSING CIRCUIT RISER DIAGRAM			●	●		●
ELECTRICAL	Prime Electric	E0.2.9	EMERGENCY LIGHTING SENSING CIRCUIT CONTROL DIAGRAM			●	●		●
ELECTRICAL	Prime Electric	E0.3.0.1	SERVICE LEVEL DISTRIBUTION SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.0.2	SERVICE LEVEL PANEL SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.0E.1	SERVICE LEVEL EMERGENCY PANEL SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.1.1	BUILDING 1 DISTRIBUTION SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.1.2	BUILDING 1 PANEL SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.1E.1	BUILDING 1 EMERGENCY DISTRIBUTION SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.1E.2	BUILDING 1 EMERGENCY PANEL SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.2.1	BUILDING 2 DISTRIBUTION SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.2.2	BUILDING 2 PANEL SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.2E.1	BUILDING 2 EMERGENCY DISTRIBUTION SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.2E.2	BUILDING 2 EMERGENCYPANEL SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.3.1	BUILDING 3 DISTRIBUTION SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.3.2	BUILDING 3 PANEL SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.3E.1	BUILDING 3 EMERGENCY DISTRIBUTION SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.3.3E.2	BUILDING 3 EMERGENCY PANEL SCHEDULES		●	●	●		●
ELECTRICAL	Prime Electric	E0.4.0	LIGHT FIXTURE SCHEDULE		●	●	●		●
ELECTRICAL	Prime Electric	E0.5.0	TITLE-24		●	●	●		●
ELECTRICAL	Prime Electric	E0.5.1	TITLE-24		●	●	●		●
ELECTRICAL	Prime Electric	E0.5.2	TITLE-24		●	●	●		●
ELECTRICAL	Prime Electric	E0.5.3	TITLE-24		●	●	●		●
ELECTRICAL	Prime Electric	E0.5.4	TITLE-24		●	●	●		●
ELECTRICAL	Prime Electric	E0.6.1	TYPICAL DETAILS		●	●	●		●
ELECTRICAL	Prime Electric	E0.6.2	TYPICAL GROUNDING DETAILS		●	●	●		●
ELECTRICAL	Prime Electric	E0.7.0	GENERATOR CALCULATIONS				●
ELECTRICAL	Prime Electric	E0.7.1	GENERATOR 1500KW				●
ELECTRICAL	Prime Electric	E0.7.2	GENERATOR 2000KW				●
ELECTRICAL	Prime Electric	E1.0	SITE PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.S1.0	SERVICE LEVEL - OVERALL PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.S1.1N	POWER PLAN - SERVICE LEVEL - AREA 1N						●
ELECTRICAL	Prime Electric	E2.S1.1S	SERVICE LEVEL - AREA 1S		●	●	●		●
ELECTRICAL	Prime Electric	E2.S1.2S	SERVICE LEVEL - AREA 2S		●	●	●		●

Schedule 1 to Exhibit B – Page 15

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
ELECTRICAL	Prime Electric	E2.S1.3S	SERVICE LEVEL - AREA 3S		●	●	●		●
ELECTRICAL	Prime Electric	E2.P1.0	PARKING LEVEL 1 - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.P1.1S	PARKING LEVEL 1 - AREA 1S		●	●	●		●
ELECTRICAL	Prime Electric	E2.P1.2S	PARKING LEVEL 1 - AREA 2S		●	●	●		●
ELECTRICAL	Prime Electric	E2.P1.3S	PARKING LEVEL 1 - AREA 3S		●	●	●		●
ELECTRICAL	Prime Electric	E2.P2.0	PARKING LEVEL 2 - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.P2.1S	PARKING LEVEL 2 - AREA 1S		●	●	●		●
ELECTRICAL	Prime Electric	E2.P2.2S	PARKING LEVEL 2 - AREA 2S		●	●	●		●
ELECTRICAL	Prime Electric	E2.P2.3S	PARKING LEVEL 2 - AREA 3S		●	●	●		●
ELECTRICAL	Prime Electric	E2.P3.0	PARKING LEVEL 3 - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.P3.1S	PARKING LEVEL 3 - AREA 1S		●	●	●		●
ELECTRICAL	Prime Electric	E2.P3.2S	PARKING LEVEL 3 - AREA 2S		●	●	●		●
ELECTRICAL	Prime Electric	E2.P3.3S	PARKING LEVEL 3 - AREA 3S		●	●	●		●
ELECTRICAL	Prime Electric	E2.P4.0	PARKING LEVEL 4 - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.P4.1S	PARKING LEVEL 4 - AREA 1S		●	●	●		●
ELECTRICAL	Prime Electric	E2.P4.2S	PARKING LEVEL 4 - AREA 2S		●	●	●		●
ELECTRICAL	Prime Electric	E2.P4.3S	PARKING LEVEL 4 - AREA 3S		●	●	●		●
ELECTRICAL	Prime Electric	E2.1.0	LEVEL 1 - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.1.1N	LEVEL 1 - AREA 1N		●	●	●		●
ELECTRICAL	Prime Electric	E2.1.2N	LEVEL 1 - AREA 2N		●	●	●		●
ELECTRICAL	Prime Electric	E2.1.3N	LEVEL 1 - AREA 3N		●	●	●		●
ELECTRICAL	Prime Electric	E2.1A.0	MEZZANINE LEVEL - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.1A.1N	MEZZANINE LEVEL - AREA 1N		●	●	●		●
ELECTRICAL	Prime Electric	E2.1A.3N	MEZZANINE LEVEL - AREA 3N		●	●	●		●
ELECTRICAL	Prime Electric	E2.2.0	LEVEL 2 - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.2.1N	LEVEL 2 - AREA 1N		●	●	●		●
ELECTRICAL	Prime Electric	E2.2.1S	LEVEL 2 - AREA 1S		●	●	●		●
ELECTRICAL	Prime Electric	E2.2.2N	LEVEL 2 - AREA 2N		●	●	●		●
ELECTRICAL	Prime Electric	E2.2.3N	LEVEL 2 - AREA 3N		●	●	●		●
ELECTRICAL	Prime Electric	E2.2.3S	LEVEL 2 - AREA 3S		●	●	●		●
ELECTRICAL	Prime Electric	E2.3.0	LEVEL 3 - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.3.1N	LEVEL 3 - AREA 1N		●	●	●		●
ELECTRICAL	Prime Electric	E2.3.1S	LEVEL 3 - AREA 1S		●	●	●		●
ELECTRICAL	Prime Electric	E2.3.2N	LEVEL 3 - AREA 2N		●	●	●		●
ELECTRICAL	Prime Electric	E2.3.3N	LEVEL 3 - AREA 3N		●	●	●		●
ELECTRICAL	Prime Electric	E2.3.3S	LEVEL 3 - AREA 3S		●	●	●		●
ELECTRICAL	Prime Electric	E2.4.0	LEVEL 4 - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.4.1N	LEVEL 4 - AREA 1N		●	●	●		●
ELECTRICAL	Prime Electric	E2.4.1S	LEVEL 4 - AREA 1S		●	●	●		●
ELECTRICAL	Prime Electric	E2.4.2N	LEVEL 4 - AREA 2N		●	●	●		●
ELECTRICAL	Prime Electric	E2.4.3N	LEVEL 4 - AREA 3N		●	●	●		●
ELECTRICAL	Prime Electric	E2.4.3S	LEVEL 4 - AREA 3S		●	●	●		●
ELECTRICAL	Prime Electric	E2.5.0	LEVEL 5 - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.5.1N	LEVEL 5 - AREA 1N		●	●	●		●
ELECTRICAL	Prime Electric	E2.5.1S	LEVEL 5 - AREA 1S		●	●	●		●
ELECTRICAL	Prime Electric	E2.5.2N	LEVEL 5 - AREA 2N		●	●	●		●
ELECTRICAL	Prime Electric	E2.5.3N	LEVEL 5 - AREA 3N		●	●	●		●
ELECTRICAL	Prime Electric	E2.5.3S	LEVEL 5 - AREA 3S		●	●	●		●
ELECTRICAL	Prime Electric	E2.6.0	LEVEL 6 - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.6.2N	LEVEL 6 - AREA 2N		●	●	●		●
ELECTRICAL	Prime Electric	E2.6.3N	LEVEL 6 - AREA 3N		●	●	●		●
ELECTRICAL	Prime Electric	E2.6.3S	LEVEL 6 - AREA 3S		●	●	●		●
ELECTRICAL	Prime Electric	E2.7.0	LEVEL 7 - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.7.3N	LEVEL 7 - AREA 3N		●	●	●		●
ELECTRICAL	Prime Electric	E2.7.3S	LEVEL 7 - AREA 3S		●	●	●		●
ELECTRICAL	Prime Electric	E2.8.0	ROOF - OVERALL FLOOR PLAN		●	●	●		●
ELECTRICAL	Prime Electric	E2.8.1N	ROOF PLAN - AREA 1N		●	●	●		●
ELECTRICAL	Prime Electric	E2.8.1S	ROOF PLAN - AREA 1S		●	●	●		●
ELECTRICAL	Prime Electric	E2.8.2N	ROOF PLAN - AREA 2N		●	●	●		●
ELECTRICAL	Prime Electric	E2.8.3N	ROOF PLAN - AREA 3N		●	●	●		●
ELECTRICAL	Prime Electric	E2.8.3S	ROOF PLAN - AREA 3S		●	●	●		●
ELECTRICAL	Prime Electric	E3.00	ENLARGED - ELECTRICAL ROOMS - SERVICE		●	●	●		●
ELECTRICAL	Prime Electric	E3.01	ENLARGED - ELECTRICAL ROOMS - BUILDING 1		●	●	●		●
ELECTRICAL	Prime Electric	E3.02	ENLARGED - ELECTRICAL ROOMS - BUILDING 2		●	●	●		●
ELECTRICAL	Prime Electric	E3.03	ENLARGED - ELECTRICAL ROOMS - BUILDING 3		●	●	●		●
ELECTRICAL	Prime Electric	E6.S1.1	LIGHTING PLAN - SERVICE LEVEL - B1		●	●	●
ELECTRICAL	Prime Electric	E6.S1.1N	LIGHTING PLAN - SERVICE LEVEL - B1 NORTH						●
ELECTRICAL	Prime Electric	E6.S1.1S	LIGHTING PLAN - SERVICE LEVEL - B1 SOUTH						●

Schedule 1 to Exhibit B – Page 16

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
ELECTRICAL	Prime Electric	E6.S1.2	LIGHTING PLAN - SERVICE LEVEL - B2		●	●	●		●
ELECTRICAL	Prime Electric	E6.S1.3	LIGHTING PLAN - SERVICE LEVEL - B3		●	●	●		●
ELECTRICAL	Prime Electric	E6.P1.0	LIGHTING PLAN - PARKING LEVEL 1 - OVERALL		●	●	●		●
ELECTRICAL	Prime Electric	E6.P2.0	LIGHTING PLAN - PARKING LEVEL 2 - OVERALL		●	●	●		●
ELECTRICAL	Prime Electric	E6.P3.0	LIGHTING PLAN - PARKING LEVEL 3 - OVERALL		●	●	●		●
ELECTRICAL	Prime Electric	E6.P4.0	LIGHTING PLAN - PARKING LEVEL 4 - OVERALL		●	●	●		●
ELECTRICAL	Prime Electric	E6.1.1	LIGHTING PLAN - LOBBY - B1		●	●	●		●
ELECTRICAL	Prime Electric	E6.1.2	LIGHTING PLAN - LOBBY - B2		●	●	●		●
ELECTRICAL	Prime Electric	E6.1.3	LIGHTING PLAN - LOBBY - B3		●	●	●		●
ELECTRICAL	Prime Electric	E6.1A.1	LIGHTING PLAN - MEZZANINE - B1		●	●	●		●
ELECTRICAL	Prime Electric	E6.1A.3	LIGHTING PLAN - MEZZANINE - B3		●	●	●		●
ELECTRICAL	Prime Electric	E6.2.1	LIGHTING PLAN - LEVEL 2 - B1		●	●	●		●
ELECTRICAL	Prime Electric	E6.2.2	LIGHTING PLAN - LEVEL 2 - B2		●	●	●		●
ELECTRICAL	Prime Electric	E6.2.3	LIGHTING PLAN - LEVEL 2 - B3		●	●	●		●
ELECTRICAL	Prime Electric	E6.3.1	LIGHTING PLAN - LEVEL 3 - B1		●	●	●		●
ELECTRICAL	Prime Electric	E6.3.2	LIGHTING PLAN - LEVEL 3 - B2		●	●	●		●
ELECTRICAL	Prime Electric	E6.3.3	LIGHTING PLAN - LEVEL 3 - B3		●	●	●		●
ELECTRICAL	Prime Electric	E6.4.1	LIGHTING PLAN - LEVEL 4 - B1		●	●	●		●
ELECTRICAL	Prime Electric	E6.4.2	LIGHTING PLAN - LEVEL 4 - B2		●	●	●		●
ELECTRICAL	Prime Electric	E6.4.3	LIGHTING PLAN - LEVEL 4 - B3		●	●	●		●
ELECTRICAL	Prime Electric	E6.5.1	LIGHTING PLAN - LEVEL 5 - B1		●	●	●		●
ELECTRICAL	Prime Electric	E6.5.2	LIGHTING PLAN - LEVEL 5 - B2		●	●	●		●
ELECTRICAL	Prime Electric	E6.5.3	LIGHTING PLAN - LEVEL 5 - B3		●	●	●		●
ELECTRICAL	Prime Electric	E6.6.2	LIGHTING PLAN - LEVEL 6 - B2		●	●	●		●
ELECTRICAL	Prime Electric	E6.6.3	LIGHTING PLAN - LEVEL 6 - B3		●	●	●		●
ELECTRICAL	Prime Electric	E6.7.3	LIGHTING PLAN - LEVEL 7 - B3		●	●	●		●

FIRE PROTECTION	BFP Fire Protection	F0.1	FIRE PROTECTION LEAD SHEET	●
FIRE PROTECTION	BFP Fire Protection	F1.1.0	FIRE PROTECTION SITE PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.S.0	FIRE PROTECTION FLOOR PLAN-SERVICE LEVEL OVERALL
FIRE PROTECTION	BFP Fire Protection	F2.P1.0	PARKING LEVEL 1 - OVERALL FIRE PROTECTION FLOOR PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.P1.1	PARKING LEVEL 2 - OVERALL FIRE PROTECTION FLOOR PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.P1.2	PARKING LEVEL 3 - OVERALL FIRE PROTECTION FLOOR PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.P1.3	PARKING LEVEL 4 - OVERALL FIRE PROTECTION FLOOR PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.1.0	LEVEL 1 - OVERALL FIRE PROTECTION FLOOR PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.1.1	LEVEL 1 - FIRE PROTECTION FLOOR PLAN BUILDING 1	●
FIRE PROTECTION	BFP Fire Protection	F2.1.2	LEVEL 1 - FIRE PROTECTION FLOOR PLAN BUILDING 2	●
FIRE PROTECTION	BFP Fire Protection	F2.1.3	LEVEL 1 - FIRE PROTECTION FLOOR PLAN BUILDING 3	●
FIRE PROTECTION	BFP Fire Protection	F2.1A.0	MEZZANINE - OVERALL FIRE PROTECTION FLOOR PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.1A.1	MEZZANINE - FIRE PROTECTION FLOOR PLAN BUILDING 1	●
FIRE PROTECTION	BFP Fire Protection	F2.1A.3	MEZZANINE - FIRE PROTECTION FLOOR PLAN BUILDING 3	●
FIRE PROTECTION	BFP Fire Protection	F2.2.0	LEVEL 2 - OVERALL FIRE PROTECTION FLOOR PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.2.1	LEVEL 2 - FIRE PROTECTION FLOOR PLAN BUILDING 1	●
FIRE PROTECTION	BFP Fire Protection	F2.2.2	LEVEL 2 - FIRE PROTECTION FLOOR PLAN BUILDING 2	●
FIRE PROTECTION	BFP Fire Protection	F2.2.3	LEVEL 2 - FIRE PROTECTION FLOOR PLAN BUILDING 3	●
FIRE PROTECTION	BFP Fire Protection	F2.3.0	LEVEL 3 - OVERALL FIRE PROTECTION FLOOR PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.3.1	LEVEL 3 - FIRE PROTECTION FLOOR PLAN BUILDING 1	●
FIRE PROTECTION	BFP Fire Protection	F2.3.2	LEVEL 3 - FIRE PROTECTION FLOOR PLAN BUILDING 2	●
FIRE PROTECTION	BFP Fire Protection	F2.3.3	LEVEL 3 - FIRE PROTECTION FLOOR PLAN BUILDING 3	●
FIRE PROTECTION	BFP Fire Protection	F2.4.0	LEVEL 4 - OVERALL FIRE PROTECTION FLOOR PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.4.1	LEVEL 4 - FIRE PROTECTION FLOOR PLAN BUILDING 1	●
FIRE PROTECTION	BFP Fire Protection	F2.4.2	LEVEL 4 - FIRE PROTECTION FLOOR PLAN BUILDING 2	●
FIRE PROTECTION	BFP Fire Protection	F2.4.3	LEVEL 4 - FIRE PROTECTION FLOOR PLAN BUILDING 3	●
FIRE PROTECTION	BFP Fire Protection	F2.5.0	LEVEL 5 - OVERALL FIRE PROTECTION FLOOR PLAN	●
Schedule 1 to Exhibit B – Page 17

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19
FIRE PROTECTION	BFP Fire Protection	F2.5.1	LEVEL 5 - FIRE PROTECTION FLOOR PLAN BUILDING 1	●
FIRE PROTECTION	BFP Fire Protection	F2.5.2	LEVEL 5 - FIRE PROTECTION FLOOR PLAN BUILDING 2	●
FIRE PROTECTION	BFP Fire Protection	F2.5.3	LEVEL 5 - FIRE PROTECTION FLOOR PLAN BUILDING 3	●
FIRE PROTECTION	BFP Fire Protection	F2.6.0	LEVEL 6 - OVERALL FIRE PROTECTION FLOOR PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.6.2	LEVEL 6 - FIRE PROTECTION FLOOR PLAN BUILDING 2	●
FIRE PROTECTION	BFP Fire Protection	F2.6.3	LEVEL 6 - FIRE PROTECTION FLOOR PLAN BUILDING 3	●
FIRE PROTECTION	BFP Fire Protection	F2.7.0	LEVEL 7 - OVERALL FIRE PROTECTION FLOOR PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.7.3	LEVEL 7 - FIRE PROTECTION FLOOR PLAN BUILDING 3	●
FIRE PROTECTION	BFP Fire Protection	F2.8.0	ROOF - OVERALL FIRE PROTECTION PLAN	●
FIRE PROTECTION	BFP Fire Protection	F2.8.1	ROOF - FIRE PROTECTION PLAN BUILDING 1	●
FIRE PROTECTION	BFP Fire Protection	F2.8.2	ROOF - FIRE PROTECTION PLAN BUILDING 2	●
FIRE PROTECTION	BFP Fire Protection	F2.8.3	ROOF - FIRE PROTECTION PLAN BUILDING 3	●
FIRE PROTECTION	BFP Fire Protection	F6.1.1	FIRE PROTECTION DETAILS	●
FIRE PROTECTION	BFP Fire Protection	F6.1.2	FIRE PROTECTION DETAILS	●

TECHNOLOGY	SFMI	T0.1	TECHNOLOGY LEAD SHEET	●
TECHNOLOGY	SFMI	T2.1.1	TYPICAL TECHNOLOGY PLAN - BUILDING 1	●
TECHNOLOGY	SFMI	T2.1.2	TYPICAL TECHNOLOGY PLAN - BUILDING 2	●
TECHNOLOGY	SFMI	T2.1.3	TYPICAL TECHNOLOGY PLAN - BUILDING 3	●
TECHNOLOGY	SFMI	T2.8.1	TECHNOLOGY ROOF PLAN - BUILDING 1	●
TECHNOLOGY	SFMI	T2.8.2	TECHNOLOGY ROOF PLAN - BUILDING 2	●
TECHNOLOGY	SFMI	T2.8.3	TECHNOLOGY ROOF PLAN - BUILDING 3	●
TECHNOLOGY	SFMI	T4.1.1	TECHNOLOGY ENLARGED ROOM PLANS	●
TECHNOLOGY	SFMI	T5.1.0	TECHNOLOGY RISER DIAGRAM	●
TECHNOLOGY	SFMI	T6.1.1	TECHNOLOGY DETAILS	●

VERTICAL TRANSPORTATION	Syska Hennessy Group, Inc	VT1.1	ELEVATORS 1-3 BASIS OF DESIGN BUILDING 1	●	●	●	●		●
VERTICAL TRANSPORTATION	Syska Hennessy Group, Inc	VT1.2	ELEVATORS 1-3 BASIS OF DESIGN BUILDING 2	●	●	●	●		●
VERTICAL TRANSPORTATION	Syska Hennessy Group, Inc	VT1.3	ELEVATORS 1-3 BASIS OF DESIGN BUILDING 3	●	●	●	●		●
VERTICAL TRANSPORTATION	Syska Hennessy Group, Inc	VT1.4	ELEVATOR 4 BASIS OF DESIGN BUILDING 1	●	●	●	●		●
VERTICAL TRANSPORTATION	Syska Hennessy Group, Inc	VT1.5	ELEVATOR 4 BASIS OF DESIGN BUILDING 2	●	●	●	●		●
VERTICAL TRANSPORTATION	Syska Hennessy Group, Inc	VT1.6	ELEVATOR 4 BASIS OF DESIGN BUILDING 3	●	●	●	●		●
VERTICAL TRANSPORTATION	Syska Hennessy Group, Inc	VT1.7	ELEVATORS 1-3 BASIS OF DESIGN PARKING STRUCTURE	●	●	●	●		●
VERTICAL TRANSPORTATION	Syska Hennessy Group, Inc	VT1.8	ELEVATORS 1-3 BASIS OF DESIGN PARKING STRUCTURE	●	●	●	●		●

PARKING AND STRIPING	International Parking Design, Inc	PK0.00	PARKING SUMMARY AND DRAWING INDEX		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P1.0	PARKING LEVEL 1 OVERALL STRIPING PLAN	●	●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P1.0.1S	PARKING LEVEL 1 - AREA 1S STRIPING & SIGNAGE PLAN		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P1.0.2S	PARKING LEVEL 1 - AREA 2S STRIPING & SIGNAGE PLAN		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P1.0.3S	PARKING LEVEL 1 - AREA 3S STRIPING & SIGNAGE PLAN		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P2.0	PARKING LEVEL 2 OVERALL STRIPING PLAN	●	●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P2.0.1S	PARKING LEVEL 2 - AREA 1S STRIPING & SIGNAGE PLAN		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P2.0.2S	PARKING LEVEL 2 - AREA 2S STRIPING & SIGNAGE PLAN		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P2.0.3S	PARKING LEVEL 2 - AREA 3S STRIPING & SIGNAGE PLAN		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P3.0	PARKING LEVEL 3 OVERALL STRIPING PLAN	●	●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P3.0.1S	PARKING LEVEL 3 - AREA 1S STRIPING & SIGNAGE PLAN		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P3.0.2S	PARKING LEVEL 3 - AREA 2S STRIPING & SIGNAGE PLAN		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P3.0.3S	PARKING LEVEL 3 - AREA 3S STRIPING & SIGNAGE PLAN		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P4.0	PARKING LEVEL 4 OVERALL STRIPING PLAN	●	●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P4.0.1S	PARKING LEVEL 4 - AREA 1S STRIPING & SIGNAGE PLAN		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P4.0.2S	PARKING LEVEL 4 - AREA 2S STRIPING & SIGNAGE PLAN		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK2.P4.0.3S	PARKING LEVEL 4 - AREA 3S STRIPING & SIGNAGE PLAN		●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK4.01	CONTROL LANES PLANS AND DETAILS	●	●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK10.01	STRIPING DETAILS	●	●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK10.02	SIGNS AND GRAPHIC SCHEDULE AND DETAILS	●	●	●	●		●
PARKING AND STRIPING	International Parking Design, Inc	PK10.03	SIGNS AND GRAPHIC SCHEDULE AND DETAILS		●	●	●		●

Schedule 1 to Exhibit B – Page 18

Drawing Category_I	Doc Author	DRAWING NO.	DRAWING NAME	DESIGN DEVELOPMENT PACKAGE_ 06.05.18	ISSUE FOR PERMIT_ 12.12.18	PLAN CHECK RESPONSE 1_ 02.22.19	PLAN CHECK RESPONSE 2_ 04.05.19	PLAN CHECK RESPONSE 3_ 05.08.19	ISSUE FOR CONSTRUCTION_ 06.28.19

WINDOW WASHING	Highline Consulting	BM 0.0	OVERALL SITE PLAN AND GENERAL NOTES		●	●	●		●
WINDOW WASHING	Highline Consulting	BM 1.0	ROOF - OVERALL FLOOR PLAN		●	●	●		●
WINDOW WASHING	Highline Consulting	BM 1.0.1N	ROOF PLAN - AREA 1N		●	●	●		●
WINDOW WASHING	Highline Consulting	BM 1.0.1S	ROOF PLAN - AREA 1S		●	●	●		●
WINDOW WASHING	Highline Consulting	BM 1.0.2N	ROOF PLAN - AREA 2N		●	●	●		●
WINDOW WASHING	Highline Consulting	BM 1.0.3N	ROOF PLAN - AREA 3N		●	●	●		●
WINDOW WASHING	Highline Consulting	BM 1.0.3S	ROOF PLAN - AREA 3S		●	●	●		●
WINDOW WASHING	Highline Consulting	BM 2.0	BUILDING 3 - EXTERIOR ELEVATIONS		●	●	●		●
WINDOW WASHING	Highline Consulting	BM 2.1	BUILDING 3 - EXTERIOR ELEVATIONS		●	●	●		●
WINDOW WASHING	Highline Consulting	BM 3.0	EBM SECTIONS		●	●	●		●
WINDOW WASHING	Highline Consulting	BM 3.1	EBM DETAILS		●	●	●		●

METHANE MITIGATION SYSTEM	Langan	MT1.01	SCHEMATIC METHANE MITIGATION SYSTEM CROSS SECTIONS PHASE 1D BUILDING				●
METHANE MITIGATION SYSTEM	Langan	MT1.02	SCHEMATIC METHANE MITIGATION SYSTEM CROSS SECTIONS PHASE 1D BUILDING				●
METHANE MITIGATION SYSTEM	Langan	MT1.03	METHANE MITIGATION SYSTEM SERVICE LEVEL PLANS PHASE 1D BUILDING				●
METHANE MITIGATION SYSTEM	Langan	MT1.04	METHANE MITIGATION SYSTEM PARKING LEVEL 1 SUBSURFACE PLANS PHASE 1D BUILDING				●
METHANE MITIGATION SYSTEM	Langan	MT1.05	METHANE MITIGATION SYSTEM PARKING LEVEL 1 DECK PLANS PHASE 1D BUILDING				●
METHANE MITIGATION SYSTEM	Langan	MT1.06	METHANE MITIGATION SYSTEM BUILDING LOBBY LEVEL PLANS PHASE 1D BUILDING				●
METHANE MITIGATION SYSTEM	Langan	MT2.01	METHANE MITIGATION SYSTEM DETAILS PHASE 1D BUILDING				●
METHANE MITIGATION SYSTEM	Langan	MT2.02	METHANE MITIGATION SYSTEM DETAILS PHASE 1D BUILDING				●
METHANE MITIGATION SYSTEM	Langan	MT2.03	METHANE MITIGATION SYSTEM NOTES PHASE 1D BUILDING				●
METHANE MITIGATION SYSTEM	Langan	MT3.01	SCHEMATIC METHANE DETECTION SYSTEM PHASE ID BUILDING				●

Schedule 1 to Exhibit B – Page 19

SCHEDULE 2 TO EXHIBIT B

DELIVERY CONDITION

1.	Steel frame structure is in progress to the 3rd floor.

2.	Level 1 concrete slab on grade will be complete.

3.	Metal decking on level 2 will be complete to allow the MEP contractors to commence install of deck inserts and to layout sleeves and distribution.

4.	Layout of all core rooms (electrical, telecom, restrooms, elevator shafts, etc) on levels 1 & 2 will commence.

5.	Temporary, non-occupancy fire sprinkler risers and distribution will commence on levels 1 & 2.

6.	Building stairs for egress and construction use will be in progress on levels 1 & 2.

7.	OSHA compliant temporary stair towers and manlifts will be operational for construction personnel and egress.

8.	Temporary power to support construction activities related to the Improvements.

Schedule 2 to Exhibit B– Page 1

SCHEDULE 3 TO EXHIBIT B

TENANT DELIVERABLES

1.Prior to Start of Construction

1.1.Approved Construction Drawings.

1.2.Approved Subcontractors List.

1.3.Copies of all executed Contracts with Contractor.

1.4.Construction Schedule.

1.5.Copies of Permits for Improvements, to the extent reasonably available.

1.6.	Budget of Anticipated Costs, including a schedule of values for all hard construction costs.

2.Ongoing During Construction

2.1.Budget and Construction Schedule Revisions as they occur.

2.2.Change Orders as they occur.

2.3.Plan revisions as they occur.

2.4.Monthly Applications of Payment with reciprocal releases when received.

2.5.Monthly Architect's Field Report or Equivalent.

2.6.Monthly 4-week look ahead schedule.

2.7.Weekly meeting minutes.

2.8.Permit sign off card when received.

2.9.Temporary certificate of occupancy/certificate of occupancy when received.

3.Prior to Release of Any Funds Related to Hard Costs

3.1.Final Space Plans approved by both parties.

3.2.Construction Drawings approved by both parties.

3.3.Project Budget

3.4.Project Schedule.

4.Prior to Release of Final Payment

4.1.Signed off Inspection Card or Equivalent temporary certificate of occupancy.

4.2.Architect's Certificate of Substantial Completion.

4.3.	Final Contractor Pay Application indicating 100% complete, 90% previously paid.

4.4.Physical inspection of the Premises by Landlord inspection team.

4.5.Unconditional Releases.

4.6.Final As-Builts.

4.7.Final Subcontractors List.

4.8.Warranties and Guarantees.

4.9.CAD Files.

Schedule 3 to Exhibit B – Page 1

EXHIBIT C

OYSTER POINT

NOTICE OF LEASE TERM DATES

To:

Re:

Lease dated ____________, 20__ (the "Lease"), by and between ____________________, a _____________________ ("Landlord"), and _______________________, a _______________________ ("Tenant"), for _____________ rentable square feet of space commonly known as Suite ______ (the "Premises"), located on the ______ (___) floor of that certain building located at ____________________________, _______________, _________________ (the "Building").

Dear                              :

Notwithstanding any provision to the contrary contained in the Lease, this letter is to confirm and agree upon the following:

1.	The Lease Term shall commence on or has commenced on ______________ for a term of __________________ ending on __________________.
2.	Rent commenced to accrue on __________________, in the amount of ________________.
3.	Your rent checks should be made payable to __________________ at ___________________.
4.	The rentable square feet of the Premises are ________________ and ______________, respectively.
5.	Tenant's Share of Direct Expenses with respect to the Premises is ________% of the Project.
6.

Capitalized terms used herein that are defined in the Lease shall have the same meaning when used herein.  Tenant confirms that the Lease has not been modified or altered except as set forth herein, and the Lease is in full force and effect.  Landlord and Tenant acknowledge and agree that to each party's actual knowledge, neither party is in default or violation of any covenant, provision, obligation, agreement or condition in the Lease.

If the provisions of this letter correctly set forth our understanding, please so acknowledge by signing at the place provided below on the enclosed copy of this letter and returning the same to Landlord.

Exhibit C – Page 1

The parties hereto consent and agree that this letter may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this letter using electronic signature technology, by clicking "SIGN", such party is signing this letter electronically, and (2) the electronic signatures appearing on this letter shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

"Landlord":
KR OYSTER POINT I, LLC,
a Delaware limited liability company

By:	Kilroy Realty, L.P.,
a Delaware limited partnership,
its Sole Member

	By:	Kilroy Realty Corporation,
a Maryland Corporation,
its General Partner

By:
Name:
Title:

By:
Name:
Title:

Agreed to and Accepted
as of ____________, 20__.

"Tenant":
,
a

By:
Name:
Its:

By:
Name:
Its:

Exhibit C – Page 2

EXHIBIT D

OYSTER POINT

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.  Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

3.The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

4.Tenant shall not throw anything out of doors, windows or skylights or down passageways.

5.Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals, birds, aquariums, or, except in areas designated by Landlord or as contemplated by the Permitted Use, bicycles or other vehicles.

6.No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.

7.Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.  Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

8.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

9.No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in South San Francisco, California without violation of any law or ordinance governing such disposal.  If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

Exhibit D – Page 1

10.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency.

11.No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.  Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense.  Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.  Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

12.Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

13.Tenant must comply with applicable "NO-SMOKING" ordinances and all related, similar or successor ordinances, rules, regulations or codes.  If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.  In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas.  Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles.  No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project.  Cigarettes shall be extinguished only in ashtrays.  Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances (x) within any interior areas of the Project, or (y) within two hundred feet (200') of the main entrance of the Building or the main entrance of any of the adjacent buildings, or (z) within seventy-five feet (75') of any other entryways into the Building.

14.No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

15.No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

16.Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Subject to Section 5.2 of this Lease, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Exhibit D – Page 2

EXHIBIT E

OYSTER POINT

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the "Lease") made and entered into as of ___________, 20 by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the building located at ______________, _______________, California ____________, certifies as follows:

1.Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.Base Rent became payable on ____________.

4.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________.  The current monthly installment of Base Rent is $_____________________.

7.To the actual knowledge of Tenant, Landlord is not in default under the Lease.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

8.No rental has been paid more than one (1) month in advance and no security has been deposited with Landlord except as provided in the Lease.

9.To the actual knowledge of Tenant, as of the date hereof, there are no existing defenses or offsets, or claims or any basis for a claim, that Tenant has against Landlord.

10.If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

11.There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

12.To Tenant's actual knowledge, all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any improvement work have been paid in full.

As used herein, the term "to Tenant's actual knowledge" shall mean the actual knowledge of the individual responsible for the completion of tenant estoppel certificates at Tenant without the obligation to perform any research, investigation or due diligence.

Exhibit E – Page 1

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises is a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.  This Estoppel Certificate does not amend the Lease, impose new obligations or duties on the Tenant, increase any obligations or duties of the Tenant, or decrease any of its rights, under the Lease.  In no event shall the issuance of this Estoppel Certificate subject Tenant to any liability whatsoever (other than to create an estoppel, subject to the conditions herein).

Executed at ______________ on the ____ day of ___________, 20_ .

"Tenant":

,
a

By:
Name:
Its:

By:
Name:
Its:

Exhibit E – Page 2

EXHIBIT F

OYSTER POINT

FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

(Space Above This Line is For the Recorder's Use Only)

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this "Memorandum") is made and entered into as of __________, 2019, by and between KR OYSTER POINT I, LLC, a Delaware limited liability ("Landlord"), and CYTOKINETICS, INCORPORATED, a Delaware corporation ("Tenant").

W I T N E S S E T H:

WHEREAS, Landlord owns that certain real property in the City of South San Francisco, San Mateo County, State of California, being more particularly described on Exhibit A attached hereto and made a part hereof (the "Property");

WHEREAS, Landlord and Tenant have entered into that certain unrecorded Office Lease dated as of the date hereof (the "Lease"), whereby Tenant leased from Landlord the building to be constructed at the Property, with an address of 350 Oyster Point Boulevard, South San Francisco, California being more particularly described in the Lease (the "Premises"); and

WHEREAS, Landlord and Tenant desire to evidence the Lease in the official records maintained by the City of South San Francisco, San Mateo County, State of California (the "Official Records") by this Memorandum.

NOW, THEREFORE, for good and sufficient consideration acknowledged in the Lease, Landlord has demised, leased and let unto Tenant the Premises, as follows:

1.Defined Terms.  Initially capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

2.Term.The Lease Term shall be approximately twelve (12) years from the Lease Commencement Date, as set forth in the Lease.  Subject to the terms and conditions set forth in the Lease, Tenant has two (2) consecutive options to extend the Lease Term, each by a period of five (5) years.

3.Purpose of Memorandum.  This Memorandum is subject to all conditions, terms and provisions of the Lease. This Memorandum has been executed for the purpose of recordation in order to give notice of the existence of the Lease, and is not intended, and shall not be construed, to define, limit, amend, modify or supplement the Lease.  This Memorandum is not intended to be a summary of the Lease, nor shall any provisions of this Memorandum be used in interpreting the provisions of the Lease.

4.Term of Memorandum.  Notwithstanding anything to the contrary contained herein or in the Lease, this Memorandum shall unconditionally, automatically and without the need for any further act or instrument signed or recorded by any person, expire and be terminated, released, and null and void and of no further force or effect upon the date on which a termination or release of this Memorandum is recorded in the Official Records (which termination or release may be executed solely by Tenant or its successors or assigns upon the expiration or earlier termination of the Lease).

Exhibit F – Page 1

5.Right of First Offer.  Tenant has a right of first offer to lease Buildings 1 and 2 within the Property, as more particularly described in the Lease.

6.Additional Documents.  Upon any termination of the Lease, Landlord and Tenant agree to execute and deliver such documents as are reasonably required and are reasonable approved by the parties to terminate and release this Memorandum of record.

7.Conflict. In the event of a conflict between the terms of the Lease and this Memorandum, the Lease shall prevail.  Reference should be made to the Lease for a more detailed description of all matters

8.Counterparts.  This Memorandum may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Exhibit F – Page 2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum effective as of the date first written above.

"LANDLORD":

KR OYSTER POINT I, LLC,
a Delaware limited liability company

By:	Kilroy Realty, L.P.,
a Delaware limited partnership,
its Sole Member

	By:	Kilroy Realty Corporation,
a Maryland Corporation,
its General Partner

By:
Name:
Title:

By:
Name:
Title:

"TENANT":

CYTOKINETICS, INCORPORATED,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

[ATTACH NOTARY PAGES AND LEGAL DESCRIPTION]

Exhibit F – Page 3

EXHIBIT G

OYSTER POINT

FORM OF ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:

Property Address:

Instructions:  The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location.  Please print clearly and attach additional sheets as necessary.

1.0PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0HAZARDOUS MATERIALS

Are hazardous materials used or stored?  If so, continue with the next question.  If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property?	Yes ☐ No ☐

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.)  If so, complete this section.  If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)

22.

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below.  If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

23.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

Exhibit G – Page 1

3.0HAZARDOUS WASTES

Are hazardous wastes generated?	Yes ☐ No ☐

If yes, continue with the next question.  If not, skip this section and go to section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Regulated Wastes	☐ Other (please specify)

32.	List and quantify the materials identified in Question 3‑1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

33.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

34.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?Yes ☐ No ☐
35.	If so, please describe.

4.0USTS/ASTS

4.1

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?   Yes___No___

If not, continue with section 5.0.  If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures.  Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*Note:	The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

42.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

Exhibit G – Page 2

43.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? Yes ☐ No ☐

If so, please attach a copy of the required permits.

44.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

45.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property? Yes ☐ No ☐

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

46.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? Yes ☐ No ☐

For new tenants, are installations of this type required for the planned operations?

Yes ☐ No ☐

If yes to either question, please describe.

5.0ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property.  If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material.  All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials.  Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0REGULATORY

61.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? Yes ☐ No ☐

If so, please attach a copy of this permit.

62.	Has a Hazardous Materials Business Plan been developed for the site?Yes ☐ No ☐ If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire.  By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge.  I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

Exhibit G – Page 3

EXHIBIT H

OYSTER POINT

MARKET RENT DETERMINATION FACTORS

When determining Market Rent, the following rules and instructions shall be followed.

1.RELEVANT FACTORS.  The "Market Rent," as used in this Lease, shall be derived from an analysis (as such derivation and analysis are set forth in this Exhibit H) of the "Net Equivalent Lease Rates," of the "Comparable Transactions" (as that term is defined below).  The Market Rent, as used in this Lease, shall be equal to the annual rent per rentable square foot, at which tenants, are, pursuant to transactions consummated within twelve (12) months prior to the commencement of the Option Term, provided that timing adjustments shall be made to reflect any changes in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the applicable Option Term, leasing non-sublease, non-encumbered space comparable in location and quality to the Premises containing a square footage comparable to that of the Premises for a term of between and including five (5) years and ten (10) years (provided that, prior to analyzing the same on a "Net Equivalent Lease Rate" basis, the economic terms of any transaction longer than five (5) years shall be reasonably adjusted, if necessary, in accordance with normal and customary office building industry practices, in order to compare such longer transaction to a five (5) year transaction), in an arm's-length transaction, which comparable space is located in "Comparable Buildings" (transactions satisfying the foregoing criteria shall be known as the "Comparable Transactions").  The terms of the Comparable Transactions shall be calculated as a "Net Equivalent Lease Rate" pursuant to the terms of this Exhibit H, and shall take into consideration only the following terms and concessions: (i) the rental rate and escalations for the Comparable Transactions taking into account the amenities included in such Comparable Transactions, such as usage rights with respect to unique amenities, common areas, parking rights, and signage rights, compared with the amenities included under this Lease, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, if any, (iii) operating expense and tax protection granted in such Comparable Transactions such as a base year or expense stop (although for each such Comparable Transaction the base rent shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes as determined by Landlord for each such Comparable Transaction); (iv) any free rent period or rental abatement concessions to be provided to Tenant in connection with the Option Term as compared to the free rent period and rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (v) any "Renewal Allowance," as defined herein below, to be provided by Landlord in connection with the Option Term as compared to the improvements or allowances provided or to be provided in the Comparable Transactions, taking into account the contributory value of the existing improvements in the Premises, such value to be based upon the age, design, quality of finishes, and layout of the existing improvements and the value of such existing improvements to be used by a general lab user, and (vi) all other monetary concessions (including the value of any signage), if any, being granted such tenants in connection with such Comparable Transactions.  Notwithstanding any contrary provision hereof, in determining the Market Rent, no consideration shall be given to any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of improvements.  The Market Rent shall include adjustment of the stated size of the Premises based upon the standards of measurement utilized in the Comparable Transactions.

2.TENANT SECURITY.  The Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as an enhanced security deposit, a letter of credit or guaranty, for Tenant's Rent obligations during the Option Term.  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants, and giving reasonable consideration to Tenant's prior performance history during the Lease Term).

Exhibit H – Page 1

3.RENEWAL IMPROVEMENT ALLOWANCE.  Notwithstanding anything to the contrary set forth in this Exhibit H, once the Market Rent for the Option Term is determined as a Net Equivalent Lease Rate, if, in connection with such determination, it is deemed that Tenant is entitled to an improvement or comparable allowance for the improvement of the Premises, (the total dollar value of such allowance shall be referred to herein as the "Renewal Allowance"), Landlord shall pay the Renewal Allowance to Tenant pursuant to a commercially reasonable disbursement procedure determined by Landlord and the terms of Article 8 of this Lease, and, as set forth in Section 5, below, of this Exhibit H, the rental rate component of the Market Rent shall be increased to be a rental rate which takes into consideration that Tenant will receive payment of such Renewal Allowance and, accordingly, such payment with interest shall be factored into the base rent component of the Market Rent.

4.COMPARABLE BUILDINGS.  For purposes of this Lease, the term "Comparable Buildings" shall mean first-class multi-tenant or single-tenant occupancy buildings which are comparable to the Building in terms of age (based upon the completion of construction after 2017), quality of construction, including Class A steel-frame, level of services and amenities (including, but not limited to, the type (e.g., surface, covered, subterranean) and amount of parking), proximity to waterfront, size and appearance, and are located in the "Comparable Area," which is the City of South San Francisco.

5.METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS.  For purposes of this Section 5, the term "Comparable Transactions" shall include any proposed transactions with third parties for the First Offer Space (pursuant to Section 1.3 of this Lease) and for the Phase 2 First Offer Space (pursuant to Section 1.4 of this Lease).  In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent, and given that the Comparable Transactions may vary in terms of length of term, rental rate, concessions, etc., the following steps shall be taken into consideration to "adjust" the objective data from each of the Comparable Transactions.  By taking this approach, a "Net Equivalent Lease Rate" for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an "apples to apples" comparison of the Comparable Transactions.

5.1.The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term.  All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses in a manner consistent with this Lease.  This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.

5.2Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

5.3The resultant net cash flow from the lease should then be discounted (using an 8% annual discount rate) to the lease commencement date, resulting in a net present value estimate.

5.4From the net present value, up front inducements (improvements allowances and other concessions) should be deducted.  These items should be deducted directly, on a "dollar for dollar" basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

5.5The net present value should then be amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis.  This calculation will result in a hypothetical level or even payment over the option period, termed the "Net Equivalent Lease Rate" (or constant equivalent in general financial terms).

6.USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS.  The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a "NNN" lease rate applicable to each year of the Option Term.

Exhibit H – Page 2

EXHIBIT I

OYSTER POINT

ENGINEERING STAFF REQUIREMENTS

Chief Engineer:

The chief engineer (or person, regardless of title, with a similar function) shall have not less than eight (8) years' Experience as a chief engineer (or similar function).

Engineering Staff:

The operating engineer and utility technician shall each have appropriate Experience, and maintain appropriate licenses.

LIST OF QUALIFICATIONS OF SERVICE PROVIDERS AND AGREEMENTS

For purposes hereof, the term "Experience" shall mean experience in first (1st) class single-tenant life-sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation), quality of construction, level of services, amenities and size.

1.General Qualifications.  Tenant shall enter into and maintain Service Agreements with reputable, certified (if certification in such service area is required) and professionally licensed, if applicable, service vendors and/or providers (each a "Service Provider" and collectively, the "Service Providers") with a proven work history and who are demonstrably qualified to perform the applicable services, repair and maintenance work described in the repair, maintenance and improvement specifications set forth in Exhibit J, and the terms and conditions of such Service Agreements shall require each Service Provider's compliance with the such applicable specifications.

2.Levels of Experience for Other Building Systems.  The 'lead' on-site employee for those Service Providers providing service, repair and/or maintenance for the Building Systems shall (i) have appropriate Experience, in Tenant's reasonable judgment for the position held and the services to be performed; and (ii) have obtained all licenses and certifications (if available) that are (a) required by any governmental or quasi‑governmental authority having jurisdiction over the Project, or (b) generally requested by landlords of Comparable Buildings.

Any engineer or Service Provider used by Landlord (or Landlord's affiliates) for the provisions of the same services that Tenant seeks to retain the engineer or Service Provider to provide is deemed to satisfy the requirements of this Exhibit I.

Landlord and Tenant shall periodically review and reasonably adjust the foregoing specifications so as to ensure compliance with the Management Standard while allowing Tenant the flexibility to effectively manage and maintain the Building.

Exhibit I – Page 1

EXHIBIT J

OYSTER POINT

REPAIR, MAINTENANCE AND IMPROVEMENT SPECIFICATIONS

1.FIRE/LIFE/SAFETY.

General Standards.  Tenant shall cause all fire/life/safety equipment to be inspected quarterly, arrange for annual testing and maintenance of such equipment, and have equipment maintenance records available for Landlord's review.

Quarterly Maintenance.  Tenant shall ensure that an inspection is conducted at least quarterly of all exit and emergency lights and a 30‑second functional test be conducted on all battery powered fixtures.  If deficiencies are noted, immediate corrective action must be taken.  Personnel making inspections must keep records of all units inspected, including those found to require corrective action.  The inspection must include at least the following.

Test the integrity of the lamp and battery through test button for 30 seconds.

Check each light for physical damage.

Align beams and tighten if necessary.

Check AC and charge lamps if applicable.

Replace burnt out bulbs.

Annual Maintenance.  All battery powered exit and emergency lights must be maintained at least annually in accordance with applicable code requirements and the manufacturer's directions, and must include a full function test on every battery powered exit and emergency lighting system.  Equipment shall be fully operational for the duration of the test.  Steps include, but are not limited to the following.

90 Minute full function test.

Disconnect AC power supply to each unit.

Check battery and lens for sulfation/corrosion.

Clean unit and lens.

Adjust beam for proper alignment.

Check charging system voltage.

Check battery voltage output.

Troubleshooting/repair, which may include, but is not limited to, checking charging system voltage and adjusting to correct level, checking battery output voltage and checking line voltage to remote fixtures.

Recordkeeping.  Tenant or its Service Providers shall keep written records of all inspections and tests for review by Landlord and/or any governmental or quasi-governmental authority having jurisdiction over the Building.

Removal and Disposition of Old Batteries.  Tenant shall ensure that all discarded batteries are disposed of in an appropriate manner, and in keeping with Applicable Laws and regulations dealing with rechargeable batteries.

2.HVAC and MEP SYSTEMS.  Tenant shall cause the performance of the following services and maintenance specification in connection with the Building's HVAC and mechanical, electrical and plumbing systems.

Exhibit J – Page 1

Tenant shall employ a staff or Service Provider which shall operate, monitor and maintain in good working order and condition, the HVAC, plumbing and electrical systems, and all other equipment related to the mechanical and electrical plant of the building.

Tenant shall engage contractors when required and shall purchase replacement parts and equipment all, at Tenant's expense.

Develop and maintain in operation, a program for preventative maintenance of the mechanical equipment in the building, which program shall include, without limitation, the annual servicing of all HVAC chillers.

Establish a program of inventory control for replacement parts, supplies, removable tools and equipment.

Prepare, maintain and regularly review logs having to do with the service, repair and operation of the mechanical systems of the Building.

Develop and implement a comprehensive program of preventive maintenance for the mechanical and electrical equipment contained on the site, which program shall include, without limitation, (i) servicing (as needed) and annual maintenance of all earthquake motion devices (accelograph) located within the Building; (ii) annual infrared testing of all electrical panels and busses contained with the Building; (iii) annual (but more frequently if needed) inspections of the Building's swingstage and davit systems; and (iv) annual testing and maintenance of the Building's automatic transfer switches.

Provide Landlord access to daily engineering logs, periodic management reports and preventive maintenance schedules.

Establish and Maintain a maintenance library to include equipment manufacturer owner/operation manuals, maintenance manuals, operating logs and similar compilations of information pertaining to the site and its equipment.

Develop and implement a comprehensive engineering personnel training program addressing:  Safety at the Workplace, Preventive Maintenance, Agency Compliance and Quality Customer Service.

Prepare and provide Landlord with periodic reports on energy consumption and analysis.

3.ELEVATOR.  Tenant shall cause the elevators to be maintained in compliance with the following standards.

Motor Rooms.  The motor room and secondary space floors and equipment are to be painted, kept free of dust, lint, oil residue, carbon dust and debris.  Code authorities prohibit the storage of equipment and parts not relative to the operation and maintenance of the elevators in the motor rooms.  Spare parts, lubricants and wiring diagrams will be kept orderly in storage cabinets.  Metal rag pails with covers will be provided for the storage of clean rags only.  All waste materials will be removed from the area immediately and disposed of properly.  Up to date maintenance charts, callback logs, job stamps and material safety data sheets will be readily accessible.  All chemicals must be properly labeled.  Equipment rooms shall be locked to prevent unauthorized access.

Hoistway, Pit and Car Tops.  These areas must be kept free of debris and accumulation or storage of materials such as parts, lubricants, etc.  Pits shall be maintained in a reasonably dry condition as directed by code authorities.  Oil spills shall be cleaned up immediately.  All covers shall be secured in place.

Cab Enclosure.  All covers and accessory boxes shall be secured in place and if lockable, locked at all times.  All fastenings and screws will be secured and tightened.  Missing screws shall be replaced.  Car operating panels, indicators and markings shall be maintained as installed.

Exhibit J – Page 2

Safety Requirement.  Safety awareness is of the utmost importance.  Barricades, proper tools and safety equipment shall be used to minimize risk or exposure to danger to employees and the public.  Under no circumstances shall work be performed in unbarricaded open hoistways. If continuous work is being performed, hoistway doors shall be closed when the immediate area is unattended.

Strict adherence to applicable lockout/tagout procedures shall be enforced.

All safety devices and circuits shall operate as intended.  They shall not be overridden and must operate in compliance with applicable codes.  Unsafe equipment or conditions will be corrected or reported to Landlord immediately.  Under no circumstances shall unsafe equipment be put into operation.  Periodic checks shall be performed to ensure the proper operation of all safety devices.

Lighting in the work areas shall be sufficient so as not to endanger maintenance personnel.  Unique or adverse job conditions and deviation from applicable codes with respect to the elevator spaces or work areas shall be documented and discussed with Landlord.  Environmental conditions must be suitable for the safe operation of equipment by the public and Tenant employees.

Adjustments to the operating systems, which may affect the safety of passengers, shall not be made while the passengers have access to riding the elevators.  Doors should be disabled and/or barricades affixed to prevent use during adjustment.

Door Operation.  Doors shall be smooth, quiet and positive without noticeable bumps.  Car and hall door rollers and gibs shall be replaced and hanger tracks cleaned when required.  Upthrusts shall be adjusted and door alignment checked periodically to ensure proper operation and adherence to code clearance requirements.  Consistent operation shall be maintained from floor to floor and with similar cars within a group.  The doors will be maintained per the speed, force and time adjustments specified by the manufacturer or enforced by the local code authority.  An annual check of horizontal power operated doors shall be made to ensure that the force necessary to prevent the closing of the doors does not exceed 30 pounds.  Particular attention shall be paid to reopening features and safety devices such as door open buttons, safety edges, photocells, detector edges, nudging and other related features, which shall be maintained as installed and checked during each visit to the site.  Door pre-opening shall be eliminated when possible.

Signals.  Hall stations, lobby panels, car operating panels, machine room panels, and special feature fixtures such as concealed risers shall be maintained in good operating condition with all markings intact.  Lamps, gongs, chimes, etc. shall operate as designed.  Emergency communications devices shall be checked as required by applicable codes.  Any failures or malfunctions must be reported or corrected.

Car Ride.  Ride quality must not include a condition of excessive sway and rattle, door shimmy, hoistway noises nor any other unusual conditions experienced within the cab during transit.  The car ride shall be consistent and where applicable, smooth.  Inherent noise generated by elevator equipment shall be maintained within normal limits and corrected accordingly when the noise level exceeds such limits.

Floor leveling accuracy must be checked regularly and adjustments made to guarantee the optimum floor level.  Unusual conditions or intermittent failures shall be corrected immediately.  The condition of speed control devices shall be checked periodically to ensure proper operation.  Under no circumstances shall a car be allowed to operate with a potential tripping hazard.

Hoist Machines.  The hoist machine, rotating equipment and hydraulic power units shall be kept clean and painted for ease of maintenance and housekeeping.  Leaks shall be properly sealed when detected.  Cables shall be free of lint and heavy accumulation of dirt, and shall be lubricated at recommended intervals. Brush rigging and windings shall be free of carbon dust, oil and dirt and proper brush tension maintained.  Carbon brushes shall be replaced after no more than 50% wear with the proper grade brush.  Brush grade and manufacturers products shall not be mixed.  Oil levels, seals, tension and adjustments shall be maintained to ensure safe, reliable operation.  Brakes shall be systematically inspected for proper operation.  Periodically the brake pins shall be rotated to make sure they are free from binds.  All components shall be maintained in accordance with the manufacturer's recommended maintenance guidelines at the prescribed intervals.

Exhibit J – Page 3

Controllers and Other Equipment.  Controllers, selectors, governors and other operational apparatus shall be kept clean, properly lubricated and adjusted as required.  Relays and contactors shall be kept clean and operating without excessive arc.  All electrical connections shall be tight, taped and tagged when not in use.  Coils, contacts, relays and resistors showing signs of deterioration shall be repaired or replaced.  Controller filters and fans if provided shall be repaired or replaced as necessary.  Care shall be exercised when handling printed circuit boards.  Proper grounding is necessary when handling some versions of solid state devices.  All modes, programs and operations such as loadweighing, dispatching, etc., shall be maintained as manufactured.

Maintenance Contract.  Tenant shall retain a reputable elevator service company to conduct, at a minimum, the following services.

Each Visit By Vendor.  Vendor Shall perform the following services upon each visit to the Building.

o	Check in with Tenant and note and correct all complaints.
o

Ride all cars and check for unusual operation and noises.  Pay particular attention to door operation and leveling.  Doors should be smooth, quiet and positive, without noticeable bumps.  Correct any malfunctions observed.

o	Replace/repair non-functional signal devices.
o	Check emergency communications devices.
o	Check door protection devices. Correct any malfunctions.
o	Have Tenant (or its Agent) sign the service ticket when complete with all work.

Monthly by Vendor.  Vendor Shall perform the following services on a monthly basis.

3.1.1.1Check hoist motor, generator brushes, commutators and exercise brushes.  Clean carbon residue from brush rigging.  Renew brushes as required.  (50% maximum wear).

3.1.1.2Check hoist motor and generator sleeve bearings.  Lubricate as required.  Observe clearance between rotor and bottom stator field pieces.

3.1.1.3Check hoist machine worm gear oil for proper level.  Add lubricant as required.  Most geared machines have standpipes to gauge gear oil level, however the level should be no higher than the center point of the worm shaft.  Confirm that oil is carrying in both directions on the ring gear.  Clean up oil residue around machine and bedplate.

Quarterly by Vendor.  Vendor Shall perform the following services on a quarterly basis.

3.1.1.4Inspect car door operator.  Adjust belts and/or chains as necessary.  Apply lubricant to phenolic or micarta cams.

3.1.1.5Inspect and clean car gate switch, main landing door and interlock contacts.  Adjust as required.  Maintain code requirements for settings.

3.1.1.6Clean car top and car top devices.

3.1.1.7Inspect leveling units.

3.1.1.8Clean, adjust and lubricate car and main landing door hangers and tracks.  Check and adjust upthrusts.  Inspect door alignment and adjust as required.

3.1.1.9Clean, adjust and lubricate car door clutch or bayonet assembly.

Exhibit J – Page 4

3.1.1.10Dust debris from mechanism located on hoistway side of car and main landing doors and sills.

3.1.1.11Clean pit and pit equipment.  Report any abnormal conditions such as the presence of water.

3.1.1.12Inspect, clean and lubricate governor and selector tail sheaves if provided.

3.1.1.13Lubricate car and counterweight guide rails if slipper shoes are provided.  Pull mainline disconnect switch.  Inspect and clean controller.  Check power and supervisory relays, shunts and contacts.  Operate each relay manually and check for contact wipe and binding.  Replace any contact, shunt, spring or spring retainer, which shows indications of excessive wear.  Replace controller filters.  Check operation of muffin fans if provided.

3.1.1.14Clean and lubricate selector chains, guides, drums and couplings if provided.  Clean carbon dust accumulation from crossbars.  Replace carbons, contacts and switches as required.  Inspect broken tape switch.  Check and fill selector drive gearbox with gear oil if provided.  Clean and wipe up excess oil and grease.

3.1.1.15Clean and inspect governor.  Lubricate as required.  Manually extend weights and check for free movement.

3.1.1.16Check brake arms and rotate pins.  Lubricate and check for freeness.  Verify that brake sets and holds car at floor.  Inspect brake drum for signs of abrasion.  Clean foreign debris that may be present.

3.1.1.17Clean and lubricate selector chains, guides, drums and couplings.  Clean carbon dust accumulation from crossbars.  Replace carbons, contacts and switches as required.  Inspect broken tape switch.  Check and fill selector drive gearbox with gear oil.  Clean and wipe excess oil and grease.

3.1.1.18Check compensating chain and hitches.

3.1.1.19Lubricate cup-type sheave bearings.

Semi-Annually by Vendor.  Vendor Shall perform the following services on a semi-annual basis.

3.1.1.20Inspect car and counterweight guide shoes or roller guides.  Lubricate as required.

3.1.1.21Grease roller bearings.

3.1.1.22Inspect and clean counterweight rope fastenings, hitch springs and cotter pins.

3.1.1.23Check car operating panel controls and switches.  Clean and lubricate as required.  Dust out panel box.

Annually by Vendor.  Vendor Shall perform the following services on a annual basis

3.1.1.24Clean hoistway.

3.1.1.25Clean, lubricate and adjust hoistway door equipment.  Burnish door interlock contacts and shorting bars.  Replace worn parts as necessary.

3.1.1.26Vacuum and clean the car safety mechanism.  Operate moveable parts and ascertain that they move freely.

3.1.1.27Change oil in sleeve bearings.

3.1.1.28Clean and lubricate the deflector and secondary sheaves.  Check grooves for wear.  Report abnormal conditions.

Exhibit J – Page 5

3.1.1.29Clean and lubricate the car and counterweight 2:1 sheaves.  Check grooves for wear.  Report abnormal conditions.

3.1.1.30Clean, examine and lubricate compensating sheave.  Check switch setting and tie-down mechanism.

3.1.1.31Inspect car and counterweight oil buffers.  Check for proper oil level.  Actuate switches and reset.

3.1.1.32Check car and counterweight run-by.

3.1.1.33Check for abrasions or wear on traveling cables.

3.1.1.34Inspect cab enclosure steadying devices.

3.1.1.35Check and adjust car door pressure and speed.  Log on maintenance chart.

3.1.1.36Check car and main landing door gibs.  Replace if worn.

3.1.1.37Lubricate hoist ropes.

3.1.1.38Blowout/vacuum hoist motor and motor generator.

3.1.1.39Tighten mainline connections and check fuse sizing.  Replace any fuses that appear damaged or unmarked.

3.1.1.40Clean and check controller fuses and fuse holders.  Ascertain that the proper fuse is installed.  Replace any fuses that appear damaged or unmarked.

3.1.1.41Test emergency power system.

3.1.1.42Test earthquake device.

3.1.1.43Activate Firemen's Return.

3.1.1.44Perform other tests required by local code authorities.

4.LIGHTING.

Scheduled Maintenance Services.

Replace failed lamps.

Replace failed ballasts.

Replace failed sockets / lampholders.

Repair defective wiring within fixture.

5.ROOF.

Tenant shall develop and implement a comprehensive program of preventive maintenance for the roof (including the roof membrane) of the Building, which program shall include, at a minimum, annual preventive maintenance and repairs (which shall be provided more frequently if necessary) and semi‑annual testing and inspection.

6.EMERGENCY GENERATOR.  Tenant shall engage a Service Provider for the regular maintenance (as needed) and annual servicing of the emergency generator(s) (if any) located at the Building and schedules for regular testing and inspection.

7.EXTERIOR WINDOW WASHING.  Tenant shall engage a Service Provider for at least annual exterior window cleaning services and annual interior window cleaning services (if the same is not already provided by Tenant's janitorial service provider).

8.PERIODIC REVIEW.  Landlord and Tenant shall periodically review and reasonably adjust the foregoing specifications so as to ensure compliance with the Management Standard while allowing Tenant the flexibility to effectively manage and maintain the Building.

Exhibit J – Page 6

EXHIBIT K

EXISTING UNDERLYING DOCUMENTS

The following are only applicable to the extent in existence as of the date of this Lease.

1.Disposition and Development Agreement dated March 23, 2011 (the "DDA"), by and between the Redevelopment Agency of the City of South San Francisco (currently, the Successor Agency to the former South San Francisco Redevelopment Agency, "Agency"), Oyster Point Ventures, LLC ("OPV") and City, which was subsequently assigned by OPV to Oyster Point Development, LLC ("Developer") on or about August 17, 2016.

2.Development Agreement dated March 23, 2011 (the "DA"), by and between City and OPV, which was subsequently assigned by OPV to Developer on or about August 17, 2016.

3.Terms, conditions and provisions in Permit No. 4-82, dated June 21, 1982, issued by the San Francisco Bay Conservation and Development Commission to Richard Diodati, recorded September 14, 1982, Series No. 82078523, San Mateo County Records. As amended by amendment to Permit Number 4-82(B) and terms and conditions contained therein, dated January 25, 1989, recorded February 8, 1989, Instrument No. 89017808, Official Records. Together with an agreement imposing restrictions and easements of the use of real property, dated July 22, 1987, executed by Rich Diodati and between San Francisco Bay Conservation and Development Commission, recorded July 22, 1987, Instrument No. 87114139, Official Records.  executed by Martha Diodati and Richard Diodati, and between the San Francisco Bay Conservation and Development Commission, recorded January 26, 1990, Instrument No. 90012360, Official Records. As amended by agreement amending Permit No. 4-82 (B) recorded October 16, 1992, Instrument No. 92169322, Official Records. Amendment recorded January 8, 2003, Instrument No. 2003-5277, Official Records. Amendment recorded January 8, 2003, Instrument No. 2003-5278, Official Records. Amendment recorded July 24, 2003, Instrument No. 2003-205194, Official Records.

Exhibit K – Page 1